OFFERING CIRCULAR DATED OCTOBER 20, 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

FORM 1-A: PART II – OFFERING CIRCULAR FORMAT

Golden Seed, Inc. – A Delaware Corporation

2894 South Coast Highway, Suite 1

Laguna Beach, CA 92651

949.833.0222

www.gseed.com

800,000 Shares of Class B Non-Voting Common Stock at $12.50 per Share

Minimum Investment: 16 Shares of Class B Common Stock ($200.00)

Maximum Offering: $10,000,000.00

See The Offering – Page 15 and Securities Being Offered – Page 90 For Further Details of the terms of the Offering and a full description of the securities being offering. None of the securities offered are being sold by present security holders. The securities offered have no voting rights other than those reserved under Delaware law. See Page 92 for further details.

This Offering Will Commence Upon Qualification Of This Offering By The Securities And Exchange Commission And Will Terminate 365 Days From Commencement, Unless Extended Or Terminated Earlier By The Company.

For sales of securities through Dalmore Group, LLC:

	Price To Public	Fees (1)	Proceeds To Company (2)	Proceeds To Other Person (3)
Price Per Share	$12.50	$0.625	$11.875	None
Minimum Investment	$200.00	$10.00	$190.00	None
Maximum Offering	$10,000,000.00	$500,000.00	$9,500,000.00	None

(1) The Company shall pay Dalmore Group, LLC (“Dalmore”) a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Dalmore (or their designees and assignees) cashless warrants equivalent to 3% of the aggregate number of Class B Shares sold in the Offering, at no cost. Fees in the charts above only reflect the cash fees and do not reflect the warrants, which are also not represented in the capitalization table herein. The warrants may be exercised by Dalmore or their assigns for no cost and will, when exercised, provide Dalmore or their assigns with Shares of Class B Common Stock. The Shares that Dalmore or their assigns will receive upon exercising their warrants will be restricted securities meaning they are not fully liquid, free trading shares unless the restrictions are lifted in accordance with applicable law. Dalmore also received a one-time advance payment for out of pocket expenses of $5,000.00 to cover expenses such a preparing the FINRA filing, due diligence expenses and any other services necessary and required prior to the qualification of the Offering. Dalmore will refund a portion of this payment related to the advance to the extent it was not used, incurred or provided to the Company. The Company will also pay a one-time consulting fee of $5,000.00 to Dalmore after FINRA issues a No Objection Letter.

Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees. Dalmore will perform administrative and compliance related functions in connection with this offering but has not been engaged for underwriting or placement agent services and will not be paid underwriting fees but will be paid service fees. See “Plan of Distribution.”

(2) Does not reflect payment of expenses of this Offering, which are estimated to not exceed $200,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include service fees paid to Dalmore or any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See "Plan of Distribution."

PLEASE REVIEW ALL RISK FACTORS ON PAGE 18 THROUGH PAGE 48 BEFORE MAKING AN INVESTMENT IN THIS COMPANY.

THE COMPANY IS IN THE BUSINESS OF CULTIVATING, PROCESSING AND SELLING CANNABIS INCLUDING BOTH HEMP AND MARIJUANA. UNDER U.S. FEDERAL LAW, MARIJUANA IS A SCHEDULE I DRUG WHICH IS ILLEGAL TO MANUFACTURE, DISTRIBUTE,  DISPENSE, OR POSSESS WITH INTENT TO MANUFACTURE, DISTRIBUTE, OR DISPENSE. UNDER CALIFORNIA STATE LAW WHERE THE COMPANY OPERATES, IT IS LEGAL UNDER CALIFORNIA STATE LAW TO MANUFACTURE, DISTRIBUTE,  DISPENSE, OR POSSESS WITH INTENT TO MANUFACTURE, DISTRIBUTE, OR DISPENSE MARIJUANA IF PROPERLY LICENSED BY THE STATE OF CALIFORNIA. DESPITE BEING LEGAL IN UNDER CALIFORNIA LAW, FEDERAL LAW ENFORCEMENT AUTHORITIES, AND PERHAPS EVEN OTHER STATES’ LAW ENFORCEMENT AUTHORITIES, IN THEIR ATTEMPT TO REGULATE THE ILLEGAL USE OF MARIJUANA, MAY BRING ACTIONS AGAINST THE COMPANY OR ITS OFFICERS, DIRECTORS AND/OR INVESTORS, BASED ON BEING DIRECTLY INVOLVED IN THE

CULTIVATION, PROCESSING AND SALE OF MARIJUANA. AS A RESULT OF SUCH AN ACTION, THE COMPANY MAY BE FORCED TO CEASE OPERATIONS AND ITS INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

TABLE OF CONTENTS

PRELIMINARY INFORMATION, DISCLOSURES AND LEGENDS	4
OFFERING SUMMARY	12
PERKS	13
The Offering	15
Summary of Risk Factors	16
Investment Analysis	17
RISK FACTORS	18
DILUTION	48
Plan of Distribution	51
USE OF PROCEEDS	56
USE OF PROCEEDS TABLE	57
DESCRIPTION OF THE BUSINESS	58
DESCRIPTION OF PROPERTY	72
Management’s Discussion and Analysis of Financial Condition and Results of Operations	72
Results of Operations	73
Liquidity and Capital Resources	73
Plan of Operations	74
Trend Information	75
Off-Balance Sheet Arrangements	75
Critical Accounting Policies	75
Additional Company Matters	84
Directors and Executive Officers	84
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	85
Security Ownership of Management and Certain Securityholders	87
CAPITALIZATION TABLE	88
CAPITALIZATION TABLE WITH EQUITY INCENTIVE PLAN	89
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	89
Securities Being Offered	90
DISQUALIFYING EVENTS DISCLOSURE	100
ERISA CONSIDERATIONS	100
INVESTOR ELIGIBILITY STANDARDS	102
INTERESTS OF EXPERTS AND COUNSEL	105
TAXATION ISSUES	105
SECTION F/S FINANCIAL STATEMENTS	106
SIGNATURES	160
ACKNOWLEDGMENT ADOPTING TYPED SIGNATURES	161

PRELIMINARY INFORMATION, DISCLOSURES AND LEGENDS

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 18 THROUGH PAGE 48 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE COMPANY IS IN THE BUSINESS OF CULTIVATING, PROCESSING AND SELLING CANNABIS INCLUDING BOTH HEMP AND MARIJUANA. UNDER U.S. FEDERAL LAW, MARIJUANA IS A SCHEDULE I DRUG WHICH IS ILLEGAL TO MANUFACTURE, DISTRIBUTE, DISPENSE, OR POSSESS WITH INTENT TO MANUFACTURE, DISTRIBUTE, OR DISPENSE. IN CALIFORNIA WHERE THE COMPANY OPERATES, IT IS LEGAL UNDER CALIFORNIA STATE LAW TO MANUFACTURE, DISTRIBUTE, DISPENSE, OR POSSESS WITH INTENT TO MANUFACTURE, DISTRIBUTE, OR DISPENSE MARIJUANA IF PROPERLY LICENSED BY THE STATE OF CALIFORNIA. DESPITE BEING LEGAL IN UNDER CALIFORNIA LAW, FEDERAL LAW ENFORCEMENT AUTHORITIES, AND PERHAPS EVEN OTHER STATES’ LAW ENFORCEMENT AUTHORITIES, IN THEIR ATTEMPT TO REGULATE MARIJUANA, MAY BRING ACTIONS AGAINST THE COMPANY OR ITS OFFICERS, DIRECTORS AND/OR INVESTORS, BASED ON BEING DIRECTLY INVOLVED IN THE CULTIVATION, PROCESSING AND SALE OF MARIJUANA. AS A RESULT OF SUCH AN ACTION, THE COMPANY MAY BE FORCED TO CEASE OPERATIONS AND ITS INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO

SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

For sales of securities through Dalmore Group, LLC:

	Price To Public	Fees (1)	Proceeds To Company (2)	Proceeds To Other Persons (3)
Price Per Share	$12.50	$0.625	$11.875	None
Minimum Investment	$200.00	$10.00	$190.00	None
Maximum Offering	$10,000,000.00	$500,000.00	$9,500,000.00	None

(1) The Company shall pay Dalmore Group, LLC (“Dalmore”) a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Dalmore (or their designees and assignees) cashless warrants equivalent to 3% of the aggregate number of Class B Shares sold in the Offering, at no cost. Fees in the charts above only reflect the cash fees and do not reflect the warrants, which are also not represented in the capitalization table herein. The warrants may be exercised by Dalmore or their assigns for no cost and will, when exercised, provide Dalmore or their assigns with Shares of Class B Common Stock. The Shares that Dalmore or their assigns will receive upon exercising their warrants will be restricted securities meaning they are not fully liquid, free trading shares unless the restrictions are lifted in accordance with applicable law. Dalmore also received a one-time advance payment for out-of-pocket expenses of $5,000.00 to cover expenses such a preparing the FINRA filing, due diligence expenses and any other services necessary and required prior to the qualification of the Offering. Dalmore will refund a portion of this payment related to the advance to the extent it was not used, incurred or provided to the Company. The Company will also pay a one-time consulting fee of $5,000.00 to Dalmore after FINRA issues a No Objection Letter.

Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees. Dalmore will perform administrative and compliance related functions in connection with this offering but has not been engaged for underwriting or placement agent services and will not be paid underwriting fees but will be paid service fees.  See “Plan of Distribution.”

(2) Does not reflect payment of expenses of this Offering, which are estimated to not exceed $200,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include service fees paid to Dalmore or any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See "Plan of Distribution."

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the “Offering”) consists of Shares of Class B Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. This is not a contingent offering and there is no contingency required to be met to hold the first closing. The Shares are being offered and sold by Golden Seed, Inc., a Delaware Corporation (“Goldenseed” or the “Company”). There are 800,000 Shares being offered at a price of $12.50 per Share with a minimum purchase of sixteen (16) Shares per investor. The Shares are being offered on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Dalmore Group, LLC (“Dalmore”), a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $10,000,000.00 (the “Maximum Offering”). There is no minimum number of Shares (other than the per investor minimum of 16 Shares) that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO of Business Operations. Pending each closing, payments for the Shares will be deposited in a bank account to be held for the Company. Funds will be promptly refunded without interest for sales that are not consummated. All funds received shall be held only in a non-interest-bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “Use Of Proceeds” in this Offering Circular.

The Company’s website and marketing materials are not incorporated into this Offering Circular. If you review the Company’s website or marketing materials, please be aware that the website and/or marketing materials are summary in nature and subject to the legal disclaimers provided therein as well as the Risk Factors in this Offering Circular and all disclaimers in this Offering Circular. Some of the photographs, drawings and graphics on the website or in marketing materials are for illustrative purposes only and may not be accurate representations of the items depicted, when they are ultimately created by the Company.

As used throughout this Offering Circular, the term “cannabis” means a genus of flowering plants in the Cannabaceae family, which consists of three primary species: Cannabis sativa, Cannabis indica, and Cannabis ruderalis, and includes both “marijuana” and “hemp” plants and the products manufactured from each. As used throughout this Offering Circular, the term “marijuana” means varieties of cannabis that contain more than 0.3% THC by dry weight. As used throughout this Offering Circular, the term “hemp” varieties of cannabis that contain 0.3% or less THC content by dry weight.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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THERE IS NO PUBLIC MARKET FOR THE SECURITIES OFFERED IN THIS OFFERING OR ANY OTHER SECURITIES OF THIS COMPANY, NOR WILL ANY SUCH MARKET DEVELOP AS A RESULT OF THIS OFFERING. AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE, AND YOU SHOULD ONLY INVEST IF YOU ARE PREPARED TO LOSE YOUR ENTIRE INVESTMENT.

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THE SECURITIES ARE OFFERED BY THE COMPANY SUBJECT TO THE COMPANY’S RIGHT TO REJECT ANY TENDERED SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS ABSOLUTE DISCRETION, AT ANY TIME PRIOR TO THE ISSUANCE OF THE SECURITIES. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

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INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES

WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

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NO PERSONS, EXCEPT THE COMPANY OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

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THE INVESTMENT DESCRIBED IN THIS OFFERING CIRCULAR INVOLVES RISK AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE SECURITIES THAT ARE BEING OFFERED HEREUNDER ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS A TRANSFER, RESALE, EXCHANGE OR FURTHER DISTRIBUTION OF SUCH. FEDERAL LAW AND STATE SECURITIES LAWS LIMIT THE RESALE OF SUCH SECURITIES AND IT IS THEREFORE URGED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL CONCERNING SUCH LIMITATIONS.

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THE COMPANY AS DESCRIBED IN THIS OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS OFFERING CIRCULAR.

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THIS OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE PREPARERS OF THIS DOCUMENT OR THE COMPANY. AS SUCH, THE COMPANY BELIEVES THAT THIS OFFERING CIRCULAR CONTAINS ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

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PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR SHOULD CONTACT THE CHIEF EXECUTIVE OFFICER OF BUSINESS OPERATIONS OF THE COMPANY. ANY

PROJECTIONS CONTAINED HEREIN OR OTHERWISE PROVIDED TO A POTENTIAL INVESTOR MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS ARE BASED UPON ASSUMPTIONS, WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY WILL DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH THE PROJECTIONS.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE COMPANY.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES

LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A and Offering Circular and any documents incorporated by reference herein or therein contain “forward-looking statements.” As used in this Form 1-A and Offering Circular, the term “forward-looking statements” include statements containing a projection of revenues, income (including income loss), earnings (including earnings loss) per share, capital expenditures, dividends, capital structure, or other financial items; statements of the plans and objectives of management for future operations, including plans or objectives relating to the products or services of the Company; statements of future economic performance, including any such statement contained in a discussion and analysis of financial condition by the management or in the results of operations included in this Form 1-A and Offering Circular; and any statements of the assumptions underlying or relating to any statements in this paragraph.

The forward-looking statements appear in a number of places in this Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company with respect to, among others things: (i) the development of the Company and its products; (ii) the targeting of markets; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs and pay off its existing indebtedness, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,”

“should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements

Any forward-looking statement made by the Company in this Offering Circular or any documents incorporated by reference herein speak only as of the date of this Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward-looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results. whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Offering Circular, prior to making an investment in its Shares.

_____________________________________

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. The Company is offering to sell and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. The Company’s business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith except as required by law in which case the Company will file post-qualification amendments or offering circular supplements as facts and circumstances warrant. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Issuer:	Golden Seed, Inc.
Type of Offering:	Shares of Class B Common Stock.
Price Per Share:	$12.50
Minimum Investment:	$200.00 per investor (16 Shares of Class B Common Stock)
Maximum Offering:	$10,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	800,000 Shares of Class B Common Stock
Use of Proceeds:	See the description in section entitled “Use of Proceeds” on page 56 herein.
Voting Rights:	The Shares have no voting rights, other than those reserved under Delaware law. See “Voting Rights” section of “Securities Being Offered” below for details.
Length of Offering:

Shares will be offered on a continuous basis until either (1) the date upon which the Company confirms that it has received in the bank account gross proceeds of $10,000,000.00 in deposited funds; (2) the expiration of 365 days from the date of this Offering Circular unless extended in its sole discretion by the Company; or (3) the date upon which a determination is made by the Company to terminate the Offering in its sole discretion.

PERKS

The Company will provide the following perquisites* (“perks”) to investors in this offering, in addition to the Shares purchased, at each level of investment defined below, after a subscription for investment is accepted and after Shares are issued to the investor:

In addition to Shares in the Company,

For an investment of $200 or more, investors will receive

•Investor identification card, and

•An invitation* for one to Goldenseed’s annual shareholder event.

For an investment of $500 or more, investors will receive

•Investor identification card,

•Add another invitation* to Goldenseed’s annual shareholder event (total of 2),

•An invitation* +1 to a guided tour of the farm,

•5%** off all merchandise at gseed.com.

For an investment of $1,000 or more, investors will receive

•Everything at the $500+ level,

•A Goldenseed t-shirt,

•A Goldenseed hat,

•A Goldenseed grinder, and

•10%** off all merchandise at gseed.com.

For an investment of $5,000 or more, investors will receive

•Everything at the $1,000+ level,

•A Goldenseed keychain,

•A Goldenseed backpack,

•A Goldenseed moonwash hoodie,

•Add another invitation* to Goldenseed’s annual shareholder event (total of 3),

•VIP Treatment for you and your 2 guests at the annual shareholder event*,

•Add another invitation* to the guided tour of the farm (total of 3), and

•15%** off all merchandise at gseed.com.

For an investment of $25,000 or more, investors will receive

•Everything at the $5,000+ level,

•Add another invitation* to Goldenseed’s annual shareholder event (total of 4),

•Add another invitation* to the guided tour of the farm (total of 4),

•An invitation* +1 to a private dinner at the farm (total of 2), and

•20%** off all merchandise at gseed.com.

For an investment of $50,000 or more, investors will receive

•Everything at the $25,000+ level,

•Add another invitation* to Goldenseed’s annual shareholder event (total of 5),

•Add another invitation* to the guided tour of the farm (total of 5),

•Add another invitation* to a private dinner at the farm (total of 3),

•25% off all merchandise at gseed.com, and

•Name a Goldenseed product.

*Travel expenses are not included in any of the perks above. Also note that invitations to events are not cumulative with the invitations at lower investment levels.

** Note that discounts are not cumulative with discounts at lower investment levels

The Company does not believe that the cost of fulfilling the shareholder benefits/perks listed above will materially impact the Use of Proceeds from this Offering. The Company has budgeted for the fulfillment of all shareholder benefits/perks from its ongoing operating revenues. At present, the Company believes that the estimated cost to the company related to the shareholder benefits/perks listed above is not material.

The Company also notes that some of the perks above involve the possible attendance at events. Due to restrictions caused by the COVID-19 global pandemic, the Company reserves the right to not hold such event at all, to hold such events in a virtual or online setting, or to hold such events in a manner otherwise modified as required by laws and restrictions imposed as a result of the pandemic.

The Offering

Shares of Class A Common Stock Outstanding (1)	1,000
Shares of Class A Common Stock in this Offering	0
Shares of Class B Common Stock Outstanding (2)	26,806,215
Shares of Class B Common Stock in this Offering (3)	800,000
Total Shares of Common Stock Outstanding (2)	26,807,215
Total Shares of Common Stock Outstanding after this Offering (3)	27,607,215

(1) All of shares of Class A common stock are held by Red M Holdings, LLC as set out in the Capitalization Table herein. Total voting control of the Company lies with the shares of Class A common stock.

(2) As of the date of qualification of this Offering. Does not include 1,221,776 authorized but unissued Shares of Class B Common Stock set aside for the Company’s Equity Incentive Program. If some or all of the 1,221,776 authorized but unissued Shares of Class B Common Stock set aside for the Company’s Equity Incentive Program are issued, then investors in this offering would own a smaller percentage of the Company per share. See “Capitalization Table” and “Capitalization Table With Equity Incentive Plan” for further details. Also note than any inconsistencies in the numbers of shares listed in this table from those that may be set out in the Company’s financial statements are due to shares issued by the Company after the completion of the Company’s audited and interim financial statements. Includes unexercised warrants for 11,227 shares of Class B Common Stock

(3) As of the original date of qualification of this Offering. The total number of 27,607,215 assumes that the maximum number of Shares are sold in this Offering, and that none of the 1,221,776 authorized but unissued Shares of Class B Common Stock set aside for the Company’s Equity Incentive Program are issued. This total number will be less if the Offering is not fully subscribed. Shares outstanding after the Offering does not include a number of Shares of Class B Common Stock equivalent to 3% of the aggregate number of Class B Shares sold in the Offering, which will be exercisable by the broker-dealers or their assigns via warrants in the future based on the terms of said warrants, which provide that the warrants will be valued at the same $12.50 per share price to the public for the purpose of determining how many securities Dalmore will be issued. If this Offering is fully subscribed, and if Dalmore exercises these warrants, an additional 24,000 Shares of Class B Common Stock would be outstanding and would dilute all of the Company’s shareholders.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in a bank account or escrow or holding account until the next closing after they are received by the bank. At each closing, with respect to subscriptions accepted by the Company, funds held in the bank account will be distributed to the Company, and the associated Shares will be issued at that time to the investors that purchased such Shares. Investors may not withdraw their funds tendered from the bank account unless the Offering is terminated without a closing having occurred. Investors are not entitled to any refund of funds transmitted by any means to the Company, or to the bank account, for any reason, unless the investor does not clear compliance by the broker-dealers involved.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

The Company is not listed on any trading market or stock exchange, and its ability to list its shares of common stock in the future is uncertain. Investors should not assume that the offered Shares will be listed. A public trading market for the Shares may not develop.

Summary of Risk Factors

This Offering involves significant risks and you should consider the Shares highly speculative. The following important factors, and those important factors described elsewhere in this Offering Circular, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Offering Circular and in any forward-looking statements made herein or by the Company. These important risk factors include, but are not limited to:

•While cultivation, production and sale of marijuana is legal in California under California law if a company is properly licensed, marijuana remains illegal at the federal law level and in many other states.

•As the cultivation, production and sale of marijuana is illegal under the federal Controlled Substances Act, the Company may be deemed by federal law enforcement officials to be directly engaged in illegal activities through the products that it grows and sells. As a result, the Company may be subject to enforcement actions by federal law enforcement authorities, which would materially and adversely affect the Company’s business.

•The Company is a relatively newly formed entity and its continued operation requires substantial additional funding.

•The Company has a very short operating history and there is no assurance that the business plan can be executed, or that the Company will generate additional revenues or profits.

•Investors in this Offering risk the loss of their entire investment.  The industry in which the Company is participating is highly speculative and extremely risky.

•There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing; therefore, there is no assurance the Company will receive funds sufficient to further its business plan.

•If you invest and purchase the Shares, you will be acquiring a minority interest in the Company and will have little to no effective control over, or input into, the management or decisions of the Company, primarily because the Shares have no voting rights.

•There is no market for the Company’s Shares at present and there is no assurance such a market will develop subsequent to this Offering. The Shares are illiquid and should be considered a long-term investment.

•There are substantial restrictions on the transferability of the Shares and in all likelihood,  you will not be able to liquidate some or all of your investment in the immediate future.

•The Company has broad discretion in its use of proceeds and, as an investor, you are relying on management’s judgment.

•The price of the Shares is arbitrary and may not be indicative of the value of the Shares or the Company.

•The Company is entering into a relatively new industry where there is great uncertainty, limited regulatory or legal guidance or precedent, and numerous and substantial risks that are known, as well as many that will likely arise that are unknown at this time, that could negatively affect the Company and your investment.

•Uncertainty in many related business industries caused by federal laws or state laws outside of California making marijuana illegal could have a negative effect on the Company's business.

•Participants in the cannabis industry may have difficulty accessing the service of banks, which may be detrimental to the Company.

•The cannabis industry faces significant opposition, and any negative trends will adversely affect the Company’s business operations.

•There is great uncertainty as to federal law enforcement for investors in cannabis-related companies.

•The Company and its management, the U.S. and global economy and the cannabis and hemp markets have been substantially affected by the coronavirus pandemic.

•For a more detailed discussion of these and other significant risks, please thoroughly review and understand “Risk Factors” in the main body of this Offering Circular and pay particular attention to all cannabis-related risk factors herein, due to the great uncertainty surrounding cannabis laws in general, and at the federal level in particular. Potential investors will be given an opportunity, if the potential investor requests to do so, to review the current status of all material contracts and make appropriate questions of management prior to subscribing to this Offering.

Investment Analysis

The Company believes that it has strong economic prospects by virtue of the following dynamics of the industry, the success of its founders in their other business endeavors, and other reasons.

1.Management believes that the trends for growth in the cannabis industry in the United States are favorable.

2. The demand for cannabis in the United States is expected to grow, creating an opportunity for the Company as it is already ahead of many competitors its having produced and legally sold its first cannabis harvest.

3. Management believes that the high quality of its cannabis, its founders’ business background in dealing with regulatory matters, and the farming and soil specialists who cultivate their crops will position Goldenseed for profitable operations and will create new market opportunities in California, and eventually if laws change, in the United States and elsewhere.

Despite Management’s beliefs, there is no assurance that Goldenseed will be profitable, or that management’s opinion of the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares. In particular, while the Company and its management are hopeful that the long-term effects will eventually be minimized from the coronavirus pandemic and the related economic issues that have affected the

U.S., the global economy and the Company, neither management nor the Company can offer any assurance that what they believe to be the long term favorable conditions will not be outweighed by the occurrence and the past problems and future unknown problems and issues caused by the coronavirus pandemic.

RISK FACTORS

The purchase of the Company’s Shares of Class B Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The Company is, in addition to the risks set out below, subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies  inherently involve greater risk than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company

The Company And Its Management, The U.S. And Global Economy And The Cannabis And Hemp Markets Have Been Substantially Affected By The Coronavirus Pandemic.

In late 2019, a novel coronavirus (COVID-19) surfaced, reportedly, in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and many states and countries, including the United States, have initiated significant restrictions on business operations. The Company faces uncertainty as the ongoing pandemic causes significant disruption to U.S and global markets and business. The overall and long-term impacts of the outbreak are unknown and evolving.

This pandemic has already adversely affected our business and this or another pandemic, epidemic or outbreak of an infectious disease in the United States or in another country may adversely affect our business. The spread of a disease could lead to unfavorable economic conditions, which would adversely impact our operations. The extent to which the coronavirus impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

The effects of such a widespread infectious disease and pandemic has already caused and may continue to cause or may cause in the future an overall decline in the U.S. and world economy as a whole. The actual effects of the spread of coronavirus or of another pandemic are difficult to assess as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, and any future similar occurrence may cause an overall decline in the economy as a whole and therefore may materially harm our Company long term.

At the time this filing, there is uncertainty as to the effect of the coronavirus pandemic on the cannabis and hemp markets in California, the U.S. and globally. There is also uncertainly as to what long-term restrictions on the general public or other effects will occur in the market, and in the economy in general in general. There is also uncertainty as to what will happen to in this regard should another health-related outbreak occur in the future.

All of these risks, and many others known or unknown, related to this outbreak, and future outbreaks, pandemics or epidemics, could materially affect the short-term and long-term business of the Company, and your investment.

The Company Has Limited Operating History

The Company has a limited operating history and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, investors may lose all or a substantial part of their investment. There is no guarantee that the Company will ever realize any significant operating revenues or that its operations will ever be profitable.

To Date, The Company Has Had Operating Losses and Does Not Expect to Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

Since the Company’s inception, it has experienced net losses and negative cash flows from operations. The Company expects its operating expenses to increase in the future as it expands its operations. If the Company’s revenue does not grow at a greater rate than its operating expenses, the Company will not be able to achieve and maintain profitability. The Company expects to incur significant losses in the future for a number of reasons, including without limitation the other risks and uncertainties described herein. Additionally, the Company may encounter unforeseen operating or legal expenses, difficulties, complications, delays and other factors that may result in losses in future periods. If the Company’s expenses exceed its revenue, the Company may never achieve or maintain profitability and the Company’s business may be harmed.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan, And Some of Them Will Have Concurrent Responsibilities at Other Businesses

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers as well as other key personnel and consultants. Some of them will have concurrent responsibilities at other entities. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified personnel. Competition for qualified employees among companies in the industries in which the Company participates is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining the Company’s provision for income taxes and other tax liabilities. In the ordinary course of the Company’s business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that its tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in its income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on the Company’s financial position and results of operations in the period or periods for which determination is made. In addition, taxation at all levels related to businesses involved with cannabis, like the Company, are far more complex and burdensome, and in some cases cannabis-related businesses are taxed at higher rates and have fewer deductions than non-cannabis related businesses. These cannabis-related taxation issues could have an adverse effect on the Company’s financial position and on your investment.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about the Company’s financial controls that would be required under the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial controls.

The Company Has Engaged In Certain Transactions With Related Persons And/Or Entities.

The Company has engaged in, and will continue to engage in, transactions with related parties and/or entities, such as Red M Holdings LLC, Calypso Ventures, LLC, Hollow Wave Holdings, LLC, Ohlone Coast Farms, LLC, Cruzin, LLC, and Dusty Road Investment Group, LLC. These transactions are detailed later in this Offering Circular. For example, the land upon which the Company’s cannabis grows is not owned by the Company, but rather is owned by an affiliated company with common ownership to the Company. Because of the limited voting rights held by those who invest in the Company, and because the Company’s board of directors and management will make all decisions about how the Company is operated, all Shareholders holding the Shares of the Class B Common Stock being sold in this offering will be relying on the judgment and decisions made by these directors and officers of the Company who also own and/or control the affiliated entities.

While the Company believes the terms of such transactions in the past have been fair and equitable, these transactions have not been, and will not in the future be, at arm’s length. Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements” for further details. If you have concerns about these transactions in the past or in the future, you may ask questions of the Company’s management. However, if you choose to invest in the Company, you will do so knowing and understanding that these transactions have occurred and will continue to occur in the future.

Changes In Employment Laws Or Regulation Could Harm The Company’s Performance.

Various federal and state labor laws govern the Company’s relationship with its employees and contractors and affect the Company’s operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect the Company’s operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured And Escrow or Holding Accounts In Which Investment Funds Will Be Held Pending Clearing By The Broker-Dealer May Not Be Insured In Part Or In Full.

When you apply to invest in the Company,  the funds you tender will in some cases be kept in an escrow or holding account until the next closing after they are received in said account. At each closing, with respect to subscriptions accepted by the Company, funds held in an escrow or holding account will be distributed to the Company, and the associated Shares will be issued at that time to the investors that purchased such Shares. These escrow or holding accounts may be with payment processors and not a regulated banking institution, and thus may have no federal insurance covering said funds unlike if the funds had been deposited into a regulated U.S. bank or similar banking institution. While the funds you tendered are in one of these escrow or holding accounts, if the company holding the funds should fail or otherwise terminate operations, the Company may not be able to recover all amounts deposited in these escrow or holding accounts. The Company’s regular bank accounts and bank accounts that may be used to hold some investor funds while investors are going through the compliance process before a closing occurs, have federal insurance that is limited to a certain amount of coverage.  It is anticipated that the account balances in the Company’s account may exceed those limits at times.  In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits. An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Company Has Incurred And Will Likely Incur Additional Debt

The Company has incurred debt and will likely further incur debt (including secured debt) in the future and in the continuing operations of its business. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (6) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

Computer, Website or Information System Breakdown Could Affect the Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in The Economy Could Have a Detrimental Impact

Changes in the general economic climate, both in the United States and internationally, could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue.  It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect customers’ confidence and willingness to spend.  Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

The Company Will Be Reliant On Key Suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company’s financial results and on your investment.

Increased Costs Could Affect The Company

An increase in the cost of raw materials, energy or other goods and services could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, and other materials used by the Company.  The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs.  The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

If The Company’s Efforts To Build A Strong Brand And Maintain Customer Satisfaction And Loyalty Are Not Successful, It May Not Be Able To Attract Or Retain Customers, And Its Business May Be Harmed.

The Company believes that increasing, maintaining and enhancing awareness of the Company's brand is critical to achieving widespread acceptance and success of the Company's business. Building and maintaining a strong brand is important to attract and retain customers, as potential customers have a number of cannabis and other choices. Successfully building a brand is a time consuming and expensive endeavor and can be positively and negatively impacted by any number of factors. Some of these factors, such as the quality or pricing of the Company’s products, are at least partially within its control. Other factors will be beyond the Company’s control, yet users may nonetheless attribute those factors to the Company. The Company’s competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than the Company can. Many of the Company’s competitors are larger companies and promote their brands and have substantial resources to devote to such efforts. The Company’s competitors may also have greater resources to utilize advertising or website product placement more effectively than the Company can. If the Company is unable to execute on building a strong brand, it may be difficult to differentiate its business and products from its competitors in the marketplace, therefore its ability to attract and retain customers may be adversely affected and its business may be harmed.

Additional Financing May Be Necessary for The Implementation of The Company's Growth Strategy

Whether the Company is successful in selling the maximum number of Shares in this Offering or not, the Company may require additional debt, equity or other securities financing to pursue the Company’s growth and business strategies. These growth and business strategies include but are not limited to enhancing the Company’s operating infrastructure and otherwise responding to competitive pressures. Given the Company’s limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to the Company. Lack of additional funding could force the Company to curtail substantially the Company’s growth plans. Furthermore, the issuance by the Company of any additional securities pursuant to any future fundraising activities undertaken by the Company or could result in an issuance of securities whose rights, preferences and privileges are senior to those of existing Shareholders including you and could dilute the ownership or benefits of ownership of existing Shareholders including, but not limited to reducing the value of Shares subscribed for under this Offering.

Entities Affiliated With The Company's Employees, Executive Officers, Directors and Affiliate Shareholders Beneficially Own or Control a Substantial Portion of Its Outstanding Shares.

Entities affiliated with the Company's employees, executive officers, directors and affiliates beneficially own or control a substantial portion of the Company’s outstanding Shares which may limit your ability and the ability of the Company’s other Shareholders, whether acting alone or together, to propose or direct the management or overall direction of the Company. Additionally, this concentration of ownership could discourage or prevent a potential merger or acquisition of the Company that might otherwise result in an investor receiving a premium over the market price for his or her Shares. Accordingly, the Company’s employees, directors, executive officers and affiliate Shareholders may have the power to control the election of the Company’s directors and the approval of actions for which the approval of the Company’s Shareholders is required. If you acquire the Company’s Shares, you will have no effective voice in the management of the Company. Such concentrated control of the Company may adversely affect the value of the Company’s Shares and could also limit the price that investors might be willing to pay in the future for the Company’s Shares.

The Company’s Operating Plan Relies in Large Part Upon Assumptions and Analyses Developed by The Company. If These Assumptions or Analyses Prove to Be Incorrect, The Company’s Actual Operating Results May Be Materially Different from The Company’s Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecasts depend on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•the Company’s ability to manage its growth

•the Company's assumptions related to farming, cultivating and distribution

•whether the Company can manage relationships with key vendors and third parties

•demand for the Company’s products and services

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

The Company May Be Unable to Manage Their Growth or Implement Their Expansion Strategy

The Company may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

If The Company Is Unable to Effectively Protect Its Intellectual Property and Trade Secrets, It May Impair The Company’s Ability to Compete

The Company’s success will depend on its ability to obtain and maintain meaningful intellectual property protection for any Company intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Patents, trademarks and copyrights that have been or may be obtained by the Company may be challenged by others, or enforcement of the patents, trademarks and copyrights may be required. The Company also relies upon, and will rely upon in the future, trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business.

Any infringement of the Company's patent, trademark, copyright or trade secret rights could result in significant litigation costs, and any failure to adequately protect the Company's trade secret rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's Existing patent, copyright, trademark and trade secret rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's existing patent, copyright, trademark and trade secret rights could be expensive and time consuming, and the outcome of such a claim is unpredictable. This litigation could result in diversion of resources and could materially adversely affect the Company's operating results.

The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's brand name or if the Company incurs significant expenses promoting and maintaining the Company's brand name, it would have a material adverse effect on the Company's results of operations and your investment.

Inability to Maintain and Enhance Product Image Could Affect the Company

It is important that the Company maintains and enhances the image of its existing and new products and services. The image and reputation of the Company’s products and services may be impacted for various reasons including, but not limited to, bad publicity, litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns, and customer complaints. Such problems, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products and services. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made.

The Company may become subject to product liability lawsuits or other lawsuits or claims from customers alleging injury because of a purported defect in products or services or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies, if any exist. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer or regulator complaints about the Company’s products or services could damage the Company’s reputation and diminish the value of the Company’s brand and brand equity, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

The Company Faces or Will Face Competition in the Company's Markets

The Company either faces, or will face, significant competition in the United States and elsewhere. In some cases, the Company’s competitors have or may have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company's Reputation And Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against it. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company's Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company's Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company's reputation.

Limitation on Director, Officer and Other’s Liability

The Company may provide for the indemnification of directors, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors, officers and others to the Company and its Shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others controlling or working with the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Despite this, should the Company provide such indemnification, it could have a material adverse effect on the Company.

There Are Doubts About the Company’s Ability to Continue as a Going Concern.

The Company has doubts about its ability to continue as a going concern. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as securities, debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional financing. The Company anticipates raising additional funds through public or private financing, securities financing and/or strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and Share price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Shares, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Any additional financing could have a negative effect on Shareholders.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of The Company’s

Long-Term Debt Or The Amount Of Additional Equity The Company Needs To Sell

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, the Company may need to incur additional debt or raise additional equity in order to finance its operations. Increasing the amount of debt will increase the Company’s debt service obligations and make less cash available for distribution to its shareholders. Increasing the amount of additional equity that the Company will have to sell in the future will further dilute those investors participating in this Offering.

Investor Funds Will Not Accrue Interest While In The Non-Interest Bearing Bank Account Prior To Closing

All funds delivered in connection with subscriptions for the Shares will be held in a non-interest-bearing bank account until a closing of the Offering takes place. Investors in the securities offered hereby will not have the use of such funds or receive interest thereon pending the completion of the Offering or a closing. If the Company fails to hold a closing prior to the termination date, investor subscriptions will be returned without interest or deduction.

The Company Has Not Paid Dividends in The Past and Does Not Expect to Pay Dividends in The Future, So Any Return on Investment May Be Limited to The Value of the Shares

The Company has never paid cash dividends to its investors and does not anticipate paying cash dividends in the foreseeable future. The payment of dividends on the Company’s Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If the Company does not pay dividends, the Company’s Shares may be less valuable.

The Company Has Significant Discretion Over the Net Proceeds of This Offering

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. You are urged to review the Use of Proceeds in this Offering Circular but to understand that the actual use of the net proceeds of this Offering may vary significantly. In all cases, you should consult with your attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its Shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There is No Public Trading Market for the Company's Shares

At present, there is no active trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company’s common stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”) of which there is no assurance, before active trading of the Company’s securities could commence. In fact, there are serious questions as to whether an exchange would allow a U.S. cannabis-related company to list and trade at all. If the Company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Should The Company’s Securities Become Quoted On A Public Market, Sales Of A Substantial Number Of Shares Of Its Securities May Cause The Price Of The Company’s Securities To Decline

Should a market develop, and the Company’s shareholders sell substantial amounts of its Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for the Company to sell equity or equity-related securities at a time and price that the Company deems reasonable or appropriate.

If The Shares Are Eventually Traded In A Public Market, The Securities And Exchange Commission May Suspend Trading In Securities When It Is Of The Opinion That A Suspension Is Required To Protect Investors And The Public Interest.

If the Company’s Shares are eventually listed and traded on a national securities exchange or another marketplace, the Securities And Exchange Commission (“SEC”) may suspend trading in its securities if the SEC is of the opinion that a suspension is required to protect investors and the public interest. A suspension of the Company’s Shares could adversely affect its business. While the Company does not believe any of these circumstances will apply to the Company’s Shares if they are eventually listed and traded, the SEC could believe otherwise, or find other reasons to suspend the trading of the Company’s Shares, and if the SEC suspended the trading of the Company’s Shares, it could have an adverse effect on the Company and your investment.

The Price For The Company’s Shares May Be Volatile.

The market price of the Company’s Shares, if any trading begins in the future, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond its control, including the following:

•The Company may not be able to compete successfully against current and future competitors.

•The Company’s ability to obtain working capital financing.

•Additions or departures of key personnel.

•Sales of the Company’s Shares.

•The Company’s ability to execute the business plan.

•Operating results that fall below expectations.

•Regulatory developments, particularly those affecting cannabis.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Shares, if they are ever traded on a public market. As a result, you may be unable to resell your Shares at a desired price.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by the Company or by third-party publishers.

The Offering Price for The Shares Has Been Determined by The Company

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the Offering price and the Company’s assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, the Company’s future prospects and needs, and the Company’s capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares, or at which the Shares might trade in a marketplace, if one develops.

You Should Be Aware Of The Long-Term Nature Of This Investment

There is not now, and may never be, a public market for the Shares. Because the Shares are being sold under exemptions to registration, and therefore have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will occur for the Shares. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a sale in the future. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. You must assess the adequacy of disclosure and the fairness of the terms of this Offering on your own or in conjunction with your personal advisors. You should be aware of the long-term nature of your investment in the Company.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" the

Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have no ability to vote on nearly all issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

The Shares Sold In This Offering Have No Voting Rights Other Than Those Specifically Required Under Delaware Law.

The Shares of Class B Common Stock being offered in this Offering have no voting rights other than any which may exist under Delaware corporate law. Control of the Company and all management decisions affecting the Company will be exercised only by those holding shares of Class A common stock, which are not being sold in this Offering. As a result, if you purchase the Shares, you will have no ability to vote on nearly all issues of Company management. Under Delaware law, non-voting shareholders are entitled to vote on certain matters despite having non-voting shares, which include, conversions and transfers, domestications, or continuances of the Company and amendments to the certificate of incorporation that would, unless otherwise provided in the certificate of incorporation increase or decrease the aggregate number of authorized shares, increase or decrease the par value of the shares, or adversely alter or change the powers, preferences, or special rights of the shares. Other than these matters, you will have no right to vote on any Company matter if you purchase the Shares.

Changes In Tax And Accounting Laws and Regulations May Affect The Company

Changes in state, federal and international tax laws could have an effect on the Company. For example, on December 22, 2017, the President of the United States signed into legislation The Tax Cuts and Jobs Act (“TCJA”) which changed existing U.S. tax law and included numerous provisions that may affect the Company’s business, including its income tax accounting, disclosure and tax compliance. The TCJA, among other things, includes changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest, and allows for the expensing of capital expenditures. The impact of this tax reform on holders of the Company’s Shares is uncertain and could be adverse. Additionally, the Financial Accounting Standards Board (“FASB”) has issued recent new revenue recognition standards principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The impact of these reforms on holders of the Company’s Shares is uncertain and could be adverse. Changes in tax and accounting laws, rules, standards, and regulations are unpredictable, and in some cases could have a material adverse effect on the Company, and as a result, on your investment.

The Exclusive Forum Provision In The Subscription Agreement May Have The Effect Of Limiting An Investor’s Ability To Bring Legal Action Against The Company And Could Limit An Investor’s Ability To Obtain A Favorable Judicial Forum For Disputes.

The subscription agreement for this Offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement to be brought in a court of competent jurisdiction in the State of California, unless the claims are brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. This provision may have the effect of limiting the ability of investors to bring a legal claim against the Company due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage Shareholder lawsuits, or limit Shareholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its officers and directors. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

The Subscription Agreement Contains An Indemnification Clause That Requires You To Indemnify The Company And Hold The Company Harmless Under Certain Circumstances.

The Subscription Agreement you must sign to invest in this Offering contains an indemnification clause. The clause provides  that you agree to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, broker-dealers, placement agents, shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of your representations and warranties being made when you sign the Subscription Agreement or otherwise being untrue or inaccurate, or because of a breach of the Subscription Agreement by you. By signing the Subscription Agreement, you also grant to the Company the right to setoff against any amounts payable by the Company to you, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to the Subscription Agreement.

You Will Need To Keep Records Of Your Investment For Tax Purposes.

As with all investments in securities, if you sell the Shares, you will probably need to pay tax on the long-term or short-term capital gains that you realize if sold at a profit or set any loss against other income. If you do not have a regular brokerage account, or your regular broker will not hold the Shares for you (and many brokers refuse to hold Regulation A securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records and calculate the gain on any sales of any securities you sell.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

The Shares Of Class B Common Stock Being Offered Are Subject To Drag-Along Rights

The Shares of Class B Common Stock being offered in this Offering Circular are subject to drag-along rights. As stated in Article XV of the Company’s Second Amended and Restated Bylaws, the holder or holders of at least a majority of the outstanding Class A Common Stock and at least a majority of the outstanding Class B Common Stock (together, the “Drag-Along Seller”) have the right to seek and approve a drag-along sale of the corporation. If at any time, the Drag-Along Seller receives a bona fide offer from an Independent Purchaser for a drag-along sale, the Drag-Along Seller shall have the right to require that each other shareholder participate in the sale in the manner provided in the Second Amended and Restated Bylaws; provided, however, that no shareholder is required to transfer or sell any of its shares if the consideration for the Drag-Along Sale is other than cash or registered securities listed on an established U.S. securities exchange or traded on the NASDAQ National Market. If you invest in the Shares, you will be subject to this provision and may be required to participate in such a sale as set out in the Second Amended and Restated Bylaws. You should be aware that there is uncertainty as to whether a court would enforce this provision of the Second Amended and Restated Bylaws and/or these drag along rights and take that into account before making a decision to invest in the Company. Please review Article XV of the Company’s Second Amended and Restated Bylaws (Exhibit 1A-2B) and the section below entitled “Drag-Along Rights” for additional details.

If You Invest, You Will Be Considered A “Financial Interest” Holder Under Various California Laws and Regulations, And Thus Your Name And Other Personal Information Must Be Disclosed To Various California Regulatory Agencies

If you invest in the Company, you will be considered a “financial interest” holder under various California laws and regulations, and thus your name and other personal information must be disclosed by the Company to various California regulatory agencies. In order to invest in the Company, you will have to provide the following information which the Company will, in turn, have to provide to various regulatory agencies in California in order to comply with certain laws and regulations: your name, birthdate, social security number or tax identification number and your government-issued identification type and number. As a financial interest holder, your name and other information will be listed on various applications for licensure for the Company, for example. While the Company will use its best efforts to protect your private information, the Company has no control over the information once it passes it along to the various California agencies. It is also possible that other states or jurisdictions may impose similar or other requirements, on you as an investor in a cannabis related company, and that you may have to assist the Company in providing information, including personal information, to other governmental authorities, or others.

In Order To Invest, You Must Attest In The Subscription Agreement That You Do Not Work For Certain Employers, And Your Failure To Disclose This Information, Or To Notify The Company If Your Status Changes In The Future, Could Lead to You Indemnifying and Holding The Company Harmless For Any Damages Caused By You Being A Financial Interest Holder.

California law prohibits certain people from having any ownership interest, directly or indirectly, in any business to be operated or conducted under a cannabis license. As such, by signing the Company’s subscription agreement, you will verify and attest that you are not (a) a person holding office in, or employed by, any agency of the State of California or any of its political subdivisions where your duties have to do with the enforcement of California cannabis laws and regulations or any other penal provisions of law of California prohibiting or regulating the sale, use, possession, transportation, distribution, testing, manufacturing, or cultivation of cannabis goods; or (b) a person employed in the State of California Department of Justice as a peace officer, in any district attorney’s office, in any city attorney’s office, in any sheriff's office, or in any local police department. By signing the Subscription Agreement, you will also agree to immediately notify the Company in writing if, at any time in the future, you become a person employed by or holding office for the entities described above so the Company may make appropriate arrangements  with you to have you removed as a financial interest holder of the Company. If you misrepresent to the Company by signing the Subscription Agreement, intentionally or unintentionally, that you are not a person who is employed by or holds office for the entities described above when in fact you are, or if you become a person who is employed by or holds office for the entities described above in the future and fail to immediately notify the Company in writing of such fact, and the Company is damaged in any manner whatsoever as a result of being unaware of you being a financial interest holder in the Company because of your failure to disclose at this time, or to notify the Company in the future if your status changes, you will agree by signing the Subscription Agreement (i) to indemnify the Company for any and all costs, expenses, legal fees or other damages caused by your failure to disclose your present status or by your failure to notify the Company if your status changes in the future, and (ii) to hold the Company harmless for any and all costs, expenses, legal fees or other damages the Company incurs caused by your failure to disclose your present status or to notify the Company if your status changes in the future.

Risks Relating to The Cannabis Industry

While Cultivation, Production and Sale of Marijuana Is Legal In California Under California Law, Marijuana Remains Illegal at the Federal Law Level and in Many Other States.

A number of states have enacted laws allowing their citizens to purchase and use recreational marijuana, medical marijuana and to operate medical marijuana cultivation, production or dispensary facilities. Cultivating and distributing marijuana for medical and recreational use is permitted in California where the Company is based and where all of the Company’s marijuana products are grown, manufactured and sold, provided the Company remains in compliance with applicable state and local laws, rules and regulations. However, at the time this Offering Circular was drafted, marijuana is illegal under United States federal law, and under the laws of many states and foreign countries. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize marijuana, including for medical purposes, and that federal law criminalizing the use of marijuana preempts state laws that legalize its use. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with the business plans of the Company, even if they successfully procure all licenses for the cultivation, production and/or distribution of their marijuana products in California and could expose the Company to potential criminal liability and subject their properties to civil forfeiture. Additionally, certain state or foreign country laws could affect the Company if the state or foreign country believes the Company is violating those laws.

As The Possession And Use Of Marijuana Is Illegal Under The Federal Controlled Substances Act, The Company May Be Deemed To Directly Engaged In Illegal Activities Through The Marijuana Products That It Grows And Sells. As A Result, The Company May Be Subject To Enforcement Actions By Law Enforcement Authorities, Which Would Materially And Adversely Affect The Company’s Business And May Affect Investors Directly.

Under federal law, and more specifically the Controlled Substances Act, the possession, use, cultivation, and transfer of marijuana is illegal. Under certain laws of various states, the possession, use, cultivation, and/or transfer of marijuana is also illegal. The Company’s business involves the cultivation, and/or sale of marijuana which is legal under California state law where the Company grows, manufactures and sells its marijuana products. Despite being legal under California state law, federal law enforcement authorities, and perhaps even other states law enforcement authorities, in their attempt to regulate the illegal use of marijuana, may seek to bring an action or actions against the Company or its officers, directors and/or investors, not only based on being directly involved in the cultivation and sale of marijuana, but also possibly claims of aiding and abetting another’s criminal activities. As a result of such an action, the Company may be forced to cease operations and its investors could lose their entire investment. Such an action would have a material negative effect on the Company’s business and operations and could have a negative effect on investors directly.

It is also possible that additional federal or state legislation could be enacted in the future that would prohibit or limit the Company from selling cannabis and cannabis-related products and services, and, if such legislation were enacted, the Company’s revenues would decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use the Company’s products, which would be detrimental to the Company. The Company cannot predict the nature of any future laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on the Company’s business, or on investors directly.

Investing In Cannabis-Related Securities Could Be Problematic For Federal Employees Who Have Securities Clearance and Other Investors, Whether Federal Employees or Not

Some media reports have suggested that federal employees and contractors who own stocks in cannabis-related companies may have problems maintaining the security clearance required for their jobs. For example, one media report claimed that a Department of Defense employee who listed his marijuana-related investments on a financial disclosure form during an annual security clearance check-up was told to divest himself of the shares or lose his security clearance. Other reports have stated that a memo reportedly authored by an attorney at the Department of Defense said that U.S. Air Force officials treat investment in marijuana-related companies as prohibited involvement in drugs. Other reports have quoted a Department of Defense official saying the above-referenced memo is just one attorney’s opinion and does not represent the Pentagon’s official stance. The Company’s research has not found a Department of Defense policy on ownership of marijuana stocks. Some attorneys advise employees at federal agencies that require security clearances to not invest in cannabis related stocks as a result. Despite this, many investors whose 401(k) plan includes an S&P 500  index fund, including federal employees in the government’s Thrift Savings Plan, may already invested indirectly in cannabis-related companies such as publicly traded companies like Altria, the maker of Marlboro cigarettes, who owns a major stake in a cannabis company.

In addition to federal employees and contractors requiring security clearance, other federal employees should consult with their legal counsel and investment advisors before investing in the Company’s Offering, or any cannabis-related stock, due to the federal status of cannabis.

All investors, whether federal employees or not, should consult with their legal counsel and investment advisors before investing in the Company’s Offering, or any cannabis-related stock. For example, media reports have noted that Canadian cannabis investors who visit the U.S. run the risk of a lifetime ban by border officials, and people who work at cannabis businesses in states where cannabis is legal have been advised to seek lawyers about working for a cannabis-related business. Although the Company has not been able to find any relevant, recent precedent related to this, a technical legal argument could be made that investors owning shares in companies producing and distributing cannabis products could be considered to, in some form, be involved in the manufacturing and distribution of a federally illegal substance.

If you have any question about investing in the Company as a result of your employment or any other reason, you should seek the advice of legal counsel and investment advisors before investing.

The Company’s Business Is Dependent On California State Laws Pertaining To The Marijuana Industry

As of the date of this Offering, California has legalized marijuana for adult use at the state level. Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state and local level in additional states. Any number of factors could slow or halt progress in this area. Further, progress in the marijuana industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Further legalization attempts at the state level that create bad public policy could slow or stop further development of the marijuana industry. Any one of these or other factors could slow or halt use of marijuana, which would negatively impact the Company’s business.

In addition, because of the burdensome, inconsistent and in some instances, incomplete legislation and regulation at the state and local levels, some believe that the California cannabis industry is in a contracting phase, and that some laws and regulations (or the lack thereof where needed) could result in a collapse of the cannabis industry in California. Defects in current legislation and regulation, expiring temporary licenses without timely renewals, over-regulation and over-taxation, and the costs of compliance (including attorneys and accountants) could negatively impact the Company’s business.

Uncertainty In Many Related Business Industries Caused By Federal Laws Or State Laws Outside of California Making Marijuana Illegal Could Have A Negative Effect on The Company's Business

Several industries that are used by most businesses have limitations or prohibitions on their use in cannabis-related industries, and such limitations or prohibitions could have a detrimental effect on the Company’s business, and on your investment. The following list are several examples of such limitations or prohibitions, and others exist or will exist in the future, that make investment into the Company, or any cannabis-related company, subject to a high level of risk:

•Advertising and marketing of marijuana and cannabis-related products is often limited or prohibited, including by such major companies as Google, Facebook and Twitter, and by the television industry. The inability to advertise and market the Company's products could have a significant effect on the Company’s revenues and growth potential.

•The Company’s access to real estate could be limited, its rights to such real estate could be voidable, and it could be forced to incur substantial costs. Some property owners may believe cannabis businesses contribute to an undesirable environment for a variety of alleged reasons including that cash accumulations and the presence of cannabis create a target for theft; and some processes, such as extraction, can create unpleasant odors.

•The Company’s ability to attract qualified senior management and directors may be hampered by the uncertainty of the legal status of marijuana at the federal level.

•The Company’s ability to transport its products is limited. Interstate commerce in certain cannabis products including marijuana products is illegal. Transportation of certain cannabis products including marijuana products from one state to another, even if the products are legal in both states, is prohibited or severely limited. Within a state, transportation via air or sea is subject to federal regulation, and therefore could be considered illegal. Arguably, transportation intrastate on federal highways could be seen as illegal.

•The Company may not be accorded the protection of bankruptcy laws because most bankruptcy law is federal law. While any cannabis company that wishes to obtain temporary protection from creditors may seek protection under state laws or common law relating to creditors’ rights, it may not be able to use the protections afforded under provisions of the federal Bankruptcy Code.

The Company May Have Difficulty Obtaining The Various Insurance Products That Are Desired To Operate Its Business, Which May Expose It To Additional Risk And Financial Liabilities.

Insurance that is otherwise readily available, such as workers compensation, general liability, and directors’ and officers’ insurance, is more difficult for cannabis-related companies to find and more expensive than for other businesses. There are no guarantees that the Company will be able to find all such desired insurance coverages in the future, or that the cost will be affordable to the Company. If the Company are forced to go without certain insurance, it may prevent the Company from entering into certain business sectors, may inhibit the Company’s growth, and may expose the Company to additional risk and financial liabilities.

Participants In The Cannabis Industry May Have Difficulty Accessing The Service Of Banks, Which May Be Detrimental To The Company.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies operating in compliance with applicable state laws, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of marijuana remains illegal under federal law, there remains a compelling argument that banks may be in violation of federal law when accepting for deposit funds derived from the sale or distribution of certain cannabis products including marijuana. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. Although the Company currently has access to bank accounts, its inability to open additional bank accounts or maintain its current account may make it difficult for the Company to do business.  The inability to bank would also create a number of risks for the Company, including the possibility of a lack of verifiable financial records and accumulation of cash.

Uncertainty As To Federal Taxation For Cannabis-Related Businesses Could Have A Detrimental Effect On The Company.

Because of federal laws making certain cannabis products including marijuana illegal, and because of certain provisions of the Internal Revenue Code, certain normal business expenses for other companies that are deductible by those companies, when incurred by some cannabis-related companies, may not be deductible when calculating income tax liability. For example, Internal Revenue Code Section 280E prohibits businesses from deducting their ordinary and necessary business expenses other than costs of goods sold, where the business operations consist of activities that violate the federal Controlled Substances Act. Consequently, as long as marijuana remains subject to the federal Controlled Substances Act, cannabis companies including the Company may be at a disadvantage when it comes to profitability, compared to conventional companies. The effective tax rate on a cannabis-related business may depend on how large its ratio of nondeductible expenses is to its total revenues. Therefore, the Company’s cannabis-related business may be less profitable than it could otherwise be.

There Is Great Uncertainty As To Federal Law Enforcement For Investors In Cannabis-Related Companies.

While some cannabis-related stocks and securities are presently accepted by, and trade on national securities exchanges including the New York Stock Exchange, and while federal securities regulators such as the United States Securities and Exchange Commission have not issued any prohibition against selling or issuing cannabis related securities, there is still uncertainty in the investment world as to the possible effects that marijuana being illegal under the federal Controlled Substances Act could have on cannabis-related company investors. In theory, investing in the Company or any cannabis-related or marijuana-related business could be found to violate the federal Controlled Substances Act. As a Shareholder and owner of the Company, it is theoretically possible that federal law enforcement officials could issue indictments to investors under federal law, and all of the assets an investor contributes to a business like the Company, could be subject to asset forfeiture because marijuana is still federally illegal. While the Company believes this risk is limited by its legal and compliant operation of its cannabis business under California law, the

Company cannot assure any investor that the present federal climate, which seems to not be interested in prosecuting those involved with the growing cannabis business in states such as California, will continue to not prosecute those involved in cannabis-related or marijuana-related businesses. The Company is not aware of any investor ever being prosecuted for simply investing in a cannabis-related or marijuana-related company by the United States federal government, but there is no assurance that such a prosecution will not occur in the future.

Furthermore, investors in cannabis-related or marijuana-related businesses could be subject to a suspicious activity report (SAR) being filed when the investor transfers funds to purchase the securities, under the theory that transferring funds to a business that is legally growing and selling marijuana under  California law is still violating federal law, making the need for a suspicious activity report to be filed.  Although the Company has not been able to find any relevant precedent or confirmed media reports related to this issue, it remains theoretically possible that investors could get flagged for money laundering when they transfer funds to purchase cannabis-related stocks, and it is also possible that a bank could shut down the accounts of such investors.

Any Potential Growth In The Cannabis Industry Continues To Be Subject To New And Changing State And Local Laws And Regulations.

Continued development of the cannabis industry is dependent upon continued legislative legalization of marijuana at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing marijuana use, or its sale and distribution, or the re-criminalization or restriction of marijuana at the state level, particularly in California, could negatively impact the Company’s business. Additionally, changes in applicable state and local laws or regulations could restrict the products and services the Company offer or impose additional compliance costs on the Company or its customers. Violations of applicable laws, or allegations of such violations, could disrupt the Company’s business and result in a material adverse effect on its operations. The Company cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be materially adverse to the Company’s business.

The Cannabis Industry Faces Significant Opposition, And Any Negative Trends Will Adversely Affect The Company’s Business Operations.

The Company is substantially dependent on the continued market acceptance, and the proliferation of consumers, of medical and recreational cannabis and marijuana, particularly in California. The Company believes that with further legalization, marijuana and cannabis products will become more accepted, resulting in a growth in consumer demand. However, the Company cannot predict the future growth rate or future market potential, and any negative outlook on the cannabis industry may adversely affect the Company’s business operations. Additionally, large, well-funded business sectors may have strong economic reasons to oppose the development of the cannabis industry. For example, medical cannabis may adversely impact the existing market for the certain medications sold by mainstream pharmaceutical companies. Should cannabis displace other drugs or products, the medical cannabis industry could face a material threat from the pharmaceutical industry, which is well-funded and possesses a strong and experienced lobby. Any inroads the pharmaceutical, or any other potentially displaced, industry or sector could make in halting or impeding the cannabis industry could have a detrimental impact on the Company’s business.

The Company Operates In An Evolving Industry, Which Makes It Difficult To Evaluate Its Business And Prospects. If The Cannabis Industry Develops More Slowly Than The Company Expects, Its Operating Results And Growth Prospects Could Be Harmed. In Addition, The Company’s Future Growth Depends On The Growth Of The Cannabis Industry.

The cannabis industry is a relatively new and rapidly evolving industry, making the Company’s business and prospects difficult to evaluate. If new developments in the cannabis industry occur, particularly new laws or regulations or adverse interpretations of existing laws and regulations, technologies or if the Company is unable to successfully compete with current and new competitors, its business will be harmed, and it may not be able to survive. The growth and profitability of this industry, as it exists today, and the level of demand and market acceptance for the Company’s products, are subject to a high degree of uncertainty. The Company believes that the continued growth of the cannabis industry will depend on many factors, some of which cannot be foreseen at present. This nascent industry may develop more slowly than the Company expects, which could adversely impact the Company’s operating results and its ability to grow its business.

Federal Regulation And Enforcement May Adversely Affect The Implementation Of Medical And Recreational Marijuana Laws And Regulations May Negatively Impact The Company’s Revenues And Profits.

Currently, there are many states plus the District of Columbia that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for marijuana and cannabis and consumer use of marijuana and cannabis in connection with medical treatment. Currently, there are states such as California, Colorado Nevada, Oregon and others that have laws and/or regulations that recognize, in one form or another, legal or decriminalized recreational sale and use of marijuana. Many other states are considering similar legislation allowing the medical sale and use of marijuana and/or recreational sale and use of marijuana. Conversely, under the federal Controlled Substance Act the policies and regulations of the Federal government and its agencies are that marijuana has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited at the federal level. Many states have similar prohibitions. Unless and until Congress amends the Controlled Substance Act with respect to medical marijuana, or as to recreational marijuana, there can be no assurance of the legal sale and use of cannabis-related products such as those of the Company, and there is a risk that federal authorities may enforce current federal law. If so, the Company may be deemed to be producing, cultivating or dispensing marijuana in violation of federal law or certain state laws. Active enforcement of the current federal regulatory position on marijuana, or similar enforcement actions by certain states, may indirectly and adversely affect the Company’s revenues and profits. The risk of strict enforcement of the Controlled Substance Act in light of congressional activity, judicial holdings and stated federal policy remains uncertain. The risk of strict enforcement of the state laws outside of California, as to the Company’s business, also remains uncertain.

The Judicial System May Adversely Affect The Implementation Of Medical And Recreational Marijuana Laws And Regulations May Negatively Impact The Company’s Revenues And Profits.

Judicial interpretation of various state and federal laws related to cannabis and marijuana could have a significant effect on the Company and its business. For example, in the recent past, the U.S. Supreme Court declined to hear a case brought by San Diego County, California that sought to establish federal preemption over state medical marijuana laws after the preemption claim was rejected by every court that reviewed the case, including the California 4th District Court of Appeals who wrote in its unanimous ruling, “Congress does not have the authority to compel the states to direct their law enforcement personnel to enforce federal laws.” However, in another case, the U.S. Supreme Court held that, as long as the federal Controlled Substance Act contains prohibitions against marijuana, under the Commerce Clause of the United States Constitution, the United States may criminalize the production and use of homegrown cannabis even where states approve its use for medical purposes. The inconsistencies of judicial rulings from court to court, and from state court to federal court, creates an atmosphere of uncertainty for the cannabis industry. Should judicial rulings occur that directly or indirectly prohibits or limits the ability of the Company to cultivate, process and sell marijuana or cannabis, or that prohibit the sale or purchase of cannabis-related products by others, the Company’s business and your investment could be significantly affected.

The Company May Not Obtain All Of The Necessary Licenses, Permits And Authorizations To Operate The Cannabis Business.

While the Company has, to date, obtained licenses and permits, some of which are temporary, as described in this Offering Circular, it may not be able to obtain or maintain the necessary licenses, permits,  authorizations or accreditations, or may only be able to do so at great cost, to operate its cannabis business. In addition, the Company may not be able to comply fully with the wide variety of laws and regulations applicable to the cannabis industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations or accreditations could result in restrictions on the Company’s ability to operate its business, which could have a material adverse effect on the Company and your investment.

Additionally, the failure to obtain licenses could occur through no fault of the Company. Due to complicated and often contradictory legislative efforts at the state, county and local level in California, some cannabis businesses have been unable to obtain licenses, renew licenses, or move from temporary or provisional licenses to permanent ones. In some cases, this could be due to the state or local legislative bodies not passing laws or regulations that allow licensing to take place or that allow temporary licenses to expire with no additional means to continue operating a licensed business. Should any of these situations, or others that are unanticipated at this time, prevent the Company obtaining the necessary licenses, permits, authorizations or accreditations it requires, even if it makes its best efforts to do so, it could result in restrictions on the Company’s ability to operate its business, which could have a material adverse effect on the Company and your investment.

If The Company Is Unable To Protect Effectively Its Intellectual Property, The Company May Not Be Able To Operate Its Business, Which Would Impair Its Ability To Compete

The Company’s success will depend, in part, on its ability to obtain and maintain meaningful intellectual property protection for any intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use its domain names or URLs. Such challenges could have a material adverse effect on the Company’s financial results as well as your investment. For example, because the Company is in the cannabis industry, federal protection of the Company’s trademarks and certain other intellectual property is not presently available and may never be available under federal law. As a result, the Company will have to rely, in many cases, on state trademark registrations and common law trademark protection and intellectual property law, rather than federal trademark protection and other federal intellectual property protection.

Volatility of Agricultural Commodities

The Company uses certain agricultural commodities in the manufacturing of its products. Commodity markets are volatile and unexpected changes in commodity prices can reduce the Company’s profit margin and make budgeting difficult. Many factors can affect commodity prices, including but not limited to political and regulatory changes, weather, seasonal variations, technology and market conditions. Some of the commodities used by the Company may not be easily substituted. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

There Are Significant Risks Associated With Cultivating And Farming Any Agricultural Crop, Including Cannabis, That May Affect Your Investment.

The Company is in the business of growing and cultivating cannabis and other agricultural crops.  There are significant risks involved with the Company’s business as a result. The uncertainties inherent in weather, yields, occurrences such as fire, prices, government policies, global markets, and other factors that impact farming can cause wide swings in farm income. For example, crop loss due to many factors is a very realistic possibility in the future and has already occurred with the Company.  Crop loss for the Company can occur as a result of many factors, including but not limited to, pesticide use, governmental testing of crops, weather, fire, disease, mold and pests. Any and all crop loss by the Company for any reason could have a material adverse effect on the Company’s financial results and on your investment.

Additionally, other risks inherent in the Company’s business as a grower and cultivator of an agricultural crop include, but are not limited to (1) production risk derived from the uncertain natural growth processes of crops; (2) price or market risk such as uncertainty about the prices the Company will receive for their crops or the prices they must pay for inputs; (3) institutional risk resulting from uncertainties surrounding government actions such as regulations related to cannabis, marijuana, tax laws, regulations for chemical use and rules for waste disposal; and (4) human or personal risk such as accidents, illness and death of the Company’s farmers, employees, contractors and staff. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

There Are Significant Risks Associated With A Possible Oversupply of Cannabis In The Marketplace.

Because the cannabis industry is in its infancy and because of other factors, it is possible that the marketplace will face an oversupply of products that could drastically reduce the Company’s ability to sell its products, and the ability for the Company to charge what it desires to charge for its products. If any oversupply of cannabis occurs in the same marketplace that the Company is attempting to sell and distribute its products, the Company may not be able to sell its products at all or may be forced to sell far less of its products than it plans to do. Furthermore, the Company may have to reduce its prices for its products if an oversupply occurs in the marketplace. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

For example, it has been widely reported that in 2018, Oregon’s legal marijuana producers grew more than twice as much cannabis as was legally consumed, leading to an oversupply at dispensaries and wholesale distributors. Such an oversupply in Oregon has led to concerns that high supply will lead to falling prices, and that the state government will take action to push down supply by increasing producer license fees, limiting the maximum amount of cannabis grown in the state, or capping the number of licenses temporarily or permanently. Should such an oversupply occur in the markets the Company sells in, or plans to sell in, similar concerns of falling prices, government action to push down supply by increasing license fees, government action to limit the maximum amount of cannabis grown in the state, or government action to cap the number of licenses temporarily or permanently issued could have a material adverse effect on the Company, and on your investment.

The Company May Be Limited To Selling Its Products And Securities Only In California.

At present, the Company is only selling its marijuana products in California. While the Company, as well as others in the cannabis industry, is hopeful that eventually sales of marijuana across state lines will be legal, the present status of the law prevents such interstate sales. Therefore, investors should not assume that sales of the Company’s cannabis products outside the state of California will ever be allowed.

Furthermore, while the Company would like to be able to sell the securities in this offering in states other than California and will take steps to assure that such sales can be made legally, investors should not assume that the securities sold in this Offering will ever be able to be sold outside of the state of California, either in this offering, or once purchased by an investor. While the Company believes that its securities will be able to be sold in certain other states, through this Offering and for investors if a secondary market for the securities is every developed, there is still great uncertainty as to whether such sales outside of California may ever occur. Despite the fact that cannabis related stocks, including Canadian stocks for companies that actually cultivate and sell marijuana in Canada, are sold and traded freely on national U.S. exchanges including the New

York Stock Exchange, there is still no clear guidance as to whether the sales of the Company’s securities outside the state of California will ever be allowed.

Government and Other Campaigns and Laws Could Reduce Demand

Government-sponsored campaigns and campaigns by other third parties against cannabis use, licensing reforms relating to the cultivation of cannabis, and the manufacture and sale of cannabis products, may reduce demand for the Company’s products and any change in any state, local, federal or international cannabis legislation or regulation and other legislation or regulation could have an impact upon present and future products which the Company may produce, which could have a material adverse effect on the Company’s financial results and on your investment.

The Positive and Negative Health Effects of Marijuana and Hemp Are Still Largely Unknown.

At present, the positive and negative short-term and long-term effects on the human mind and body of marijuana, hemp, THC, CBD and other cannabis-related components have not been conclusively studied. In addition, the positive and negative short-term and long-term effects on the human mind and body of smoking, vaping and other means of using or ingesting marijuana, hemp, THC, CBD and other cannabis-related components have not been conclusively studied. Some individuals and entities believe that there may be negative effects on the human mind and body from the use of marijuana, hemp, THC, CBD, cannabis-related components as well as from smoking, vaping and other means of using or ingesting marijuana, hemp, THC, CBD and other cannabis-related components.  Should studies confirm these negative effects, or should various governments, institutions, medical groups, consumer groups or others publicize these negative effects, whether accurate or not, it could lead to new legislation or other regulatory issues related to the sale of marijuana and hemp and other cannabis-related components. Such other regulatory issues could have a material adverse effect on the Company’s business. legislation or Additionally, negative press or negative public opinion relating to human health issues related to marijuana , hemp,  THC, CBD, cannabis-related components or relating to smoking, vaping and other means of using or ingesting marijuana, hemp, THC, CBD and other cannabis-related components, could have a material adverse effect on the Company’s business.

The Continuing Existence And Growth Of A Black Market For Illegal Cannabis In California Could Affect The Company And Its Business

California still has a thriving black market that includes growers and sellers. Some estimates show that as much as 80% of the marijuana sold in California comes from the illegal black market. This is not unique to California. In Canada, where marijuana was recently legalized for all uses, the black market is expected to account for 71% of all sales in 2019. In Massachusetts, an estimated 75% of marijuana sales will be on the black market this year. In California, the black market is likely the result of a mix of high taxes and a limited number of legal dispensaries, particularly in large sections of the state where there are no dispensaries. Potential oversupply of cannabis products, as well as the matters set out above and other factors combine to make black market cannabis less expensive to buy that cannabis in California. The existence of the black market could have a material adverse effect on the Company, and on your investment.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 2.9% of the total outstanding shares of stock of the Company.

The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Shares of Class B Common Stock, other stock, securities or debt convertible into equity. Your stake in the Company could be diluted due to the Company issuing additional Shares of Class B Common Stock or other securities such as other stock, securities or debt convertible into equity. When the Company issues more securities, the percentage of the Company that you own will decrease, even though the value of the Company may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of shares of stock could also result from a securities offering (such as an initial public offering, an additional equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising stock or other equity options, or by conversion of certain instruments such as convertible bonds, other convertible classes of stock or warrants into other equity. If the Company decides to issue more stock or other securities, an investor could experience value dilution, with each Share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share, although this typically occurs only if the Company offers dividends, and most early stage companies like the Company are unlikely to offer dividends, preferring to invest any earnings into the Company.

The type of dilution that negatively affects early-stage investors most occurs when the Company sells more shares of stock or securities in a “down round,” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into shares of stock. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares of stock than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a stock price ceiling. Either way, the holders of the convertible notes get more shares of stock for their money than would new investors in that subsequent round. In the event that the financing is a “down round”

the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares of stock for their money. Investors should pay careful attention to the amount of convertible notes that a company has issued and may issue in the future, and the terms of those notes. At present, the Company has not issued any convertible notes, but it is possible that such notes could be issued in the future.

If you are making an investment expecting to own a certain percentage of the Company or expecting each Share to hold a certain amount of value, it’s important to realize how the value of those shares of common stock can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each Share, ownership percentage, control, share of revenues and earnings per Share.

If you invest in the Company’s Shares, your interest will be diluted immediately to the extent of the difference between the Offering price per Share and the pro forma net tangible book value per Share after this Offering. As of December 31, 2020, the net tangible book value of the Company was ($7,178,520) since the Company had not generated any material revenue and had cumulative expenses equal to $15,054,926 and $7,876,139 in paid-in-capital. Based on the number of shares of Class A common stock (1,000) and Shares of Class B Common Stock (27,806,215) issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of $(0.27) per Share on a pro forma basis. Net tangible book value per Share consists of Shareholders’ equity, divided by the total number of shares of common stock outstanding.

As of June 30, 2021, the net tangible book value of the Company was ($7,958,811) since the Company had not generated any material revenue and had cumulative expenses equal to $16,430,767 and $8,471,688 in paid-in-capital. Based on the number of shares of Class A common stock (1,000) and Shares of Class B Common Stock (26,806,215) issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of $(0.30) per Share on a pro forma basis. Net tangible book value per Share consists of Shareholders’ equity, divided by the total number of shares of common stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.07 per Share.

Thus, if the Offering is fully subscribed, the net tangible book value per Share owned by the Company’s current Shareholders will have immediately increased by approximately $0.37 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted by $12.43 per share to $0.07 per share. These calculations do not include the costs of the Offering, and such expenses will cause further dilution. These calculations also do not take into account the remaining reserved shares in the Company’s Equity Incentive Plan. Also note than any inconsistencies in the numbers of shares listed in the tables below from those that may be set out in the Company’s financial statements are due to shares issued by the Company after the completion of the Company’s audited and interim financial statements. The number of shares in the tables below reflect the number of shares issued and outstanding as of the date of this Offering Circular.

The following tables illustrate the per Share dilution which would occur under each of the “Use of Proceeds” section scenarios shown below:

If the total capital raised is $2,500,000:
Offering price per Class B Share of Common Stock*	$12.50
Net Tangible Book Value per Share before Offering (based on 26,807,215 Shares of Common Stock)	($0.30)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 200,000 Shares of Class B Common Stock)	$0.10
Net Tangible Book Value per Share after Offering (based on 27,007,215 Shares of Common Stock)	($0.20)
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$12.70
*Before deduction of offering expenses

If the total capital raised is $5,000,000:
Offering price per Class B Share of Common Stock *	$12.50
Net Tangible Book Value per Share before Offering (based on 26,807,215 Shares of Common Stock)	($0.30)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 400,000 Shares of Class B Common Stock)	$0.19
Net Tangible Book Value per Share after Offering (based on 27,207,215 Shares of Common Stock)	($0.11)
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$12.61
*Before deduction of offering expenses

If the total capital raised is $7,500,000:
Offering price per Class B Share of Common Stock *	$12.50
Net Tangible Book Value per Share before Offering (based on 26,807,215 Shares of Common Stock)	($0.30)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 600,000 Shares of Class B Common Stock)	$0.28
Net Tangible Book Value per Share after Offering (based on 27,407,215 Shares of Common Stock)	($0.02)
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$12.52
*Before deduction of offering expenses

If the total capital raised is $10,000,000:
Offering price per Class B Share of Common Stock *	$12.50
Net Tangible Book Value per Share before Offering (based on 26,807,215 Shares of Common Stock)	($0.30)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 800,000 Shares of Class B Common Stock)	$0.37
Net Tangible Book Value per Share after Offering (based on 27,607,215 Shares of Common Stock)	$0.07
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$12.43
*Before deduction of offering expenses

There is a material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters, affiliated persons and existing shareholders for shares acquired by them in transactions during the past year. The average effective cash contribution for shares acquired by officers, directors, promoters, affiliated persons and existing shareholders in transactions since inception through October 20, 2021 was $0.26 per share, whereas the public contribution under this Offering will be $12.50 per Share.  The following table summarizes the differences between the total consideration and the weighted-average price per share paid by, on the one hand, officers, directors, promoters and affiliates of the Company who have acquired shares of Common Stock prior to the date of this Offering Circular and, on the other hand, investors participating in this Offering, before deducting estimated offering expenses, assuming that the maximum gross cash proceeds from the offering of $10,000,000.00 are raised and that the maximum number of Shares are sold at the $12.50 per share.

	Total Shares	Total Consideration	Weighted Average Price Per Share
Existing Shareholders Prior To This Offering	26,807,215	$6,873,643	$0.26
Investors In This Offering	800,000	$10,000,000	$12.50

PLAN OF DISTRIBUTION

The Company is offering a Maximum Offering of up to $10,000,000.00 of its Shares of Class B Common Stock. The Offering is being conducted on a best-efforts basis without any minimum number of Shares of Class B Common Stock or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares of Class B Common Stock through commissioned broker-dealers other than Dalmore but may do so after the commencement of the offering. Any such arrangement will add to its expenses in connection with the offering. If the Company engages one or more additional commissioned sales agents or underwriters, the Company will supplement this Form 1-A and Offering Circular to describe the arrangement.

This is not a contingent offering, and the Company plans to hold its first closing approximately three weeks after the qualification of the Offering. The Company will undertake one or more additional closings on a rolling basis as funds are received from investors. The timing and amounts of such closings will be in the sole and absolute discretion of the Company, who will take into consideration as to when closings will take place such matters as the amount of funds raised in the Offering prior to each such proposed closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. Furthermore, the Company anticipates that closings will be held such that no cleared investor funds will remain in any escrow or holding account for more than approximately 30 business days assuming said funds and the investors have cleared compliance with the broker-dealer. At each closing, funds held in the bank account, escrow account or holding account will be distributed to the Company, and the associated Shares will be issued to all investors at time of each closing for investors whose funds and subscription have been cleared. Investors will be notified by the Company via e-mail or another form of written communication when a closing occurs involving their subscription and will be notified that their Shares have been issued at that time. Funds tendered by investors will be kept in the holding or banking account until the next closing after they are received in the account. At each closing, funds for subscriptions accepted from investors who have been issued will be immediately available for the Company's use during the term of the Offering.

All subscribers will be instructed by the Company or its agents to transfer funds by credit or debit card or ACH transfer, and possibly by wire transfer or check, directly to the bank account or escrow or holding account established for this Offering. Such funds will be deposited into the bank account or escrow or holding account and released to the Company at each closing. Processing fees and other charges may be added to the subscription amount to pay for the third-party costs of processing investor payments.

Except as stated above, subscribers have no right to a return of their funds unless no closing has occurred by the termination date of the Offering, in which event investor funds held in the escrow or holding account or bank account will promptly be refunded to each investor without interest or deductions. Because this is not a contingent offering, no escrow account will be established and no escrow agreement will be filed to this Form 1-A of which this Offering Circular is a part. If an escrow account is created despite the lack of legal requirement, the Company will file it as Exhibit 1A-8 to this Form 1-A of which this Offering Circular is a part. Because this is not a contingent offering, and the Company plans to hold its first closing approximately three weeks after the qualification of the Offering, the likelihood of no closing occurring is very slim. However, the Company may terminate the Offering at any time for any reason at its sole discretion and may extend the Offering past the planned termination date in the absolute discretion of the Company.

After the Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company will engage a banking or similar institution to hold investor funds in a holding or escrow account (the “Holding Account”) until compliance by the broker-dealer is complete.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in said Holding Account and will not be commingled with the Company's operating account, until there is a Closing with respect to that Investor and funds are transferred to said operating account. When the Company indicates that the Offering will hold a closing and the Investor’s subscription is to be accepted (either in whole or part), then the Holding Account shall disburse such Investor’s subscription proceeds in its possession to the account of the Company. If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into the Holding Account by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Company.

None of the Shares of Class B Common Stock being sold in this Offering are being sold by existing securities holders. All of the securities were authorized as of June 24, 2019.

The Company initially will use its existing website, www.OwnGoldenSeed.com, to provide notification of the Offering. Persons who desire information will be directed to www.OwnGoldenSeed.com or one or more websites owned and operated by unaffiliated third parties that provide technology support to issuers engaging in equity crowdfunding efforts. This

Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the above-referenced websites.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation that if you are not an “accredited investor” as defined under federal securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the SEC and members of the Financial Industry Regulatory Authority (“FINRA”), to perform the following functions in connection with this Offering, but not for underwriting or placement agent services:

1.Review investor information, including KYC (Know Your Customer) data, perform AML (Anti-Money Laundering) and other compliance background checks, and provide a recommendation to Company whether or not to accept investor as an investor of the Company;

2.Review each investor’s subscription agreement to confirm such investor’s participation in the offering, and provide a determination to Company whether or not to accept the use of the subscription agreement for the investor’s participation;

3. Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;

4.Not provide any investment advice nor any investment recommendations to any investor;

5.Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in our performance under the broker-dealer agreement (e.g., as needed for AML and background checks);

6.Coordinate with third party providers to ensure adequate review and compliance; and

7.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The Company has agreed to pay Dalmore a fee equivalent to 5% of all capital raised in the Offering and cashless exercise warrants based for 3% of the aggregate number of Class B Shares sold in the Offering, exercisable for up to 5 years. The warrants may be exercised by Dalmore or their assigns for no cost ($0.00 per share) and will, when exercised, provide Dalmore or their assigns with Shares of Class B Common Stock. The warrants are (a) not exercisable or convertible more than five years from the qualification date of the offering circular pursuant to FINRA Rule 5110(g)(8)(a); (b) comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1); and (c) comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2)(B). The Company has also paid a FINRA 5110 filing fee of $2,000.00 The Company has also paid a one-time payment for out of pocket expenses of $5,000.00 to Dalmore to cover expenses such a preparing the FINRA filing, due diligence expenses, and any other services necessary and required prior to the qualification of this Offering. Dalmore will refund a portion of the $5,000.00 payment to the extent it is not used, incurred or provided to the Company. The Company will also engage Dalmore as a consultant to provide ongoing general consulting services relating to the Offering such as coordination with third party vendors and general guidance with respect to the Offering. The Client will pay a one-time consulting fee of $5,000.00 which will be due and payable immediately after FINRA issues a No Objection Letter.

The warrants described in the preceding paragraph and the right to purchase securities upon exercise hereof shall terminate upon the earliest of (a) the close of business on the five year anniversary of qualification of the Company's Regulation A offering or (b) the consummation of a sale, merger or the like of the Company or an initial public offering of the Company. For the avoidance of doubt, the warrants will not be exercisable more than five years from the qualification date of this Offering pursuant to FINRA Rule 5110(g)(8)(a). The warrants shall comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2)(B).

The warrants described in the preceding paragraph and the right to purchase securities upon exercise hereof shall terminate upon the earliest of (a) the close of business on the five year anniversary of qualification of the Company's Regulation A offering or (b) the consummation of a sale, merger or the like of the Company or an initial public offering of the Company. For the avoidance of doubt, the warrants will not be exercisable more than five years from the qualification date of this Offering pursuant to FINRA Rule 5110(g)(8)(a). The warrants shall comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2)(B).

Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees. Dalmore is not an underwriter and will not be paid underwriting fees but will be paid service fees.

Dalmore will not under any circumstance solicit any investment in the Company in this Regulation A Offering, provide investment advice to any prospective investor in this Regulation A Offering, or make any securities recommendations to investors in this Regulation A Offering. Dalmore is not distributing any securities offering prospectuses in this Regulation A Offering or making any oral representations concerning the securities offering in this Regulation A Offering. Based upon Dalmore's anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Regulation A offering and no investor should rely on Dalmore's involvement in this offering as any basis for a belief that it has done extensive due diligence. Dalmore does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A and/or Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days unless the maximum amount of the Offering is raised prior to that period ending. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by the Company. Funds received from investors will be counted towards the Offering only if the form of payment clears the banking system and represents immediately available funds held by the

Company prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company, or as otherwise set out herein.

If you decide to subscribe for any Shares of Class B Common Stock in this Offering, you must deliver funds for acceptance or rejection. The minimum investment amount for a single investor is $200.00 for 16 Shares of Class B Common Stock unless reduced on a case-by-case basis by the Company. If paying by check, instructions shall be given by the Company as to how and where to deliver the payment by check and to whom the check should be made payable. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per Share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under an exemption from registration via “Tier 2” of Regulation A. There is no guarantee that a market will develop for the Shares of Class B Common Stock, or that any purchaser of the Shares of Class B Common Stock will be able to sell their Shares of Class B Common Stock for a profit even if such a listing occurs.

The Shares of Class B Common Stock will be sold only to an investor who is not an accredited investor if the aggregate purchase price paid by such investor is no more than 10% of the greater of such investor’s annual income or net worth, not including the value of the investor’s primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares of Class B Common Stock. Investor suitability standards in certain states or jurisdictions may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares of Class B Common Stock for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares of Class B Common Stock, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares of Class B Common Stock. Selling broker-dealers and other persons who may participate in the offering may make additional reasonable inquiries in order to verify an investor's suitability for an investment in the Company. Transferees of the Shares of Class B Common Stock may also be required to meet the above suitability standards or other standards applicable under federal and state securities law.

The Shares of Class B Common Stock may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agent of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.  A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the Shares of Class B Common Stock may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of Shares of Class B Common Stock to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares of Class B Common Stock being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

KoreConX serves as transfer agent to maintain Shareholder information.

USE OF PROCEEDS

The Use of Proceeds is an estimate based on the Company’s current business plan. The Company may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and the Company will have broad discretion in doing so. Because the Offering is a “best efforts” (but not a contingent) offering, the Company may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

The maximum gross proceeds from the sale of the Shares of Class B Common Stock in this Offering are $10,000,000.00. The net proceeds from the Offering, assuming it is fully subscribed, are expected to be approximately $9,300,000.00 after the payment of offering costs including broker-dealer fees. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for operations and general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

USE OF PROCEEDS TABLE

	$2,500,000.00	$5,000,000.00	$7,500,000.00	$10,000,000.00
Capital Improvements	$125,000.00	$500,000.00	$750,000.00	$1,200,000.00
Payroll	$150,000.00	$400,000.00	$600,000.00	$800,000.00
Debt Reduction (1)	$1,750,000.00	$3,250,000.00	$4,750,000.00	$5,921,271.00
Marketing	$100,000.00	$200,000.00	$400,000.00	$600,000.00
General Working Capital	$50,000.00	$200,000.00	$425,000.00	$778,729.00
Offering Expenses (2)	$200,000.00	$200,000.00	$200,000.00	$200,000.00
Broker-Dealer Fees (3)	$125,000.00	$250,000.00	$375,000.00	$500,000.00
TOTAL (4)	$2,500,000.00	$5,000,000.00	$7,500,000.00	$10,000,000.00

(1) Through December 31, 2020, the Company had incurred $7,620,785 of debt from Red M Holdings, LLC and Hollow Wave Holdings, LLC~~,~~ Coastal Nursery LLC, Lucas, Austin, and Alexander LLC and Orinda Gateway, LLC, net of receivables from Yellow Dirt Road LLC and Calypso Ventures LLC, all related parties. This debt is in the form of non-interest bearing loans through December 31, 2020.  The intercompany balances will accrue interest at 12% per annum beginning January 1, 2021. The debt reduction in the Use of Proceeds Table above will pay down a significant portion of the $7,620,785 intercompany debt owed to the related parties as of  December 31, 2020. The remaining intercompany debt will be paid off when the Company’s cash flow from operations is sufficient to do so. Red M Holdings LLC will then pay down a loan between Red M Holdings, LLC and unrelated private individuals and NCS Associates, LLC, an entity owned 50/50 by Chris Yelich and Neil Brandom, officers and directors of the Company. The debt with NCS Associates, LLC accrues interest at a fixed rate of 12% per annum based on a 360 day year until the note is paid in full on or before its maturity date of December 15, 2022.

The amount to be repaid through proceeds in this Offering to Red M Holdings, and ultimately to Yelich and Brandom and the other unrelated individuals by Red M Holdings, LLC, is $5,921,271. The Company intends, as set out in the Use of Proceeds table, to repay $5,921,271 as follows: (a) Once $2,500,000 is raised, the Company intends to use $1,750,000 to pay down this debt; (b) Once a total of $5,000,000 is raised, the Company intends to use $3,250,000 to pay down this debt; (c) Once a total of $7,500,000 is raised, the Company intends to use $4,750,000 to pay down this debt;

(d) Once a total of $10,000,000 is raised), the Company intends to use a total of $5,921,271 to pay down this debt. This schedule of repayment is subject to change based in the ultimate discretion of the Company.

$2,345,048 of the above indebtedness was incurred within one year of December 31, 2020. These funds from such indebtedness were used by the Company for operating expenses and capital purchases.

(2) The Offering Expenses are estimated at a total of $200,000 in the chart above but may vary from that total. The estimated Offering Expenses in this chart include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to any technology provider or service fees paid to Dalmore or any type of commissions to be paid to any broker-dealer.

(3) The Company shall pay Dalmore Group, LLC (“Dalmore”) a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Dalmore (or their designees and assignees) cashless warrants equivalent to 3% of the gross proceeds raised in the Offering, at no cost. Fees in the charts above only reflect the cash fees and do not reflect the warrants, which are also not represented in the capitalization table herein. The warrants may be exercised by Dalmore or their assigns for no cost and will, when exercised, provide Dalmore or their assigns with Shares of Class B Common Stock. The Shares that Dalmore or their assigns will receive upon exercising their warrants will be restricted securities meaning they are not fully liquid, free trading shares unless the restrictions are lifted in accordance with applicable law. Dalmore also received a one-time advance payment for out of pocket expenses of $5,000.00 to cover expenses such a preparing the FINRA filing, due diligence expenses and any other services necessary and required prior to the qualification of the Offering. Dalmore will refund a portion of this payment related to the advance to the extent it was not used, incurred or provided to the Company. The Company will also pay a one-time consulting fee of $5,000.00 to Dalmore after FINRA issues a No Objection Letter. Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, a supplement to this Offering Circular will be filed disclosing the additional fees.

(4) The Company has not included the cost of fulfilling shareholder benefits/perks in the Use of Proceeds and does not believe such fulfillment will materially impact the Use of Proceeds from this Offering. The Company has budgeted for the fulfillment of all shareholder benefits/perks from its ongoing operating revenues.

DESCRIPTION OF THE BUSINESS

General

Golden Seed, Inc. (the “Company” or “Goldenseed”) was initially formed on November 8, 2017 as a Delaware Limited Liability Company (Golden Seed, LLC). On June 20, 2019, Golden Seed, LLC was converted into a Delaware corporation and now operates as Golden Seed, Inc. On

September 30, 2019, the Company filed a fictitious business name statement with the state of California to use the fictitious name “Goldenseed.”

The equity of Goldenseed is held 91.9% by Red M Holdings, LLC, (“Red M Holdings”) a Delaware Limited Liability Company. 100% of the voting power of Goldenseed is held by Red M Holdings. 55% of the equity and 50% of the voting power in Red M Holdings is held by Calypso Ventures, LLC and the other 45% of the equity and 50% of the voting power in Red M Holdings, is held by Cruzin, LLC. The manager of Red M Holdings, LLC is Dusty Road Investment Group, LLC.

Calypso Ventures, LLC is a Delaware Limited Liability Company where 80% of the equity and voting power is held by Dusty Road Investment Group, LLC and the remaining 20% of the equity and voting power is held by Geoffrey Dunn, one of Goldenseed’s directors. Calypso Ventures, LLC is managed by Dusty Road Investment Group, LLC.

Dusty Road Investment Group, LLC is a Delaware Limited Liability Company where for its first 56% ownership of Calypso Ventures, LLC, 1/3 of the equity and voting power is held by Neil Brandom, CFO, CEO of Business Operations and director of Goldenseed, Inc., and 1/3 of the equity and voting power is held by Christopher Yelich, President and director of Goldenseed and 1/3 of the equity and voting power is held by the estate of Scott Goldie, former CEO of Goldenseed For the more recently acquired  24% of its ownership of Calypso Ventures, LLC, 50% of the equity and voting power is held by Neil Brandom, CFO, CEO of Business Operations and director of Goldenseed, Inc., and 50% of the equity and voting power is held by Christopher Yelich, President and director of Goldenseed, Inc.. Dusty Road Investment Group, LLC is managed by its members.

Cruzin, LLC is an entity owned 100% by Angelo Mazzone, a director of Goldenseed.

The primary business of Goldenseed is the cultivation and manufacturing of marijuana grown in California and sold and distributed to businesses and individuals in the state of California.  In the past, the Company also planned to enter into the hemp market, abandoned that plan, but may reinstitute that plan in the future. All of the Company’s hemp business was transacted through Ohlone Coast Farms, LLC, a Delaware limited liability company. Ohlone Coast Farms, LLC is a wholly owned subsidiary of Goldenseed and 100% of its equity and voting power is held by Goldenseed. The manager of Ohlone Coast Farms, LLC is also Goldenseed Ohlone Coast Farms, LLC has not held a hemp license since June, 2020 and no hemp was grown in calendar year 2020.

The Management Team Behind Goldenseed

Goldenseed officers and directors Neil Brandom and Christopher Yelich are also principals of Brooks Street, a successful real estate development firm established in 1997 with an office in Laguna Beach, California. Michael Mohler, Chairman of the Board and a director of Goldenseed, is a senior executive of Brooks Street. With Brooks Street, Brandom, Yelich and Mohler have developed real estate projects in California including master-planned communities, mixed-use and urban in-fill development, hospitality and entertainment venues, and sensitive coastal development. Brooks Street’s projects include Newport Beach community One Ford Road, and other varied projects. Brooks Street has partnered with LT Global in the entitlement and predevelopment of A-Town Stadium, a $500 billion, 700,000-square-foot entertainment destination adjacent to Angel Stadium in Anaheim California. Brooks Street also purchased the iconic Napa Valley Wine Train where, prior to the coronavirus pandemic, they were able to greatly improve the revenues and the profits in two years and where they planned to develop the real estate alongside the train tracks of the popular tourist attraction.

Red M Holdings, LLC (majority shareholder of Goldenseed, and an entity where 100% of the equity and voting power is held by officers, directors and related parties of Goldenseed) assumed ownership of Coastal Nursery, LLC in 2017. Coastal Nursery is a third-generation wholesale grower established in 1946 that specializes in rosemary and rare varieties of cypress and heather. Goldenseed’s cannabis cultivation footprint exists on a property formerly owned by Coastal Nursery, LLC.

Brandom, Yelich and Mohler’s expertise in real estate development and acumen with business operations had allowed them to operate Brooks Street and its related businesses successfully prior to the coronavirus pandemic. That expertise is now being capitalized on in the cannabis industry, through Goldenseed.

Investors should be aware that the investment offered in this Offering is only in Goldenseed, and not in any of the other companies mentioned above.

The Goldenseed Cannabis Brand

Goldenseed delivers pure California cannabis in the form of industry leading and proprietary seed strains, smokable blends, and oil and terpene extractions. Goldenseed cannabis is grown using minimally environmentally impactful farming practices. The Company’s farm, tucked into the hills of Monterey Bay in Santa Cruz County, is a model for the cannabis industry of responsible, clean growing, harvesting, and soil-building land stewardship that together result in the what the Company believes are the highest quality cannabis and cannabis products now being sold.

Goldenseed’s mission is to build a profitable lifestyle brand built around the combination of four distinct philosophies that it believes makes it unique in the cannabis space:

•Focus on wholistic and minimally environmentally impactful farming practices

•Focus on research and development

•Focus on the medical applications of the products, and

•Creation of unique channels of distribution and marketing

The Company strives to have everything that goes into and comes out of its soil to be natural.  Building healthy soil creates healthy plants that are happier and more resistant to disease and pests. Once Goldenseed harvests flower and trim, it returns the balance of the plant back to compost and continue the cycle.

Goldenseed strongly believes in research and development and is constantly looking forward by conducting pheno-hunts – cross-breeding and back-breeding dozens of genetic strains to find plants that are the most consistent and disease resistant, that grow the fastest, yield the most, and look, smell, and taste better.

Goldenseed believes that as the cannabis industry matures in California, the next generation of retail dispensaries will focus on high-quality product and a crafted customer experience. Goldenseed plans to supply the demand for recognizable branded products consumers can identify and rely on. This intrinsic brand equity refers to a value premium generated from this emerging market with access to high-quality wholesale product, recognizable names, and stylized retail experiences when compared to a generic equivalent. Goldenseed plans to foster and support this next generation of brick and mortar outlets, developing brand equity for their establishments by supplying them with cannabis and cannabis products that are memorable, easily recognizable, and superior in quality and reliability.

Finally, Goldenseed believes it has a compelling story to tell in its second Regulation A offering that will be marketed broadly as one of the very first opportunities for small investors to invest directly in a private company in the U.S. cannabis industry in one of the largest markets in the world.  Not only does the Company believe will this raise capital for expansion, but the Company believes it will create a large number of brand ambassadors. The Company believes that being one of the first to do this will result in further exposure for the brand in the media, online and by word of mouth.

Goldenseed’s Cultivation and Production Facilities

Goldenseed’s cannabis cultivation takes place on a 20-acre piece of nursery land owned by an affiliated company. The nursery land, and the land upon which the Company’s cannabis is grown, is not owned by the Company and is not part of this investment. This property contains approximately 160,000 square feet of greenhouses, 40,000 square feet of hoophouses and another 240,000 square feet of shade structures.  This is significant as Santa Cruz County is currently one of several counties in California that allow greenhouse growing of cannabis, although the greenhouse had to be in existence at the time of the local ordinance and cannot be built for this purpose. Greenhouses are less costly to operate than the indoor facilities used by some of the Company’s competitors, providing a cost advantage to Goldenseed. They also have a smaller carbon footprint as they mostly utilize natural sunlight instead of power hungry artificial lighting.

Goldenseed was fast tracked into cultivation when the affiliated company purchased Coastal Nursery, an existing business growing and selling plants approximately 900,000 plants per year.  Plants include rosemary, heather, lavender, cypress, and lemon cypress to national retailers such as Trader Joe’s, Lowe’s, Safeway and Whole Foods. By launching the Goldenseed business on land with an existing nursery owned by an affiliated company, Goldenseed was able to start with greenhouses, people, a production plant, equipment, and work areas that allowed for portions of the nursery to be rededicated quickly to cannabis production and wholesale distribution.

Goldenseed has begun the renovation of the existing greenhouses to create a state-of-the-art mixed light cultivation environment.  This includes automated shades that regulate the amount of sunlight coming into the greenhouse to replicate the optimal outdoor growing cycle.  This allows

Goldenseed to induce the plants into producing four to six harvests per year versus approximately two to three outdoors.  On days that are overcast, Goldenseed has, and is expanding, supplemental lighting that supplies the portion of the light spectrum impacted by the clouds.  Goldenseed’s environment is automated to climatically control temperature and humidity. Fans are strategically placed to keep optimal air circulation.  Goldenseed has also started to install raised beds, allowing the plants to grow in a more natural condition, eliminating the cost of pots and reducing the amount of soil.  This also should increase the healthiness and yield of the plants.  Irrigation is also drip and automated and Goldenseed is able to add natural fertilizers known as “tea” into this system to feed the plants.

After the harvest, Goldenseed has climate-controlled curing areas. Curing of the plant is one of the most critical aspects of production, much like with tobacco. After curing, Goldenseed has a series of automated processes including bucking, trimming, sorting and rolling machines.

The location and scale of Goldenseed’s facilities is also advantageous. The location is in the center of the state, allowing for convenient distribution both north and south. Goldenseed is close to Highway 1 and Highway 101 and less than a half a mile from the Watsonville airport.  If it becomes federally approved, Goldenseed will be able to quickly fly its products to all parts of California and beyond. Another unique aspect of distribution is that, through Coastal Nursery, Goldenseed has “in-place” national distribution to over 35 states, with expansive distribution in California.

What Makes Goldenseed Cannabis Different

Four things: the farm, the farmers, the flower, and the branding/packaging.

Goldenseed’s farm is a model for the cannabis industry of clean growing, harvesting, and soil-building land stewardship that all result in what the Company believes is the highest quality cannabis products now being sold. The farm is in a rich growing area with ideal climate, soil, drainage, and clean ocean air that has supported human life for thousands of years, starting with the native people of California. It is now an important coastal agricultural center. Because it is the site of a former commercial nursery, the Company is able to grow there in natural sunlight in greenhouses. The Company is committed to stewardship and regeneration of this land.

Goldenseed’s Cannabis Operations and Farmers. Goldenseed contracts with renowned local farming entity Two Captains, LLC. The team at Two Captains comprises master growers with successful track records of tending cannabis plants. They are dedicated to natural and minimally environmentally impactful farming practices. Two Captains is also dedicated to breeding and cross-breeding strains of cannabis to create the hardiest, most potent, most productive, and best tasting and smelling plants possible.

Goldenseed’s flowers are complex, potent, beautiful, and richly flavored with terpenes. Goldenseed sources, creates and nurtures strains with the very best terpene and flavonoid content, as chosen and helped along by its master expert. Then according to the soil and microclimate at Monterey Bay, Goldenseed’s plants develop their own unique terpene and flavonoid profile. In the wine world, they call this “terroir.” Goldenseed created meaningful and soulful blends to develop flavor, potency, and treatment profiles (including THC, CBD, and terpenes) that the Company believes cannot be developed any other way. Goldenseed’s small-batch signature products are niche blends that complement its staple strains.

Goldenseed’s branding and packaging reflects the Company’s connection to the culture of California, its artists, surfers, innovators, and diverse communities. Cannabis cultivation is an artistic process both in the fields, in the watchful eye and heart of the passionate farmer watching over his crops and harvest, and in the creation of everything supporting it. From the Company’s commitment to responsible agriculture to developing new strains to creating the art, music, and design accompanying Goldenseed’s presentation to the world, the Company infuses an artisan spirit into everything it does.

Goldenseed’s Early Business Success

Goldenseed took its first products to market in August, 2018. Following that, Goldenseed cultivated its first significant crop of cannabis in December, 2018.  The crop consisted of 400 pounds of cannabis flower. After harvesting, processing, testing and packaging, Although the Company went to market with high expectations, the reception to the Goldenseed brand and quality of its cannabis products from dispensaries, retailers, customers and budtenders was even better than the Company expected.

Goldenseed’s first phase in marketing its consumer products was to get the products into the hands of the “tasters,” bud tenders and influencers in the cannabis marketplace. Goldenseed’s initial consumer product was a terpene tipped pre-rolled joint. The terpene tip was believed by the Company to be the only of its kind in the marketplace at the time and has more aroma and flavor than a normal pre-roll. The reception from the cannabis community was extremely positive.  At one dispensary that had a panel of five testers, it was the first unanimously endorsed product for placement. At High Times’ Nor-Cal Cannabis Cup, Goldenseed won the Best Pre-Roll Award in May, 2019.

In addition to the uniqueness of the terpene tip, the initial product had a very high level of THC.  As the recreational aspect of the California cannabis market started in 2018, new users coming into the market have placed a premium on the level of THC.  While products from many growers are below the 20% threshold, Goldenseed’s early products had three strains over 20%.  At the time Goldenseed took their initial products to market, there was a direct correlation between THC and price with the 20% threshold being one of the most important factors.

The combination of the quality of Goldenseed’s products in addition to unique and attractive packaging and marketing have resulted in Goldenseed’s initial products not only being in demand, but also commanding some of the highest retail prices in the pre-roll market.

As of the date of this Offering Circular, the Company’s early market successes of include:

•Goldenseed is currently exclusively distributed in Southern California through Shelf Life, a rapidly growing distributor rooted deeply in Southern California with expansion into Northern California anticipated in 2021. Shelf Life presently distributes into approximately 450 of the approximately 650 dispensaries in the state.

•Goldenseed is negotiating non-exclusive distribution in Northern California and is close to adding another 15-20 dispensaries in the 2021-2022.

•Through its current investor base, Goldenseed is working to expand its distribution directly to dispensaries utilizing its distribution license.  This increases profits by eliminating third party distribution fees.

Despite the early market successes, Goldenseed experienced regulatory delays and was affected by the California fires of 2020 and the global coronavirus pandemic which created a several month window of little production and low sales.

Goldenseed’s focus on organic cultivation resulted in some crop issues which have now been overcome by team and farming practice adjustments.

Hemp

In 2019, California promulgated its regulations pertaining to hemp and began issuing its first licenses and certifications for cultivation and breeding. Hemp is a cannabis plant that contains less than 0.3% THC, the psychoactive element of the cannabis plant.  Hemp is predominantly used to produce CBD oils for medicinal purposes but can also be used for many other products like cigarettes, cosmetics, fabrics, plastics and building materials.  Golden Seed, Inc. owns 100% of the membership and equity in Ohlone Coast Farms, LLC. All hemp business is transacted through this wholly owned subsidiary.  Goldenseed was one of the first licensed hemp growers and breeders in Santa Cruz County and cultivated 16 acres with its harvest in late 2019.  Nevertheless, based on the competitiveness of the hemp space, Goldenseed decided to focus the vast majority of its efforts on cannabis, no longer has a hemp license, and is preserving its Hemp/CBD genetics for future evaluation of business opportunities.

The Goldenseed Team

The Goldenseed team brings a proven record of business acumen and financial success as well as the connectivity, flexibility, and nimbleness needed to take advantage of the fast-evolving new marketplace engendered by cannabis legalization in California.

Geoffrey Dunn, PhD

Geoffrey is a Director and is Goldenseed’s Director of Community and Government Relations and a nationally recognized and widely sought out economic development consultant who has navigated the complex entitlement and political processes for Goldenseed since its inception.  An award-winning writer, filmmaker and professor at the University of California, he has developed an effective political network in Northern California and was the recipient of the first-ever Lifetime Achievement Award in the Monterey Bay Region presented by the Chamber of Commerce for his four decades of service in both the market and nonprofit sectors.

Chris Yelich

Chris is an award-winning real estate master-plan developer with more than 25 years of experience in entitlements, visioning, branding, sales and marketing. Previously, he ran the Northern California and Orange County Divisions for Pacific Bay Homes, encompassing nearly 1,000 homes. Chris oversaw every aspect of the award-winning Newport Beach master-planned community, One Ford Road, which was located on a remediated site formerly occupied by Ford Aerospace. He secured the project entitlements for 370 homes, planned, built and marketed the community which won numerous state and national awards. In addition, Chris has envisioned, entitled, planned and built a number of mixed-use communities in Southern and Northern California. Chris serves as President of Goldenseed. He holds a Bachelor of Arts degree from the University of California, Los Angeles.

Neil Brandom

Neil has more than 25 years’ experience in land development, civil engineering, management, infrastructure, entitlement, operations, and finance. An Australian engineer with extensive experience in mine and land rehabilitation and environmental projects in some of the world’s most challenging environments he arrived in the U.S. and started Oxford Homes, a developer of residential property in Newport Beach, California, and an owner of business parks and industrial property in Orange County. For Brooks Street, Neil has been responsible for the operations of golf courses, RV parks, and retail centers.  Neil is an expert in operations and finance and is a principal at Brooks Street and Dusty Road, LLC.  For Goldenseed, Neil will serve as CEO and CFO, and manage and lead operations, finance, accounting, treasury, human resources and other policies, procedures, systems and controls.  Neil is a licensed Real Estate Broker and General Contractor and holds an undergraduate degree in Civil Engineering from University of New South Wales, and an MBA from California State University, Fullerton.

Michael Mohler

With nearly 50 years of experience in resort, residential and mixed-use development, Michael specializes in planning, managing and directing projects from acquisition and entitlement through construction, marketing and sales.  He also serves as managing Director for the 401-acre Newport Banning Ranch in the California Coastal Zone in Newport Beach.  Formerly, Michael served as Senior VP of Lowe Enterprises, where he managed the entitlement process for the Terranea Resort in Rancho Palos Verdes, California, as well as the entitlement and development, marketing and sales process for the 1,040-acre Grizzly Ranch Resort Community in Plumas County, California.  For Goldenseed, Michael will serve as Senior Project Manager, with key involvement in managing daily operations, human resources and other policies, procedures, systems and controls. He received a Bachelor of Arts degree from the University of California, Berkeley.

Andrew Holstein

Andrew (“Rewdy”) Holstein brings extensive finance and project management expertise to Goldenseed.  Rewdy also serves as Project Manager for Newport Banning Ranch, Brea 265, an 1,100-unit residential community in Brea, California, and is in charge of underwriting potential projects at Brooks Street. He was previously Director of the Irvine-based real estate consulting group Developers Research and has also worked for global accounting firm KPMG.  Rewdy has worked on more than 100 projects and has been directly responsible for the underwriting and execution of more than $1B in business. Rewdy holds a bachelor’s degree from the University of San Diego.

Aaron Martinez

Aaron is the force behind Goldenseed branding and marketing and works to ensure that the brand embodies the authentic characters involved in growing and creating Goldenseed products. Aaron has worked on diverse projects within urban design, marketing, and brand-building. He has experience in several industries including retail, food & beverage, action sports, lifestyle brands, and land development. Aaron has worked for multiple international design firms including WATG, Disney, and JERDE and has helped create large thematic master-planned resort destinations that feature hospitality flags such as the Hard Rock Hotel, Viceroy, and Disney Resorts. His understanding of human scale design and aesthetics allows his projects to deliver compelling stories. Recently he participated in the re-imagining of the renowned Anaheim Packing District in California.

Goldenseed’s Intellectual Property

On February 7, 2019, the Company was granted a trademark in the state of California for its standard character mark, the word mark “GOLDENSEED” in the categories of (1) Class 5: “Medicinal herbal preparations containing cbd; medical marijuana; medical cannabis; medicinal herbal extracts, concentrates and tinctures for medical purposes;” and (2) Class 34: “cannabis; marijuana; marijuana cigarettes.”

On February 19, 2019, the Company was granted a trademark in the state of California for its logo design, the capital letter “G” followed by a stylized seed, in the categories of (1) Class 5: “Medicinal herbal preparations containing CBD; medical marijuana; medical cannabis; medicinal herbal extracts, concentrates and tinctures for medical purposes;” and (2) Class 34: “cannabis; marijuana; marijuana cigarettes.”

Federal registration of trademarks is not presently allowed by the U.S. Patent and Trademark Office (“USPTO”) for many cannabis-related businesses, particularly those like the Company who actually grow and sell the product. As a result, the Company has attempted to register trademarks at the federal and state level to provide whatever intellectual property protection can be afforded. The Company also plans to take advantage of common law trademark protections where necessary.

Specifically, on May 29, 2018, the Company applied for federal trademark registration of its logo design, the capital letter “G” followed by a stylized seed, in the categories of bottoms of clothing, hats and tops as clothing. The USPTO issued a Notice of Allowance on December 18, 2018 and a six month extension on June 20, 2019.

On May 29, 2018, the Company also applied for federal trademark registration of its standard character mark, the word mark “G SEED” in the categories of bottoms of clothing, hats and tops as clothing. The USPTO issued a Notice of Allowance on December 18, 2018 and a six-month extension on June 20, 2019.

On May 29, 2018, the Company also applied for federal trademark registration of its standard character mark, the word mark “GOLDEN SEED” in the categories of bottoms of clothing, hats and tops as clothing. The USPTO issued a Notice of Allowance on December 18, 2018.

The Company filed Statements of Use for the Marks on June 15, 2021.

Goldenseed Licensing

Goldenseed currently possesses six (6) annually renewable State cannabis licenses, and is awaiting another pending six (6) State cannabis licenses, as follows:

Issued Licenses:

•A Medium (22,000 square feet) Mixed-Light Adult Use Cannabis Cultivation License
(Originally issued May 2019, Renewed Annually)

•A Cannabis Nursery License  (Originally issued May 2019, Renewed Annually);

•A Cannabis (Self) Distribution License (Originally issued June 2019, Renewed Annually)

•A (10,000 square feet) Adult-Use-Small Mixed-Light Cannabis Cultivation License (Originally issued May 2021, Renewable Annually)

•A (10,000 square feet) Adult-Use-Small Mixed-Light Cannabis Cultivation License  (Originally issued May 2021, Renewable Annually); and

•A (5,000 square feet) Adult-Use-Small Mixed-Light Cannabis Cultivation License  (Originally issued May 2021, Renewable Annually)

Pending Licenses:

•A (10,000 square feet) Adult-Use-Small Mixed-Light  Cannabis Cultivation License

•A (10,000 square feet) Adult-Use-Small Mixed-Light  Cannabis Cultivation License

•A (10,000 square feet) Adult-Use-Small Mixed-Light  Cannabis Cultivation License

•A (10,000 square feet) Adult-Use-Small Mixed-Light Cannabis Cultivation License

•A (10,000 square feet) Adult-Use-Small Mixed-Light Cannabis Cultivation License

•An Adult-Use Cannabis Cultivation Processor License

For every State license that is issued to Goldenseed there corresponds a Santa Cruz County equivalent that approximately mirrors the permissions and entitlements granted by the State.

Details of Goldenseed Licensing History

Since California legalized cannabis for adult use (2016-2018), the three main agencies that regulate cannabis and cannabis products, and that issue cannabis business licenses, have been the Bureau of Cannabis Control (BCC), CalCannabis (CDFA), and the Manufactured Cannabis Safety Branch (CDPH)). All three of the agencies are currently in the process of being consolidated into a single Department of Cannabis Control.

The primary cannabis cultivation and non-retail ordinances that apply in Santa Cruz County, are

Ordinances 7.128 and 13.10. These two ordinances, which have been, and will continue to be, amended over time, work together to regulate non-retail cannabis licensing and zoning. Respectively, 7.128 serves to establish operational restrictions and a cannabis licensing program for non-retail cannabis businesses in Santa Cruz County, while 13.10 establishes zoning restrictions and land use permitting requirements for the non-retail cannabis industry. These two primary ordinances are supplemented by a Commercial Cannabis Businesses Best Management and Operational Practices (BMOP) Requirements and CEQA Findings Resolution (Ratified May 2018) that further elaborates on local compliance parameters.

The current maximum grow size for a license is 22,000 square feet of canopy, which is a medium license type, and each entity is currently limited to only one medium license. However, there is no limit on the number of small cultivation license types, the maximum size of which is 10,000 square feet of canopy, except as limited by physical space and local law.

Beyond its current footprint of approximately 47,000 square feet of canopy space, Goldenseed has plans for, and has received local approval for, subsequent canopy expansion phases and acquisition of additional licenses.

Goldenseed plans to apply for the following licenses, permits and permissions:

•Additional Cultivation Licenses

•Cannabis Event Organizer Type 14

Finally, the scale of Goldenseed’s cannabis campus is significant. Goldenseed envisions its Conditional Use Permit to encompass up to a total of 440,000 square feet of cultivation.

Significantly, Goldenseed’s permits allow for “co-location” of other growers and manufacturers of oil (including volatile and non-volatile), either as tenants or as entities in business with Goldenseed.

Impact of the Coronavirus Pandemic on Our Business

The coronavirus has had an impact on business in several ways.  Capital markets tightened significantly at a time when capital was needed to continue to renovate existing or construct new infrastructure.  There has been an impact on personnel.  In 2020, the Company had a few cases of contract employees and/or vendors that tested positive, causing the Company to quarantine a number of employees periodically. Several employees either stayed home or were sent home with potential symptoms causing increased turnover and training. Finally, efficiency was impacted by strictly enforcing the CDC guidelines, particularly social distancing and face masks in high temperature greenhouses. Despite this, Goldenseed is fortunate that the cannabis industry in California was deemed an essential business and that we have been able to continue to operate our business. The Company believes and is hopeful that the long-term prospects of the Company will not be dramatically altered as a result of this pandemic.

The Cannabis Industry

Potential investors are strongly recommended to carefully read and review with their legal counsel and investment advisors this entire Offering Circular, and particularly the Risk Factors on pages 18 to 48 (including those related to the cannabis industry in general) of this Offering Circular prior to investing in the Company. There are significant risks associated with the cannabis industry in general, and with investing in the cannabis industry.

The Company is in the business of cultivating, processing and selling cannabis including both hemp and marijuana. Under U.S. federal law, marijuana is a Schedule I drug which is illegal to manufacture, distribute,  dispense, or possess with intent to manufacture, distribute, or dispense. Under California state law where the Company operates, it is legal under California state law to manufacture, distribute, dispense, or possess with intent to manufacture, distribute, or dispense marijuana if properly licensed by the state of California. Despite being legal in under California law, federal law enforcement authorities, and perhaps even other states’ law enforcement authorities, in their attempt to regulate the illegal use of marijuana, may bring actions against the Company or its officers, directors and/or investors, based on being directly involved in the cultivation, processing and sale of marijuana. As a result of such an action, the Company may be forced to cease operations and its investors could lose their entire investment.

As of the date of this Offering Circular, recreational marijuana has been legalized in 18 states and the District of Columbia.1 There are 37 states where some form of marijuana use is legal under state law for medicinal purposes. Combined, the grand majority of Americans now live in jurisdictions where marijuana is legal under state law in some form.

Although the use of cannabis remains federally illegal, some of its derivative compounds have been approved by the Food and Drug Administration for prescription use.2 Cannabinoid drugs which have received FDA approval are Marinol (THC), Syndros (THC), Cesamet (nabilone), and Epidiolex (cannabidiol).3 For non-prescription use, cannabidiol derived from industrial hemp is legal at the federal level, but legality and enforcement varies by state.4

In February 2017, a poll found that 93% of Americans favor medical marijuana if prescribed by a doctor and 71% oppose the federal government enforcing federal laws against marijuana in states that have legalized medical or recreational marijuana use.5  According to a 2020 Gallup poll, Americans are more likely now than at any point in the past five decades to support the legalization of marijuana.6 68% of U.S. adults currently back marijuana legalization, up from 12% in 1969.7

The cannabis industry is one of the fastest growing industries in the United States. The U.S. legal marijuana industry was estimated at $13.6 billion in 2019 with 340,000 jobs devoted to the

1 https://www.businessinsider.com/legal-marijuana-states-2018-1

2 Id.

3 https://en.wikipedia.org/wiki/Legality_of_cannabis_by_U.S._jurisdiction

4 Id.

5 Quinnipiac U.S. https://poll.qu.edu/search-releases/search-results/release detail?ReleaseID=2432&What=&strArea=;&strTime=28

6 https://news.gallup.com/poll/323582/support-legal-marijuana-inches-new-high.aspx

7 Id.

handling of the plants.8  One analyst has opined that California alone could account for $25 billion of a projected $50 billion nationwide market by 2026.9

Federal Enforcement of Cannabis Laws

Cannabis remains illegal under federal law, and any change in the enforcement priorities of the federal government could render the Company’s current and planned future operations unprofitable or even prohibit such operations.  The Company is dependent on state laws and regulations pertaining to the cannabis industry, particularly the laws of the state of California.

The United States federal government regulates drugs through the Controlled Substances Act which places controlled substances, including marijuana, on one of five schedules. Marijuana is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States. No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas imposed by the United States Drug Enforcement Administration. Because of this, doctors may not prescribe marijuana for medical use under federal law, although they can recommend its use under the First Amendment.

Currently, 37 U.S. states and the District of Columbia allow the legal use of some form of marijuana. Such state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal at the federal level. Because marijuana is a Schedule I controlled substance, however, the development of a marijuana industry under the laws of these states is in conflict with the Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use.

In light of such conflict between federal laws and state laws regarding cannabis, the administration under President Barack Obama had effectively stated that it was not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. For example, the prior Department of Justice Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the Controlled Substances Act. In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with the Bank Secrecy Act (“BSA”).

On January 4, 2018, the U.S. Attorney General, Jeff Sessions under the Trump Administration, issued a written memorandum (the “Sessions Memo”) to all U.S. Attorneys stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal

8 https://www.investopedia.com/articles/investing/111015/future-marijuana-industry-america.asp#citation-1

9 https://www.prnewswire.com/news-releases/california-cannabis-market-expected-to-reach-51-billion-market-value-685917412.html prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that given the Justice Department’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

While it was unclear at the time whether the Sessions Memo indicated that the Trump administration would strongly enforce the federal laws applicable to marijuana or what types of activities would be targeted for enforcement, there was not a discernable increase in marijuana prosecutions related to the sale or possession of marijuana under federal law in states where medical cannabis was legal under the Trump administration. However, a significant change in the federal government’s enforcement policy with respect to current federal laws applicable to cannabis could cause significant financial damage to the Company.

On May 15, 2019, Forbes reported that the Trump Administration’s Attorney General William Barr William Barr testified during a Senate Appropriations subcommittee that he favored a more lenient, albeit federalist, approach to marijuana laws, preferring for marijuana to be legalized nationwide rather than let states continue to fly in the face of federal prohibition. Forbes also reported that during the Justice Department's fiscal year 2020 budget request meeting, Attorney General Barr was asked to clarify the federal government’s role in enforcing drug laws in states that have legalized medical and adult use marijuana, and answered that removing the federal government from the situation and allowing the states to set their own cannabis policy would be an improvement over the present scenario, which he referred to as an intolerable conflict between federal and state laws.10 As noted above, there was not a discernable increase in marijuana prosecutions related to the sale or possession of marijuana under federal law in states where medical cannabis was legal under the Trump administration.

After the election of Joe Biden and the appointment of Merrick Garland as Attorney General, it appears that the federal policy of not prosecuting federal marijuana related crimes in states where Marijuana is legalized will continue. Attorney General Garland has publicly stated that he does not feel the Department of Justice should be using its limited resources to go after people using marijuana in compliance with state law. Specifically, Garland stated that the Department of Justice’s “view on marijuana use is that enforcement against use is not a good use of our resources.”11

All this being said, marijuana remains federally illegal and a significant change in the federal government’s enforcement policy with respect to current federal laws applicable to cannabis could cause significant financial damage to the Company.

The Sale and Purchase of Cannabis-Related Securities

10 https://www.forbes.com/sites/sarabrittanysomerset/2019/04/15/attorney-general-barr-favors-a-more-lenient-approach-to-cannabis-legalization/#4d766bc4c4c8

11 https://www.marijuanamoment.net/biden-ag-stresses-that-marijuana-use-in-legal-states-is-not-a-justice-department-priority/

Despite the legalization of cannabis in many states, under United States federal law the Controlled Substance Act classifies marijuana as a Schedule I drug, substance or chemical, and thus makes the production, sale and use of marijuana subject to federal criminal penalties. Despite this, there is no federal law that specifically addresses the sale of cannabis-related securities. The United States Securities and Exchange Commission (“SEC”) has not promulgated any rules prohibiting the sale of cannabis-related securities. In 2018, the SEC authored an “Investor Alert” that warned consumers about potential scams involving certain fraudulent cannabis-related securities. The SEC Investor Alert does not state, or even allude to, the concept that investing in or selling cannabis-related securities is illegal, but rather warned investors to investigate and do research on cannabis-related companies prior to investing.

The SEC reviewed and qualified the Company to go to market with its first Regulation A offering in late 2019. Listings on national exchanges still rely on the rules of the exchange, such as the NYSE and NASDAQ. As of the time of this Offering’s commencement, the NYSE and NASDAQ have not listed any marijuana companies that do business in the U.S, because of the status of marijuana at the federal level. While there does not appear to be any direct federal law that prevents the Company from seeking an exemption to registration through this, its second Regulation A offering, the Company is cognizant of the fact that the law is unsettled and may be subject to interpretation by various Presidential administrations, and by various states and their attorneys general and securities regulators.

DESCRIPTION OF PROPERTY

The Company owns no real property. The Company leases the property known as 650 Buena Vista from Hollow Wave Holdings LLC, a related entity owned 100% owned by Red M. Holdings, LLC and managed by Dusty Road Investment Group, LLC. The lease runs through December 1, 2022 at the nominal lease rate of $100 per month. At some point in the future, the lease will be revised for Goldenseed to pay a fair market rate in rent for the property to Hollow Wave Holdings LLC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of the Company’s financial condition and results of its operations together with its financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

The Business

Golden Seed, Inc. was initially formed on November 8, 2017 as a Delaware Limited Liability Company (Golden Seed, LLC). On June 20, 2019, Golden Seed, LLC was converted into a Delaware corporation and now operates as Golden Seed, Inc. On September 30, 2019, the Company filed a fictitious business name statement with the state of California to use the fictitious name “Goldenseed” and uses this fictitious name for product branding and other purposes. The Company legally cultivates and sells cannabis and cannabis-related products in Santa Cruz County, California. All shares in the Company being sold in this Offering are Shares of Class B Common Stock with the rights and privileges as set out herein.

Results of Operations

The period of January 1, 2019 to December 31, 2019 (audited) and period of January 1, 2020 to December 31, 2020 (audited)

Revenue. Total revenue for the year ended December 31, 2019 was $434,217.  Total revenue for the year ended December 31, 2020 was $296,961. This is a material difference from 2019. One cause for the material difference is that the Company was severely impacted by the global COVID-19 pandemic. Other causes include changes to sales staff and loss of sales from a major customer due to bankruptcy.

Operating Expenses. Operating expenses for the year ended December 31, 2019 were $1,873,435. Operating expenses for the period of January 1, 2020 to December 31, 2020 were $4,841,389. This is a material difference from 2019. Sales and marketing expenses increased dramatically to $3,542,893 as a result of stock awards issued in exchange for promotional services.

Cost of Sales. Cost of sales for the year ended December 31, 2019 was $4,788,372.  Cost of goods sold for the period of January 1, 2020 to December 31, 2020 was $ 222,721. Cost of goods sold related to impairment and crop losses for the period of January 1, 2020 to December 31, 2020 was $(3,317,700). This is materially different from 2019 because of reduced production costs and efficiencies gained thru utilization of automation.

Net Loss. Net Loss for the period of January 1, 2019 to December 31, 2019 was $6,227,590. Net Loss for the period of January 1, 2020 to December 31, 2020 was $8,111,769. These net losses were the result of business development costs, delays with regulatory approvals, decreased cannabis production, losses from hemp crops and sales and marketing expenses exchanged for stock options. The Company cannot assure when or if revenue will exceed operating costs.

The period of January 1, 2021 to June 30, 2021 (unaudited)

Revenue. Total revenue for the six months ended June 30, 2021 was $222,119. This is a material improvement from December 31, 2020.  The reason is due to increased product demand and fulfillment of the Company’s flower and pre-rolls from existing customers and the development of new customers in the bulk distillate market for the six months ended June 30, 2021.

Operating Expenses. Operating expenses for six months ended June 30, 2021 was $1,393,254. This is a material difference from December 31, 2020. The increase in 2020 was due to the issuance of warrants in exchange for marketing services. As of the six months ended June 30, 2021, the Company has not issued any warrants.

Cost of Sales. Cost of sales for the six months ended June 30, 2021 was $189,498. This is a material difference from December 31, 2020 as inventory was written down to lower of cost or market during 2020 and a decrease in the labor costs as of the six months ended June 30, 2021, the Company has not booked any impairment.

Net Loss. Net Loss for the six months ended June 30, 2021 was $1,375,841. This is a material improvement from December 31, 2020 are due to lack of issuing warrants and impairment write down and a decrease in labor costs. The Company cannot assure when or if revenue will exceed operating costs.

Liquidity and Capital Resources

The Company had net cash of $10,281 on June 30, 2021 and net cash of $35,710 as of December 31, 2020.

The Company will have additional capital requirements during 2021. The Company does not expect to be able to satisfy our cash requirements through sales, and therefore will attempt to raise additional capital through a second sale of its Class B common stock per Regulation A of the Securities Act of 1933.

The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to it or at all. The Company is currently incurring operating deficits that are expected to continue for the foreseeable future.

Cash provided by financing activities relating to advances from related parties during the year ended December 31, 2019 was $5,207,130 related to financing agreements, proceeds from related parties, and net proceeds from issuance of common stock. Cash used by investing activities during the twelve months ending December 31, 2019 was $204,448 related to purchases of property and equipment and advances to related parties. Cash provided by financing activities relating to advances from related parties during the year ended December 31, 2020 was $5,884,246 related to   issuance of notes payable, related party advances, and issuances of common stock. Cash used by investing activities during the twelve months ending December 31, 2020 was $172,734 related to purchase of equipment, and investment in a joint venture.

Cash provided by financing activities for issuance of stock of $1,876,784 net of offering costs, proceeds from notes payable of $150,000 and advances from related parties of $645,534 during the year ended June 30, 2020.  Cash provided by financing activity as of June 30, 2021 consisted of $588,309 for issuance of stock and $1,599,973 of advances from related parties.

Cash used by investing activities during the six months ending June 30, 2021 was $210,764 related to the purchase of capital assets and capital improvements.

Plan of Operations

The Company’s plan of operation for the 12 months following the commencement of its first Regulation A Offering was to continue the process of obtaining the necessary licensing for the operation of the Company’s business. The Company also planned continue to sell terpene-tipped pre-rolls to the retail market and to continue selling clones to the retail and wholesale markets. The Company intended to start selling “eighths” (1/8th of an ounce of cannabis) of its flowers to the market as well and intended to start selling vape pens. The Company planned to manufacture oils to create distillates and terpenes. The Company intended to continue to establish its retail presence and to grow as a premium cannabis lifestyle brand.  In its farming and production operations, the Company intended to commence large scale cultivation which would allow the Company to also to sell wholesale flowers and to do white label productions for other brands. The Company also planned to build out its mixed light/light deprivation system and build out an existing greenhouse into a 40,000 square foot nursery for cultivation to create clones.

As of June 30, 2021, over the following 12 months, the Company planned to continue the process of obtaining the necessary approvals and licensing for the growth of its business. The Company planned to sell wholesale bulk flower and planned to continue to sell terpene-tipped pre-rolls and other flower products to the retail market. The Company also planned to manufacture oils to create distillates and terpenes. Finally, the Company planned to explore additional products for the retail market. The Company has decided to shift focus away from hemp products for the time being, given the market conditions related to hemp, but to maintain its focus of establishing its retail presence into increased distribution and to grow its premium cannabis lifestyle brand.

In the Company’s opinion, it may not satisfy its cash requirements and the Company anticipates it may be necessary to raise additional funds in the next twelve months to implement the plan of operations. The Company expects to have additional capital requirements during 2021 and 2022.  The Company does not expect to be able to satisfy its cash requirements through sales during 2021 and therefore will attempt to raise additional capital through the sale of its Shares of Class B common stock per a second offering under Regulation A of the Securities Act of 1933. The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to it or at all. The Company is currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because the Company has only recently taken its products to market, the Company is unable to identify any recent trends in revenue or expenses since the latest financial year. Thus, the Company is unable to identify any known trends, uncertainties, demands, commitments or events involving its business that are reasonably likely to have a material effect on its revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition. However, a great deal of uncertainty has recently arisen as a result of the coronavirus pandemic and the economic fallout it has caused. It is impossible at present to know all short term and long-term effects from the coronavirus pandemic and the economic fallout it has caused. If the Company is unable to react to changing consumer preferences, new laws and regulations, the short term and long-term effects from the coronavirus pandemic and the economic fallout it has caused, our sales could decrease and/or our business could be significantly and negatively affected.

Despite this, the Company believes that the market for its products and services will continue to improve if economic conditions in the United States improve, and if the legal sale of cannabis, both medicinally and recreationally, continues to gain general acceptance. Not specific to the Company, but the trends in the general market appear to favor a growing market outlook, with sales of medical and recreational cannabis increasing year over year (and reportedly increasing during the coronavirus pandemic) as more states legalize various uses of cannabis-related products. As a result, the Company sees a good opportunity for growth in its business operations, assuming the impact of the coronavirus pandemic does not significantly affect the Company long-term.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

The Company has identified the policies outlined below as critical to its business operations and an understanding of its results of operations. The list is not intended to be a comprehensive list of all of the Company’s accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on the Company’s business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect the Company’s reported and expected financial results. Note that the Company’s preparation of the financial statements requires it to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of its financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Basis of Presentation and Basis for Consolidation

The Company prepares consolidated financial statements in accordance with generally accepted accounting principles in the United States of America (GAAP). These consolidated financial statements include all accounts of Golden Seed, Inc., along with its wholly owned subsidiary, Ohlone Coast Farms, LLC. All transactions and balances between and among the aforementioned companies have been eliminated in consolidating the accounts for consolidated financial statement presentation. The Company adopted the calendar year as its basis of reporting.

Interim Unaudited Financial Information

The accompanying consolidated financial statements for the six months ended June 30, 2021 and 2020 and related footnote disclosures are unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the Company's opinion, reflect all adjustments necessary to present fairly the Company's consolidated financial position as of June 30, 2021 and results of its consolidated operations, and cash flows for the periods ended June 30, 2021 and 2020. The results for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any other periods.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents.  The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts.  Accounts receivable are periodically evaluated for collectability based on past credit history with clients and other factors. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions.  As of June 30, 2021 and December 31, 2020, the Company carried no allowances against its receivables.

Inventory

Inventory is stated at the lower of cost or market and accounted for using the first in, first out (FIFO) cost method. All direct and indirect costs of growing crops are accumulated until the time of harvest and certain costs may be deferred and allocated to growing crops. Harvested crops are recorded at the lesser of cost or the net realizable value.   The inventory balance of $2,269,557 as of June 30, 2021 consisted of cannabis mother stock, flower, pre-rolls, clones, employee wages and related payroll taxes, payments made to independent contractors, bulk biomass and trim, in addition to other materials and supplies needed for the propagation, greenhouse operations, and packaging of cannabis products.  The inventory balance of $977,910 as of December 31, 2020, consisted of cannabis mother stock, flower, pre-rolls, clones, hemp, employee wages and related payroll taxes, payments made to independent contractors, bulk biomass and trim, in addition to other materials and supplies needed for the propagation, greenhouse operations, and packaging of cannabis products.  Raw materials inventory balance is $208,736, growing crops balance is $1,232,687, and finished goods inventory balance is $828,134, each as of June 30, 2021.  Inventory at December 31, 2020 consists of raw materials of $31,297, growing crops of $125,172, and finished goods inventory balance of $821,441. The Company records impairment and obsolescence reserves against its inventory balances as deemed necessary. Mold and other crop issues during the 2020 cultivation and harvest compromised the inventory, along with costs exceeding the net realizable values of harvested and growing crops, resulted in inventory impairment charges totaling $3,317,700 for the year ended December 31, 2020.  The Company has not recorded impairment for the six months ended June 30, 2021.

The Company has authorized a distribution agreement with its largest customer during February 2020.  The customer notifies the Company on a bi-monthly basis of sales activity and the Company records revenue and receives payment.  The Company authorizes the replenishment of consignment inventory based on orders placed by the customer.  The customer does not purchase the inventory until the product has sold.  The customer receives a 15% distribution fee on all its sales of the Company’s products.  As of June 30, 2021 and December 31, 2020, the Company had $9,960 and $142,292 of inventory on consignment, respectively.  The Company paid $26,294 and $0 in distribution fees for the years ended June 30, 2021 and 2020, respectively.

Property and Equipment

The Company has a policy to capitalize expenditures with useful lives in excess of one year and costs exceeding $1,000 as property and equipment and depreciates such assets on a straight-line basis over estimated useful lives, which is currently estimated at 8-39 years for the Company’s property and equipment.

Management periodically evaluates assets for impairment and writes off capitalized costs as necessary.  As of June 30, 2021 and December 31, 2020, no property and equipment has been impaired.

Accrued Expenses

Accrued expenses totaled $421,290 and $392,443 as of June 30, 2021 and December 31, 2020, respectively.  The Company charges accrued but unpaid costs that pertain to wages, payroll taxes and workers compensation insurance, interest expense and ordinary operational expenses necessary to run the business to accrued expenses.  Accrued expenses as of June 30, 2021 consists of $236,095 for payroll and related expenses, $16,719 of accrued interest and $168,476 pertains to ordinary operations expenses.  Accrued expenses as of December 31, 2020 pertains to wages, payroll taxes and insurance of $219,067, $5,620 pertains to accrued interest and $167,756 pertains to ordinary operational expenses.

Note Payable

On June 26, 2020, the Company’s wholly owned subsidiary, Ohlone Coast Farms, LLC received a secured disaster loan from the U.S. Small Business Administration in the amount of $150,000.  The note accrues interest at 3.75% per annum and is due in thirty years.  Repayment of the loan began on June 25, 2021 at $731 per month.  As of June 30, 2021 accrued interest is $5,781 and interest expense is $2,828. As of June 30, 2020 accrued interest and interest expense on this note is $0.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.  Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability.  Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheets approximate their fair value.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.  Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

Revenue of $222,119 and $66,855 has been earned and recognized for the six-month periods ended June 30, 2021 and 2020, respectively.

Cost of Goods Sold

The Company uses FIFO method to determine the amount of inventory to relieve relative to sales revenue recorded.  Costs that flow through cost of goods sold consist of cannabis mother stock, flower, pre-rolls, clones, hemp, employee wages and related payroll taxes, payments made to independent contractors, bulk biomass and trim, in addition to other materials and supplies needed for the propagation, greenhouse operations, and packaging of cannabis products.  Cost of goods sold of $189,498 and $583,774 has been recognized for six-month periods ended June 30, 2021 and 2020, respectively. Impairment charges against inventory are recorded to costs of goods sold as incurred.

Advertising Expenses

The Company expenses advertising costs as incurred in accordance with ASC 720-35, “Other Expenses – Advertising Cost.”  Advertising expenses recognized totaled $317,844 and $326,814 for the six-month periods ended June 30, 2021 and 2020, respectively.

Stock-Based Compensation

The Company measures all stock-based awards granted to employees and directors based on the fair value on the date of the grant and recognizes compensation expense for those awards, net of estimated forfeitures, over the requisite service period, which is generally the vesting period of the respective award. The Company issues stock-based awards with only service-based vesting conditions and records the expense for these awards using the straight-line method.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company historically has been a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, it estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to stockholders’ equity/(deficit) upon the completion of an offering or to expense if the offering is not completed.

Loss on Investment

During January 2020, the Company’s subsidiary, Ohlone Coast Farms, LLC, entered into a joint venture agreement to engage in manufacturing, packaging and marketing and the sale of hemp pre-rolls and contributed $50,000 dollars towards operating costs.   On June 19, 2020, the parties agreed to terminate the joint venture and the investment was written down to $0 during the six-months period ended June 30, 2020.

Income Taxes

The Company was a limited liability company through the June 20, 2019 conversion date.  Accordingly, under the Internal Revenue Code, all taxable income or loss flowed through to its members.  Therefore, no provision for income tax has been recorded in these financial statements.  Income from the Company was reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.  FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements.  The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.   The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Beginning June 21, 2019, the Company is subject to corporate income tax.  Tax expense recognized in profit or loss compromises the sum of current and deferred taxes not recognized in other comprehensive income or directly in equity.

Current Tax

Current tax assets and/or liabilities comprise those claims from, or obligations to, fiscal authorities relating to the current or prior reporting periods that are unpaid at the reporting date.  Current tax is payable on taxable profit, which differs from net loss in the consolidated statements of operations. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

Deferred Tax

Deferred taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are calculated, without discounting, at tax rates that are expected to apply to their respective period of realization, provided they are enacted for substantively enacted by the end of the reporting period.

Deferred tax liabilities are always provided for in full.

Deferred tax assets are recognized to the extent that it is possible that they will be able to be utilized against future taxable income. Deferred tax asset and liabilities are offset only when the Company has a right and intention to offset current tax assets and liabilities from the same taxing authority.

Changes in deferred tax assets or liabilities are recognized as a component of tax income or expense in profit or loss, except where they relate to items that are recognized in other comprehensive income or directly in equity, in which case the related deferred tax is also recognized in other comprehensive income or equity, respectively.

On June 21, 2019, the Company converted from an LLC to a corporation and is subject to taxation as a corporation.  Before the conversion, when the Company was an LLC all taxes were passed through to the members and no current or deferred taxes were recognized,

The Company estimates it has deferred tax assets of $2,367,298 and $2,389,793 as of June 30, 2021 and December 31, 2020, respectively, resulting from its net operating loss carryforwards.  The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to taxable losses for the period ended June 30, 2021 and December 31, 2020 and no history of generating taxable income. Therefore, a valuation allowance of $2,367,298 and $2,389,793 was recorded as of June 30, 2021 and December 31, 2020, respectively. Deferred tax assets were calculated using the Company’s combined tax rate, which it estimated to be 28.0%. The effective rate is reduced to 0% for June 30, 2021 and December 31, 2020 due to the full valuation allowance on its net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. The Company filed its tax returns for 2019 and at December 31, 2020, while the Company has not yet filed its 2020 tax returns, it estimates it will have net operating loss carryforwards available to offset future taxable income in the amount of $7,576,278 for federal tax return and $10,612,876 for state tax return.

As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product.  This results in permanent differences between ordinary and necessary business expenses deemed non-allowed under IRC Section 280E.  Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.

Earnings per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of June 30, 2021 and December 31, 2020, diluted net loss per share is the same as basic net loss per share.

Additional Company Matters

The Company has not filed for bankruptcy protection, nor has it ever been involved in receivership or similar proceedings. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

The Company’s attorney has received a notice of legal action related to a facility lease entered into on September 20, 2019. The notice is seeking damages of approximately $304,000. The Company vacated the property on May 26, 2020 and is in receipt of an itemized list of alleged past due amounts. On June 26, 2020 the Company agreed to pay a total of $304,186 of outstanding lease payments, property taxes and insurance related to the lease by making specified payments until amount is paid in full on or before June 26, 2021. The balance owed is included in the accounts payable balance at June 30, 2021.

The Company entered into a sublease on November 21, 2019 and are negotiating a surrender and termination of the sublease. In June 2020, the Company agreed to a termination fee of $59,037 and made specified monthly payments and the balance is paid in full December 31, 2020. The Company entered into a lease on June 14, 2019 that required bi-annual lease payments of $24,090. The Company vacated the facility in August 2020 and made an informal arrangement to make monthly payments of $4,015 from July to December 2020 and find a sub-tenant. The Company made two of the six payments and continues to look for a sub-tenant. No formal action has been filed.

Calypso Ventures, LLC, is a related party and an owner in Red M Holdings, LLC. Red M Holdings, LLC is a shareholder of the Company. An individual has filed a formal complaint with Calypso Ventures, LLC regarding his interest in Calypso Ventures, LLC, and by extension, his interest in the Company. The above action is in early stages and one former board member believed this lawsuit will likely have an impact to the financials of the Company. The Company’s management and all of its present board members do not believe the lawsuit will likely have any impact to the financials of the company and as such, no amount has been recorded for potential damages.

A former employee of the Company filed a wrongful termination compliant with the California Labor Board.  The Company denies all allegations in the Compliant.  Both parties agreed to settle this matter out of court.  The Company signed an employment settlement agreement in the amount of $110,000 to be paid in a lump sum of $50,000 on June 1, 2021 and six $10,000 monthly payments starting on July 1, 2021.

DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this Offering Circular, the Company has 13 full-time employees. The Company plans to hire additional employees at such time as the Company has sufficient capital or financing to do so, if and when the present uncertainty caused by the coronavirus pandemic subsides.

The directors and executive officers of the Company as of the date of this Offering Circular are as follows:

Name	Position	Age	Term of Office	Approx. Hours Per Week
Executive Officers:
Neil Brandom	Chief Executive Officer and Chief Financial Officer	59	11/8/2017 to present	20
Christopher Yelich	President	60	11/8/2017 to present	20
Directors:
Neil Brandom	Director	59	11/8/2017 to present	1
Christopher Yelich	Director	60	11/8/2017 to present	1
Geoffrey Dunn	Director	66	8/27/2020 to present	1
Angelo Mazzone	Director	70	6/16/21 to present	1
Michael Mohler	Director and Chairman of the Board	72	6/16/21 to present	5

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From November 8, 2017 (date of inception) to the date of this Offering Circular, the Company has paid no compensation to its officers or directors. Company plans to pay existing officers in the future and may hire additional officers in the future and pay them salaries commensurate with industry standards and may also choose to compensate its directors in the future.

Executive Compensation

From November 8, 2017 (date of inception) to the date of this Offering Circular, the Company has paid $88,000.00 in compensation to its executive officers and directors. This payment comprises a payment of $88,000 to J. R. Richardson, a former officer and director, for the purchase of clones by the Company.  The $88,000 payment for the purchase of clones by the Company was made by Red M Holdings, LLC on behalf of the Company. When he was an officer and director, Mr. Richardson was paid compensation, at $20,000 per month, as an expense of the Company from January 1, 2021 through August 31, 2021, before being terminated. No other officer or director has received cash or other compensation from the Company for their roles as an officer or director.

Name	Capacities in which compensation was received	Cash Compensation	Other compensation	Total compensation
Neil Brandom	Chief Executive Officer, Chief Financial Officer & Director	$0.00	$0.00	$0.00
Christopher Yelich	President & Director	$0.00	$0.00	$0.00

Geoffrey Dunn	Director	$0.00	$0.00	$0.00
Angelo Mazzone	Director	$0.00	$0.00	$0.00
Michael Mohler	Director and Chairman of the Board	$0.00	$0.00	$0.00

Employment Agreements

The Company has not entered into any employment agreements with its executive officers to date.

Equity Incentive Plan

The Company has established an equity incentive plan pursuant to which equity options and awards may be authorized and granted. Equity options or a significant equity ownership position in the Company may be utilized by the Company through this equity incentive plan in the future to attract one or more new key senior executives to manage and facilitate the Company’s growth, to compensate third parties for services provided, and for other uses. Any Shares, grant of equity or options to purchase equity from this equity incentive plan would cause dilution to all Shareholders at that time. The Company initially set aside 1,250,000 Shares of Class B Common Stock in the Capitalization Table With Equity Incentive Plan below for purposes of illustrating the potential dilution of the equity incentive plan, should all authorized and reserved 1,250,000 Shares of Class B Common Stock be issued through said plan. At the time of the qualification of this Offering Circular, 28,224 of the Shares set out in the Capitalization Table With Equity Incentive Plan for the equity incentive plan had been issued.

Board of Directors

The Company’s board of directors currently consists of five directors: Neil Brandom, Christopher Yelich, Geoffrey Dunn, Angelo Mazzone and Michael Mohler. Mr. Mohler is Chairman of the Board and is a voting member of the board. None of the Company’s directors are “independent” as defined by listing and other standards. The Company’s may appoint additional independent directors to its board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

The Company may establish an audit committee, compensation committee, a nominating and governance committee and other committees to its Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

The Company currently does not pay its directors any compensation for their services as board members, with the exception of reimbursing board related expenses. In the future, the Company may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

The Company’s Second Amended and Restated Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Second Amended and Restated Bylaws state that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by Delaware or any other applicable law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers. The Company also has the power to indemnify its other officers, employees and other agents as set forth in Delaware and any other applicable law.

There is no pending litigation or proceeding involving any of the Company’s directors or officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of the Company’s directors, officers, and others, please review the Company’s Second Amended and Restated Bylaws, which are attached as Exhibit 1A-2B to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following capitalization table sets forth information regarding beneficial ownership of the Company’s equity as of the date of this Offering Circular. There is beneficial ownership of the Company equity at the time of this Offering by its directors or executive officers as set out below in the capitalization table.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to equity. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each Shareholder named below possesses sole voting and investment power over their Shares, where applicable. Percentage of beneficial ownership before the Offering is based on 26,807,215 shares of outstanding stock as of the date of this Offering Circular.

The following capitalization table sets forth information regarding beneficial ownership of all classes of the Company’s shares of common stock as of the date of this Offering Circular.

CAPITALIZATION TABLE

(1) Includes warrants for 11,227 shares of Class B Common Stock issued to broker-dealers and their assigns from a previous Regulation A offering. The warrants are exercisable at no cost for five years from the qualification date of the prior Regulation A offering. Any such shares, if the warrants are exercised, will be restricted shares under applicable securities laws and will not be free trading shares.

The equity of Goldenseed is held 91.9% by Red M Holdings, LLC, (“Red M Holdings”) a Delaware Limited Liability Company. 100% of the voting power of Goldenseed is held by Red M Holdings. 55% of the equity and 50% of the voting power in Red M Holdings is held by Calypso Ventures, LLC and the other 45% of the equity and 50% of the voting power in Red M Holdings, is held by Cruzin, LLC. The manager of Red M Holdings, LLC is Dusty Road Investment Group, LLC.  Calypso Ventures, LLC is a Delaware Limited Liability Company where 80% of the equity and voting power is held by Dusty Road Investment Group, LLC and the remaining 20% of the equity and voting power is held by Geoffrey Dunn, one of Goldenseed’s directors. The manager of Red M Holdings, LLC is Dusty Road Investment Group, LLC. Dusty Road Investment Group, LLC is a Delaware Limited Liability Company that owns 80% of Calypso Ventures, LLC. For 56% of its ownership of Calypso Ventures, LLC, 1/3 of the equity and voting power is held by Neil Brandom, CFO, CEO of Business Operations and director of Goldenseed, Inc., and 1/3 of the equity and voting power is held by Christopher Yelich, President and director of Goldenseed and 1/3 of the equity and voting power is held by the estate of Scott Goldie, former CEO of Goldenseed For the remaining 24% of its ownership of Calypso Ventures, LLC, 50% of the equity and voting power is held by Neil Brandom, CFO, CEO of Business Operations and director of Goldenseed, Inc., and 50% of the equity and voting power is held by Christopher Yelich, President and director of Goldenseed, Inc. (After, and unrelated to, Scott Goldie’s death, Brandom and Yelich purchased 24% of Calypso Ventures, LLC owned by JR Richardson thereby increasing Dusty Road Investment Group, LLC’s ownership of Calypso Ventures, LLC from 56% to 80%.) Dusty Road Investment Group, LLC is managed by its members. Cruzin, LLC is an entity owned 100% by Angelo Mazzone, a director of Goldenseed.

The Company initially reserved 1,250,000 authorized Shares of Class B Common Stock for its Equity Incentive Plan. As shown in the Capitalization Table With Equity Incentive Plan below purposes of illustrating the potential dilution of the plan, 1,221,776 authorized Shares of Class B Common Stock remained available to be issued through said plan when this Offering was qualified. The Capitalization Table With Equity Incentive Plan below illustrates the dilution that will take place should all remaining 1,221,776 Shares of Class B Common Stock in the plan be issued. As of the date of this Offering Circular, and the Capitalization Table above reflects the actual Capitalization Table as of the date this Offering Circular was originally qualified.

Additionally, the Capitalization Table above and the Capitalization Table With Equity Incentive Plan below do not include a number of Shares of Class B Common Stock equivalent to 3% of the gross proceeds raised in the Offering, which will be exercisable by the broker-dealer or their assigns via warrants in the future based on the terms of said warrants, which provide that the warrants will be valued at the same $12.50 per share price to the public for the purpose of determining how many securities Dalmore will be issued. If this Offering is fully subscribed, and if these warrants are exercised, an additional 24,000 Shares of Class B Common Stock would be outstanding and would dilute all of the Company’s shareholders

CAPITALIZATION TABLE WITH EQUITY INCENTIVE PLAN

(1) Includes warrants for 11,227 shares of Class B Common Stock issued to broker-dealers and their assigns from a previous Regulation A offering. The warrants are exercisable at no cost for five years from the qualification date of the prior Regulation A offering. Any such shares, if the warrants are exercised, will be restricted shares under applicable securities laws and will not be free trading shares.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As noted above, as of the date of this Offering Circular, Goldenseed is 91.9% owned by Red M Holdings, LLC. Equity in Red M Holdings, LLC (“Red M”) is 55% owned, and voting power is 50% held, by Calypso Ventures, LLC – an entity that is 80% owned by Dusty Road Investment Group, LLC and 20% owned by Geoffrey Dunn. Dusty Road Investment Group, LLC has 56% of its ownership of Calypso Ventures, LLC owned 1/3 by Neil Brandom, CFO, CEO of Business Operations and director of Goldenseed, Inc., 1/3 by Christopher Yelich, President and director of Goldenseed, and 1/3 owned by the estate of Scott Goldie, former CEO of Goldenseed For the remaining 24% of its ownership of Calypso Ventures, LLC, 50% is owned by Neil Brandom, CFO, CEO of Business Operations and director of Goldenseed, and 50% is owned by Christopher Yelich, President and director of Goldenseed. Equity in Red M is 45% owned, and voting power is 50% held, by Cruzin LLC which is 100% owned by Angelo Mazzone III. As such, 16.87% of Red M Holdings’ equity and 15.33% of Red M’s voting power is held by each of Brandom and Yelich. 10.27% of Red M’s equity and 9.33% of Red M’s voting power is controlled by the estate of Scott Goldie and 11% of Red M’s equity, 10% of Red M’s voting power is controlled by Geoffrey Dunn and 45% of Red M’s equity, 50% of Red M’s voting power is controlled by Mazzone.  An organizational chart illustrating this structure of the various entities is attached as an exhibit to this Offering Circular. (Exhibit 1A-15).

Thus, 15.5% of the voting rights of Goldenseed, through the Company's Class A Shares are controlled by each of Brandom and Yelich and 8.57% controlled by the estate of Scott Goldie and 10.1% controlled by Geoffrey Dunn. Cruzin, LLC, owned 100% by Angelo Mazzone, III, controls 41.3% of the voting rights of Goldenseed

The Company leases the property upon which its cannabis plants are grown from Hollow Wave Holdings LLC (“Hollow Wave”).  Hollow Wave is 100% owned by Red M. Thus, the ownership structure detailed above for Red M applies to Hollow Wave. Goldenseed benefits from the common ownership held by Red M and Hollow Wave. That allows for the favorable lease agreement as well as other synergies with other farming operations owned by Red M.

There have been no transactions between the Company and Mazzone, Brandom, Yelich, the estate of Scott Goldie and/or Dunn (or any of the entities they own part of or control) in which Mazzone, Brandom, Yelich, the estate of Scott Goldie, or Dunn received any extra or special benefit not shared on a pro-rata basis by all of the holders of securities of the class of equity owned by them as shareholders of the Company.

As documented in the attached financial statements, through December 31, 2020, the Company had incurred $7,620,785 debt from Red M Holdings, LLC and Hollow Wave Holdings, LLC~~,~~ Coastal Nursery LLC, Lucas, Austin, and Alexander LLC and Orinda Gateway, LLC , net of receivables from Yellow Dirt Road LLC and Calypso Ventures LLC, all related parties. This debt is in the form of non-interest bearing loans through December 31, 2020.  The intercompany balances will accrue interest at 12% per annum beginning January 1, 2021.  The debt reduction in the Use of Proceeds Table above will pay down a significant portion of the $7,620,785 intercompany debt owed to the related parties as of December 31, 2020. The remaining intercompany debt will be paid off when the Company’s cash flow from operations is sufficient to do so. Red M Holdings LLC will then pay down a loan between Red M Holdings, LLC and unrelated private individuals and NCS Associates, LLC, an entity owned 50/50 by Chris Yelich and Neil Brandom, officers and directors of the Company. The debt with NCS Associates, LLC accrues interest at a fixed rate of 12% per annum based on a 360-day year until the note is paid in full on or before its maturity date of December 15, 2022.

The amount to be repaid through proceeds in this Offering to Red M Holdings, and ultimately to Yelich and Brandom and the other related individuals by Red M Holdings, LLC, is $5,921,271. The amount to be paid to unrelated individuals is $0. The Company intends, as set out in the Use of Proceeds table, to repay $5,921,271 as follows: (a) Once $2,500,000 is raised, the Company intends to use $1,750,000 to pay down this debt; (b) Once a total of $5,000,000 is raised, the Company intends to use $3,250,000 to pay down this debt; (c) Once a total of $7,500,000 is raised, the Company intends to use $4,750,000 to pay down this debt; (d) Once a total of $10,000,000 is raised), the Company intends to use a total of $5,921,271 to pay down this debt. This schedule of repayment is subject to change based in the ultimate discretion of the Company.

$2,345,048 of the above indebtedness was incurred within one year of December 31, 2020. These funds from such indebtedness were used by the Company for operating expenses and capital purchases.

SECURITIES BEING OFFERED

The Company is offering up to $10,000,000.00 of its Shares of Class B Common Stock to investors in this Offering. The Shares being offered are non-voting shares of stock in the Company. The full rights and privileges of the Shares of Class B Common Stock are set out in the Second Amended and Restated Bylaws of the Company. The Company has two classes of common stock: Class A Common Stock and Class B Common Stock, and the two classes, with the exception of a liquidation preference for investors in the Company’s Regulation A offerings, essentially have the same rights and privileges except that the Shares of Class B Common Stock have no voting rights, to the extent allowed by Delaware law. All shares of common stock of the Company are held in book entry form without certificates. The Shares of Class B Common Stock being sold in this offering, when issued, will be fully paid and non-assessable. This Offering Circular and this section do not purport to give a complete description of all rights related to the Shares of Class B Common Stock and is qualified in its entirety by the provisions of the Company’s Second Amended and Restated Bylaws (Exhibit 1A-2B), a copy of which has been attached as an exhibit to this Offering Circular.

If all of the Shares of Class B Common Stock in this Offering are sold, the Shares sold would represent approximately 2.9% of the issued and outstanding combined shares of common stock of the Company.  The Offering will remain open for 365 days from the date of this Offering Circular, unless terminated for any reason at the discretion of the Company, or unless extended for up to an additional 365 days by the Company.

There are two classes of shares of common stock in the Company as of the date of this Offering Circular: Class A Common Stock and Class B Common Stock. In this Offering, the Company is only selling Shares of Class B Common Stock. The holders of the shares of Class A common stock and the Shares of Class B Common Stock have equal rights provided by the General Corporation Law of the State of Delaware for shareholders of a Delaware corporation and the shares of Class A common stock and the Shares of Class B Common Stock are identical in all respects, except that the holders of Shares of Class B Common Stock (which are being sold in this Offering) have no voting rights, except where expressly required by Delaware law. The rights, preferences and privileges of the shares of Class A common stock and Shares of Class B Common Stock are set forth in the Company’s Second Amended and Restated Bylaws (Exhibit 1A-2B) and are described in summary form in this section of the Offering Circular.

There are no other classes of shares in the Company as of the date of this Offering Circular. The Company does not expect to create any additional classes of shares during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Shares of Class B Common Stock.

Subscription Price

The price per Class B Share of Common Stock in this Offering is Twelve Dollars and Fifty Cents ($12.50) per Share. The minimum subscription that will be accepted from an investor is Two Hundred

Dollars ($200.00) (the "Minimum Subscription"), however, the Company reserves the right to accept a lower amount in the Company’s absolute discretion.

A subscription for Two Hundred Dollars ($200.00) or more in Shares of Class B Common Stock may be made only by tendering to the Company an executed Subscription Agreement (Exhibit 1A-4) delivered with this Offering Circular and the subscription price in a form acceptable to the Company. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares of Class B Common Stock stipulated therein and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

The subscription price of the Shares of Class B Common Stock has been arbitrarily determined by the Company's management without regard to the Company's assets or earnings or the lack thereof, book value or other generally accepted valuation criteria and does not represent nor is it intended to imply that the Shares of Class B Common Stock being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criteria. The subscription price is payable in check, wire transfer, ACH, credit or debit card payment or some other form acceptable to the Company as set out in this Offering Circular.

Voting Rights

The Shares of Class B Common Stock being offered in this Offering Circular have no voting rights other than any which may exist under Delaware corporate law. Control of the Company and all management decisions affecting the Company will be exercised only by those holding shares of Class A common stock, which are not being offered herein. Except as otherwise required by Delaware law or the Company’s Second Amended and Restated Bylaws, each Class A shareholder shall be entitled to vote equally, one vote per Class A share, on all matters for which shareholders are entitled to vote. Because the securities being sold in this Offering, Shares of Class B Common Stock, have no voting rights other than any which may exist under Delaware corporate law, holders of these Shares of Class B Common Stock should not expect to be able to influence any decisions by management of the Company through voting on Company matters. Under Delaware law, non-voting shareholders are entitled to vote on certain matters despite having non-voting shares, which include, conversions and transfers, domestications, or continuances of the Company and amendments to the certificate of incorporation that would, unless otherwise provided in the certificate of incorporation increase or decrease the aggregate number of authorized shares, increase or decrease the par value of the shares, or adversely alter or change the powers, preferences, or special rights of the shares.

For a full description of the voting rights of the Shares of Class B Common Stock offered herein, please review the Second Amended and Restated Bylaws (Exhibit 1A-2B).

Dividends

The Company does not expect to declare dividends for holders of Shares of Class B Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors.

Dividends, if ever declared, may be paid in cash, in property, securities or in shares of common stock of the Company, subject to the provisions of law and the Company’s Second Amended and Restated Bylaws. Before payment of any dividend, there may be set aside, out of any funds of the Company available for dividends, such sums as the Board of Directors, in its absolute discretion deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. Holders of the Company’s Shares of Class B Common Stock shall rank pari passu with each other and with any other series or class of the Company’s stock with respect to the payment of dividends.

Indemnification Clause In Subscription Agreement

The Subscription Agreement you must sign to invest in this Offering contains an indemnification clause. The clause provides that you agree to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, broker-dealers, placement agents, shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of your representations and warranties being made when you sign the Subscription Agreement or otherwise being untrue or inaccurate, or because of a breach of the Subscription Agreement by you. By signing the Subscription Agreement, you also grant to the Company the right to setoff against any amounts payable by the Company to the you, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to the Subscription Agreement. If the Company were to enforce this clause against an investor, in all likelihood the matter would be litigated in the State of California applying Delaware law, unless it is a legal action arising under the Securities Act of 1933 or the Securities Exchange Act of 1934. If the matter were litigated in a court of law, a judge or jury would determine the validity of the Company’s claim, and the amount of damages you would owe the Company, if any.

Jurisdiction of Disputes

The Subscription Agreement contains forum selection provisions identifying the state of California as the exclusive forum for certain legal actions. This provision does not apply to legal actions arising under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Liquidation Preference

On August 27, 2020, the Company amended and restated its Bylaws to add a liquidation preference for all Class B Non-Voting Common Stock sold in then-ongoing Regulation A offering. On February 21, 2021 the Company again amended and restated its Bylaws to extend the liquidation preference for all Class B Non-Voting Common Stock sold in any Regulation A offering, including all Shares sold in this Offering and through this Offering Circular.

Article XVI,  Preference For Regulation A Shareholders, now states, in relevant part,

All Class B Common Stock sold through any Regulation A stock offering qualified by the United States Securities and Exchange Commission shall have a preference as set out in this Article. Said preference shall apply to all Class B Common Stock sold through Regulation A stock offerings prior to the date of these Second Amended and Restated Bylaws, and Class B Common Stock sold through any Regulation A stock offering after the date of these Second Amended and Restated Bylaws.

* * *

All Class B Common Stock from Regulation A offerings as defined in Article XVI, Section 1 above shall have a preference as follows: (i) In the event of a merger resulting in acquisition of controlling interest the corporation or an acquisition of controlling interest the corporation by another entity, or (ii) In the event of the corporation holding an initial public offering and registering as a publicly traded company, each share of Class B Common Stock initially sold through any Regulation A stock offering qualified by the United States Securities and Exchange Commission shall entitle its holder to receive out of proceeds of such a merger, acquisition or public stock offering involving registration as a public company, the following preference:

(a) If the compensation per share received by the corporation through one of the events set out in Article XVI, Section 2 is at a valuation per share lower than the valuation per share at which the Class B Common Stock was sold in the Regulation A offering, then all Class B Common Stock shareholders for shares issued through the Regulation A offering (as adjusted for stock splits, dividends, consolidations, recapitalizations and similar events), shall receive 1.5X (one and one half times) the price per share paid for the shares in the Regulation A offering. To avoid furtherance of doubt and to illustrate as an example, if such an event occurs at a valuation lower than the per share valuation of the shares from the Regulation A sale of the shares, the holder of such shares who paid $1,000.00 for said shares would be entitled to $1,500.00 for said shares, prior to distribution of any compensation or proceeds to any and all other shareholders of the corporation, including but not limited to Class A Common Stock shareholders, and Class B Common Stock shareholders for shares acquired by means other than the Regulation A offering as defined above.

(b) If the compensation per share received by the corporation through one of the events set out in Article XVI, Section 2 is at a valuation equal to or higher than the valuation of at which the Class B Common Stock was sold in the Regulation A offering, then all Class B Common Stock shareholders for shares issued through the Regulation A offering (as adjusted for stock splits, dividends, consolidations, recapitalizations and similar events), shall participate pari passu with all other shareholders of all classes of the corporations securities, and no preference shall apply as set out in this Article.

The Second Amended and Restated Bylaws may be reviewed in their entirety at Exhibit 1A-2B.

Drag-Along Rights

The Shares of Class B Common Stock being offered in this Offering Circular are subject to drag-along rights. As stated in Article XV of the Company’s Second Amended and Restated Second Amended and Restated Bylaws, the holder or holders of at least a majority of the outstanding Class

A Common Stock and at least a majority of the outstanding Class B Common Stock (together, the “Drag-Along Seller”) have the right to seek and approve a drag-along sale of the corporation. If at any time, the Drag-Along Seller receives a bona fide offer from an Independent Purchaser for a Drag-Along Sale, the Drag-Along Seller shall have the right to require that each other shareholder participate in the sale in the manner provided in the Second Amended and Restated Bylaws; provided, however, that no shareholder is required to transfer or sell any of its shares if the consideration for the Drag-Along Sale is other than cash or registered securities listed on an established U.S. securities exchange or traded on the NASDAQ National Market. You should be aware that there is uncertainty as to whether a court would enforce this provision of the Second Amended and Restated Bylaws and/or these drag along rights and take that into account before making a decision to invest in the Company.

Additional material provisions of the drag-along rights include:

•Every shareholder must promptly deliver to the Company’s board  of directors a written notice of any offer or indication of interest for a Drag-Along Sale that it receives from a third party, whether the offer or indication of interest is formal or informal, binding or non-binding, or submitted orally or in writing, and a copy of the offer or indication of interest, if it is in writing. The foregoing written notice must state the name and address of the prospective acquiring party and, if the offer or indication of interest is not in writing, describe the principal terms and conditions of the proposed Drag-Along Sale.

•If the Drag-Along Seller approves a Drag-Along Sale (an “Approved Sale”), the Drag-Along Seller shall deliver a written notice (a “Drag-Along Notice”) to the Company and each shareholder no more than 10 days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Approved Sale and, in any event, no later than 20 days before the closing date of the Approved Sale. The Drag-Along Notice must include a copy of Article XV, Section 1 of the Company’s Second Amended and Restated Bylaws and must describe in reasonable detail: (i) the name of the independent purchaser to whom the shares or assets are proposed to be sold; (ii) the proposed date, time, and location of the closing of the Approved Sale; (iii) the per share purchase price and the other material terms and conditions of the Approved Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation of that consideration; and (iv) a copy of any form of agreement executed or proposed to be executed in connection the Approved Sale.

•From and after the effective date of a Drag-Along Notice, the Company, its board of directors, and every shareholder must do the following: (i) cooperate in good faith to authorize and consummate the Approved Sale; (ii) take all reasonably necessary actions that are requested by the board of directors or the Drag-Along Seller in connection with the consummation of the Approved Sale; (iii) if the Approved Sale requires the vote or approval of shareholders or any class of shareholders, each shareholder who is entitled to approve or vote on the Approved Sale shall approve, vote in favor of, give its consent to, raise no objection against, and refrain from exercising any appraisal or dissenters’ rights with respect to, the Approved Sale; (iv) execute and deliver (or cause to be executed and delivered) any acquisition agreement and other transaction documentation requested by the board of directors or the Drag-Along Seller to consummate the Approved Sale, so long as the acquisition agreement and other transaction documentation are on the same economic terms and conditions with respect to all the holders of common stock of the Company and comply with any applicable terms of any preferred stock that is outstanding, with respect to the preferred stock; (v) if the Approved Sale will constitute a sale of shares, each shareholder shall (A) agree to sell all its shares (and any other securities of the Company) that are to be sold, exchanged, or otherwise transferred in the Approved Sale at the price and on the same economic terms and conditions as those shares (and any other securities of the Company) will be sold by the Drag-Along Seller or, if the Drag-Along Seller does not own any shares of a particular class, on the terms and conditions approved by the Drag-Along Seller (so long as those terms and conditions comply with the terms of the class of stock), and (B) deliver to the purchaser at the closing of the Approved Sale any and every certificate (if any) representing any of the shares that will be sold, exchanged, or otherwise transferred in the Approved Sale, together with one or more duly completed and executed letters of transmittal, transfer powers, assignments, or other applicable instruments of transfer in form and substance identical to those executed and delivered by the Drag-Along Seller in connection with the closing of the Approved Sale; and (vi) take all reasonably necessary actions that are requested by the board of directors or the Drag-Along Seller to accomplish the distribution of the aggregate consideration received from the Approved Sale.

•Each holder of outstanding Class A Common Stock shall join with the Drag-Along Seller on a joint or several basis in making all covenants, representations, and warranties of shareholders provided in the acquisition agreement for the Approved Sale and on a pro rata basis with respect to any escrow, earn-out, holdback, indemnification obligation, or purchase price adjustment provided in the acquisition agreement or other transaction documentation, provided that the holders of the Class A Common Stock agree in the acquisition agreement, other transaction documentation, or a separate agreement to indemnify each other to the extent any holder of Class A Common Stock is held responsible for more than its pro rata share of any indemnity claim with respect to the Approved Sale. Each Class A Common Stock holder’s pro rata share of any escrow, earn-out, holdback, indemnification obligation, or purchase price adjustment provided in the acquisition agreement or other transaction documentation for the Approved Sale will based on the amount by which the shareholder’s share of the aggregate proceeds paid with respect to its shares would have been increased or reduced (as applicable), if the aggregate proceeds available for distribution to the shareholders from the Approved Sale had been increased or reduced (as applicable) by the total amount of the escrow, earn-out, holdback, indemnification obligation, or purchase price adjustment.

•Nothing in the Second Amended and Restated Bylaws should be construed to grant to any shareholder any appraisal or dissenters’ rights with respect to an Approved Sale or give any shareholder a right to vote in any transaction for which the shareholder does not otherwise have any voting rights. To the extent lawful, every shareholder waives any and all such rights under Delaware Law and any other appraisal rights, dissenters’ rights, or similar rights arising in connection with an Approved Sale and grant to the Drag-Along

Seller the sole right to approve or consent to a Drag-Along Sale, without the approval or consent of any other shareholders.

•The consideration to be received by a shareholder who owns any Class B Common Stock shall be the same form and amount of consideration per share of Class B Common Stock to be received by the Drag-Along Seller for its Class A Common Stock (or, if the Drag-Along Seller is given an option as to the form and amount of consideration to be received, the same option shall be given) and the terms and conditions of the sale shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which the Drag-Along Seller sells its Class B Common Stock.

•With respect to an Approved Sale that is structured as a sale of all or substantially all the assets of the Company, each shareholder of the Company shall receive its share of the sale proceeds in accordance with the provisions of the Company’s Articles, Second Amended and Restated Bylaws, and applicable law. If the Approved Sale is structured as a sale of shares, each shareholder will receive the consideration for its shares that is set forth in the acquisition agreement for the Approved Sale. Nothing prohibits a shareholder, or any member, partner, employee, or shareholder of a shareholder, from receiving either (i) additional ordinary and customary consideration for entering into restrictive covenants or bona fide employment agreements or similar arrangements in favor of the acquired party or any of its affiliates, or (ii) the right to make a debt or equity investment in the acquired party or any of its affiliates (whether directly or through retention or contribution of a portion of the shareholder’s shares).

•Each shareholder who holds uncertificated shares of the Company authorizes the Secretary of the Company to transfer its shares on the books of the Company in connection with an Approved Sale and shall execute all documentation required by the Company with respect to that transfer. If a shareholder fails to deliver to the acquiring party at the closing of an Approved Sale a certificate for shares that are represented by a certificate and the related instruments of transfer, as required by the Second Amended and Restated Bylaws, or, in lieu of any certificate that has been lost, stolen, or destroyed, an affidavit (and indemnification agreement) in form and substance acceptable to the board of directors that attests to the loss, theft, or destruction of the certificate, the shareholder: (i) will not be entitled to receive its share of the consideration from the Approved Sale with respect each share that is represented by the lost, stolen, or destroyed certificate, until the shareholder cures the failure (provided that no interest will be payable on the withheld consideration pending the shareholder’s cure of the failure, and the withheld consideration will be subject to reduction to reimburse the Company for any costs and expenses reasonably incurred by the Company in connection with the failure and subsequent cure), (ii) will cease to be a shareholder of the Company or to have any voting rights (if it had any voting rights) as a shareholder after the closing of the Approved Sale, (iii) will not be entitled to any distributions declared or made after the Approved Sale with respect to shares held by the shareholder, until the shareholder cures the failure, (iv) will have no other rights or privileges granted to shareholders under these Second Amended and Restated Bylaws, and (v) in the event of liquidation of the Company, the shareholder’s rights with respect to the withheld consideration will be subordinate to the rights of any other shareholder.

•The fees and expenses of the Drag-Along Seller incurred in connection with a Drag-Along Sale and for the benefit of all shareholders (it being understood that costs incurred by or on behalf of a Drag-Along Seller for its sole benefit will not be considered to be for the benefit of all shareholders), to the extent not paid or reimbursed by the Company or the independent purchaser, shall be shared by all the shareholders on a pro rata basis, based on the consideration received by each shareholder; provided, that no shareholder shall be obligated to make any out-of-pocket expenditure before the consummation of the Drag-Along Sale.

•“Drag-Along Sale” means any transaction or series of related transactions pursuant to which an Independent Purchaser will acquire, whether by merger, liquidation, consolidation, reorganization, combination, recapitalization, or a sale, exchange, or other transfer, (A) all or substantially all of the assets of the Company determined on a consolidated basis, or (B) both a majority of the Class A Common Stock and a majority of the Class B Common Stock (or any securities issued in respect of, or in exchange or substitution for, any of those shares in connection with any stock split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or similar reorganization).

For a full description of the drag-along rights of the Shares of Class B Common Stock offered herein, please review Article XV of the Second Amended and Restated Bylaws (Exhibit 1A-2B).

Right of First Refusal

The Company’s Second Amended and Restated Bylaws state that the Shares of Class B Common Stock are subject to a right of first refusal. The Second Amended and Restated Bylaws state that no holder of common stock of the corporation shall sell, assign, pledge, or in any manner transfer any of the shares of common stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in Article XIV of the Second Amended and Restated Bylaws. In summary, if a shareholder desires to sell or otherwise transfer any of his or her shares of common stock, then the shareholder shall first give written notice thereof to the Company. The Company shall have the option to purchase the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that the Company shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of Article XIV of the Second Amended and Restated Bylaws, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Company’s Board of Directors.

The following transactions, amongst others, are exempt from the right of first refusal provisions of Article XIV of the Second Amended and Restated Bylaws:

(1) A shareholder transfer of shares held either during such shareholder’s lifetime or on death by will or intestacy to the shareholder’s immediate family or to any custodian or trustee for the account of such shareholder or such shareholder’s immediate family,

(2) A shareholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in the Second Amended and Restated Bylaws,

(3) A shareholder’s transfer of any or all of such shareholder’s shares to the Company or to any other shareholder of the corporation,

(4) A corporate shareholder’s transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate shareholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder, or

(5) A corporate shareholder’s transfer of any or all of its shares to any or all of its shareholders.

The provisions of the right of first refusal may be waived with respect to any transfer either by the Company, upon duly authorized action of its Board of Directors, or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the

Company.

The right of first refusal terminates on either of the following dates, whichever shall first occur:

(1) Upon the date that any restricted securities of the Company issued under a Regulation D exemption (“Restricted Securities”) are listed on any national exchange, alternate trading system or other marketplace providing liquidity for such Restricted Securities, subject to the Board of Directors’ declaration of waiver of such rights prior to such date; or

(2) Upon the date that any securities of the Company, other than Restricted Securities, are first offered to the public pursuant to a registration statement filed with and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the date that any securities of the Company, other than Restricted Securities, are first offered to the public pursuant to a Regulation A exemption from registration.

For a full description of the right of first refusal of the Shares of Class B Common Stock, please review the Second Amended and Restated Bylaws (Exhibit 1A-2B).

Additional Matters

The Shares of Class B Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Shares of Class B Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged KoreConX to serve as the transfer agent and registrant for the Shares of Class B Common Stock.

The Shares of Class B Common Stock are held in book entry form and are uncertificated and, as such, will not contain legends, as such would exist on a stock certificate. However, the language of any such legends applicable to the Shares of Class B Common Stock and as set out in this Offering Circular or in the Second Amended and Restated Bylaws, will apply to each Share of Class B Common Stock and shall govern the purchaser and holder of each such Share of Class B Common Stock.

There is no minimum number of Shares of Class B Common Stock that needs to be sold in this Offering in order for funds to be released to the Company and for this Offering to hold its first closing.

There are no other liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Shares of Class B Common Stock, provisions discriminating against any existing or prospective holder of the Shares of Class B Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing of this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Shares of Class B Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that it would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of the Company’s assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of the Company’s assets as plan assets could make the management a “fiduciary” of an investing plan. If the Company’s assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if the Company’s assets are classified as “plan assets,” certain transactions that it might enter into in the ordinary course of its business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. The Company does not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of the Company, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of the Shares will be required to meet the above suitability standards.

All potential purchasers of the Shares will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you with some information about money laundering and the Company’s efforts to help implement the USA Patriot Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism. The use of the United States financial system by criminals to facilitate terrorism  or other crimes could taint its financial markets. According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year. As a result, the Company believes it is very important to fully comply with these laws.

By submitting a subscription agreement to the Company, you will be agreeing to the following representations. You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(1) You represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals12 or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list;

(2)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence. You agree to promptly notify the Company should you become aware of any change in the information set forth in any of these representations. You are advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC;

(3)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a senior foreign political figure13, or any immediate family14 member or close associate15 of a senior foreign political figure, as such terms are defined in the footnotes  below; and

(4)If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related

12 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

13 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

14 “Immediate family” of a senior foreign political figure typically includes such figure’s parents, siblings, spouse, children and in-laws.

15 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with such senior foreign political figure and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of such senior foreign political figure.

to a Foreign Bank, you represent and warrant to the Company that: (a) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

To comply with various laws and regulations related to the cannabis industry in California, you will also have to provide the Company with your name, birthdate, social security number or tax identification number and your government-issued identification type and number. By investing in the Company, you will be considered a “financial interest” holder under various California cannabis laws and regulations, and thus your name and other personal information must be disclosed by the Company to various California regulatory agencies. As a financial interest holder, your name and other information will be listed on various applications for licensure for the Company, for example. While the Company will use its best efforts to protect your private information, the Company has no control over the information once it passes it along to the various California agencies.

If you invest in the Company through a company or entity such as a limited liability company, or through any multi-layer business structure, the company or entity, as well as the chief executive officer, members of the board of directors, partners, trustees and all persons who have control of a trust, and managing members or non-member managers of the entity must be disclosed to various California governmental entities and will be listed on various applications for licensure for the Company, for example. Each entity disclosed as having a financial interest must disclose the identities of persons holding financial interests until only individuals remain, whether the entity is a single member entity, or if it is a multi-layer entity.

Furthermore, California law prohibits certain people from having any ownership interest, directly or indirectly, in any business to be operated or conducted under a cannabis license. As such, by signing the Company’s subscription agreement, you will verify and attest that you are not (a) a person holding office in, or employed by, any agency of the State of California or any of its political subdivisions where your duties have to do with the enforcement of California cannabis laws and regulations or any other penal provisions of law of California prohibiting or regulating the sale, use, possession, transportation, distribution, testing, manufacturing, or cultivation of cannabis goods; or (b) a person employed in the State of California Department of Justice as a peace officer, in any district attorney’s office, in any city attorney’s office, in any sheriff's office, or in any local police department. By signing the Subscription Agreement, you will also agree to immediately notify the Company in writing if, at any time in the future, you become a person employed by or holding office for the entities described above so the Company may make appropriate arrangements  with you to have you removed as a financial interest holder of the Company. If you misrepresent to the Company by signing the Subscription Agreement, intentionally or unintentionally, that you are not a person who is employed by or holds office for the entities described above when in fact you are, or if you become a person who is employed by or holds office for the entities described above in the future and fail to immediately notify the Company in writing of such fact, and the Company is damaged in any manner whatsoever as a result of being unaware of you being a financial interest holder in the Company because of your failure to disclose at this time, or to notify the Company in the future if your status changes, you will agree by signing the Subscription Agreement (i) to indemnify the Company for any and all costs, expenses, legal fees or other damages caused by your failure to disclose your present status or by your failure to notify the Company if your status changes in the future, and (ii) to hold the Company harmless for any and all costs, expenses, legal fees or other damages the Company incurs caused by your failure to disclose your present status or to notify the Company if your status changes in the future.

The Company is entitled to rely upon the accuracy of your representations. The Company may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription. You are not obligated to supply any information so requested by the Company, but the Company may reject a subscription from you or any person who fails to supply such information.

INTERESTS OF EXPERTS AND COUNSEL

Kendall Almerico, securities counsel to the Company, is a holder of 375,000 Shares of Class B Common Stock of the Company. Mr. Almerico’s law firm, Kendall A. Almerico, P.A., is counsel named in this Offering Circular as having prepared this Offering Circular. Except with respect to Mr. Almerico, no expert named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the Offering of the Shares of Class B Common Stock had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company.

TAXATION ISSUES

As noted above, this Offering Circular is not providing, or purporting to provide any tax advice to anyone. Every potential investor is advised to seek the advice of his, her or its own tax professionals before making this investment.

________________________________________________

SECTION F/S

FINANCIAL STATEMENTS

_________________________________________________

# Golden Seed, Inc. and subsidiary
## (f/k/a Golden Seed, LLC)
### Delaware Corporation

Consolidated Financial Statements and Independent Auditor's Report

December 31, 2020 and 2019

GOLDEN SEED, INC.
TABLE OF CONTENTS

	Page
INDEPENDENT AUDITOR'S REPORT	1-2
CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2020 AND DECEMBER 31, 2019 AND FOR THE YEARS THEN ENDED:	
Consolidated Balance Sheets	3
Consolidated Statements of Operations	4
Consolidated Statements of Changes in Equity/Deficit)	5
Consolidated Statements of Cash Flows	6
Notes to Consolidated Financial Statements	7–25

To the Board of Directors of
Golden Seed, Inc.
Newport Beach, California

INDEPENDENT AUDITOR'S REPORT

Opinion

We have audited the accompanying consolidated financial statements of Golden Seed, Inc. and subsidiary (the "Company") which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders' equity/(deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the results of its consolidated operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company has not yet commenced its planned full-scale principal operations, has incurred net losses of $8,111,769 and $6,227,590 for the years ended December 31, 2020 and 2019, respectively, has not yet been able to generate sufficient cash from operating activities to fund ongoing operations, has current liabilities exceeding current assets by $7,417,090 as of December 31, 2020, and has limited liquid assets with $35,710 of cash available as of December 31, 2020. While cultivation, production and sale of marijuana is legal in California under California law, marijuana remains illegal at the federal law level and in many other states. The Company may be deemed to be directly engaged in illegal activity which may be subject to law enforcement actions by law enforcement authorities. In addition, the Company may have difficulty accessing the services of banks and obtaining various insurance products. The volatility of agricultural commodities and uncertainty surrounding federal taxation for cannabis related businesses may negatively impact the Company's revenues and profits. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p: 877.968.3330 f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.
- Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC
Denver, Colorado
June 10, 2021

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p: 877.968.3330 f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

GOLDEN SEED, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2020 and 2019

	2020	2019
ASSETS		
Current Assets:		
Cash and cash equivalents	$ 35,710	$ 18,303
Accounts receivable, net	19,637	49,174
Prepaid expense	33,513	103,910
Inventory	977,910	505,004
Advance to related parties	95,708	104,186
Deposits	-	79,537
Total Current Assets	1,162,477	860,114
Non-Current Assets:		
Property and equipment, net	263,037	196,794
Total Non-Current Assets	263,037	196,794
TOTAL ASSETS	$ 1,425,515	$ 1,056,908
LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)		
Liabilities		
Current Liabilities:		
Accounts payable	$ 299,631	$ 356,931
Accrued expenses	386,823	245,814
Accrued interest	5,620	-
Pending investments	-	23,000
Finance agreements	21,000	16,242
Note payable	150,000	-
Advance from related parties	7,716,493	5,379,923
Total Current Liabilities	8,579,567	6,021,910
Non-Current Liabilities:		
Equipment financing	24,468	32,055
Total Non-Current Liabilities	24,468	32,055
Total Liabilities	8,604,035	6,053,965
STOCKHOLDERS' EQUITY/(DEFICIT):		
Common Stock Par Value $0.00001:		
Class A Shares: 1,500 Shares Authorized; 1,000 Shares Issued and Outstanding as of December 31, 2020 and December 31, 2019.	-	-
Class B Shares: 35,000,000 Shares Authorized; 26,723,430 and 26,012,750 Shares Issued and Outstanding as of December 31, 2020 and December 31, 2019, respectively.	267	260
Additional Paid-In Capital	7,876,139	1,945,840
Accumulated Deficit	(15,054,926)	(6,943,157)
Total Stockholders' Equity/(Deficit)	(7,178,520)	(4,997,057)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$ 1,425,515	$ 1,056,908

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated financial statements.

GOLDEN SEED, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2020 and 2019

		2020		2019
Net revenues	$	296,961	$	434,217
Cost of goods sold		(222,721)		(458,395)
Cost of goods sold - impairment and crop losses		(3,317,700)		(4,329,977)
Gross profit/(loss)		(3,243,460)		(4,354,155)
Operating Expenses:				
Sales & marketing		3,542,893		591,562
General & administrative		1,223,496		1,031,873
Loss on investment		50,000		-
Loss on forfeited deposits		25,000		250,000
Total Operating Expenses		4,841,389		1,873,435
Loss from operations		(8,084,849)		(6,227,590)
Other Income/(Expense):				
Other Income		3,000		-
Interest expense		(29,920)		-
Total Other Income/(Expense)		(26,920)		-
Net loss	$	(8,111,769)	$	(6,227,590)
Weighted average common shares outstanding				
- Basic and Diluted		26,523,481		13,475,469
Net loss per common share				
- Basic and Diluted	$	(0.31)	$	(0.46)

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated financial statements.

GOLDEN SEED, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
For the years ended December 31, 2020 and 2019

	Members Equity / (Deficit)	Stockholders' Equity: Class A Common Stock Number of Shares	Class A Common Stock Amount	Class B Common Stock Number of Shares	Class B Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity/ (Deficit)
Balance at December 31, 2018	$ (715,317)	-	$ -		$ -	$ -	$ -	$ -
Conversion of Golden Seed, LLC membership interest to common stock	715,317	1,000	-	24,999,000	250	-	(715,567)	(715,317)
Issuance of common stock for cash	-	-	-	1,008,750	10	2,094,990	-	2,095,000
Issuance of common stock for services	-	-	-	5,000	-	10,000	-	10,000
Offering costs	-	-	-	-	-	(159,150)	-	(159,150)
Net loss	-	-	-	-	-	-	(6,227,590)	(6,227,590)
Balance at December 31, 2019	-	1,000	-	26,012,750	260	1,945,840	(6,943,157)	(4,997,057)
Issuance of common stock for cash	-	-	-	698,180	7	3,905,793	-	3,905,800
Issuance of common stock for services	-	-	-	12,500	-	125,000	-	125,000
Stock option expense	-	-	-	-	-	2,404,800	-	2,404,800
Issuance of warrants	-	-	-	-	-	92,154	-	92,154
Offering costs	-	-	-	-	-	(597,449)	-	(597,449)
Net loss	-	-	-	-	-	-	(8,111,769)	(8,111,769)
Balance at December 31, 2020	$ -	1,000	$ -	26,723,430	$ 267	$ 7,876,139	$ (15,054,926)	$ (7,178,520)

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated financial statements.

GOLDEN SEED, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2020 and 2019

		2020		2019
Cash Flows From Operating Activities				
Net loss	$	(8,111,769)	$	(6,227,590)
Adjustments to reconcile net loss to net cash used in operating activities:				
Depreciation		18,971		11,372
Loss on joint venture		50,000		-
Loss on forfeiture of deposit		25,000		250,000
Stock issued in exchange for services		125,000		10,000
Exchange of fixed asset for reduction in accounts payable		46,000		-
Stock option expense		2,404,800		-
Impairment to inventory held for sale		(3,317,700)		(4,329,977)
Changes in operating assets and liabilities:				
(Increase)/Decrease in trade receivables		29,538		(49,175)
(Increase)/Decrease in other receivables		-		23,067
(Increase)/Decrease in prepaid expense		70,396		(59,275)
(Increase)/Decrease in inventory		2,844,794		5,318,732
(Increase)/Decrease in deposits		54,537		(293,166)
Increase/(Decrease) in accounts payable and accrued payables		89,328		276,734
Increase/(Decrease) in pending investment		(23,000)		23,000
Net Cash Used In Operating Activities		(5,694,105)		(5,046,278)
Cash Flows From Investing Activities				
Purchase of property and equipment		(131,214)		(155,262)
Investment in joint venture		(50,000)		-
Repayments to related parties		8,480		(49,186)
Net Cash Used In Investing Activities		(172,734)		(204,448)
Cash Flows From Financing Activities				
Proceeds from financing agreements		38,184		86,845
Repayments to financing agreements		(41,013)		(38,548)
Proceeds from note payable		150,000		-
Proceeds from related party advances, net		2,336,570		3,222,983
Proceeds from issuance of common stock		3,905,800		2,095,000
Stock issuance costs		(505,295)		(159,150)
Net Cash Provided By Financing Activities		5,884,246		5,207,130
Net Change In Cash		17,408		(43,596)
Cash at Beginning of Period		18,303		61,899
Cash at End of Period	$	35,710	$	18,303
Supplemental Disclosure of Cash Flow Information				
Cash paid for interest expense	$	8,226	$	-
Cash paid for income taxes	$	-	$	-
Supplemental Disclosure of Non-Cash Financing Activities				
Broker compensation paid in warrants	$	92,154	$	-

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated financial statements.

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended

NOTE 1: NATURE OF OPERATIONS

Golden Seed, Inc, (the "Company"), was initially formed as a limited liability company under the name Golden Seed, LLC and organized on November 8, 2017 under the laws of Delaware. The Company was formed to cultivate and distribute cannabis and cannabis related products in California in accordance with state and local government licenses and permits. The Company is majority owned by Red M Holdings, LLC (a Delaware limited liability company).

Red M Holdings, LLC also owns 100% of Hollow Wave Holdings, LLC, (a Delaware limited liability company) ("HWH"). The Company leases land from HWH and accepted an advance from HWH to pay for tenant improvements on the property it leases from HWH.

On May 23, 2019, the Company amended and restated the operating agreement to add a new member. As of such date, 98.5% was owned by Red M Holdings, LLC and 1.5% by an individual.

On June 20, 2019, Golden Seed LLC filed a certificate of conversion with the state of Delaware, converting the Delaware limited liability company into a Delaware corporation and accordingly renaming the Company from Golden Seed, LLC to Golden Seed, Inc. Golden Seed, Inc. authorized 35,001,500 shares of common stock, designated to two classes: Class A Common Stock (1,500 shares) and Class B Common Stock (35,000,000 shares), all with a par value of $0.00001 per share. Class B common stock does not carry voting rights. Commensurate with the conversion, 100% of the membership interests in Golden Seed, LLC were converted into 1,000 shares of Class A common stock and 24,999,000 shares of Class B common stock. The Company also adopted its Equity Incentive Plan (the "Plan") and reserved 1,250,000 shares of Class B common stock for issuance under the Plan.

In May 2019, the Company formed a limited liability company under the name Ohlone Coast Farms, LLC ("OCF"). OCF was formed to cultivate and distribute hemp and hemp related products in California in accordance with state and local government licenses and permits. As of December 31, 2020 and 2019, the Company owned 100% of OCF.

The Company commenced operations in January 2018 and its activities since inception have consisted of formation activities, staffing and recruitment, greenhouse improvements and propagation of cannabis clones and seeds. The Company is dependent upon additional capital resources for the commencement of its planned full-scale principal operations and is subject to significant risks and uncertainties; including failing to secure funding to execute the Company's planned operations or failing to profitably operate the business.

Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in the Company's inability to proceed with its

See Independent Auditor's Report
7

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended business plan, especially in respect of its marijuana cultivation, production and dispensaries. In addition, its assets, including real property, cash, equipment and other goods, could be subject to asset forfeiture because marijuana is still federally illegal.

In March 2020, the World Health Organization declared the outbreak of novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States. The Company is dependent on fundraising activities to support operations until the Company is able to generate profits sufficient to support operations. Stay at home orders and other regulations could affect the Company's ability to operate, though the impact of such has been minimal to date.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Basis for Consolidation

Use of Estimates

Cash Equivalents and Concentration of Cash Balance

Accounts Receivable and Allowance for Doubtful Accounts

See Independent Auditor's Report
8

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended

	12/31/2020	12/31/2019
Building improvements	$ 36,572	$ 53,791
Tenant improvements	50,480	13,533
Equipment & Vehicles	149,661	142,795
Work in process	58,619	-
Property and equipment, at cost	295,332	210,119
Less: Accumulated depreciation	(32,295)	(13,325)
Property and equipment, net	$ 263,037	$ 196,794

Work in process of $58,619 as of December 31, 2020 pertains to upgrades to greenhouse ventilation and is expected to be completed in early 2021. Depreciation expense totaled $18,971 and $11,372 for the years ended December 31, 2020 and December 31, 2019, respectively.

Accrued Expenses

Accrued expenses totaled $392,443 and $245,814 as of December 31, 2020 and December 31, 2019, respectively. The Company charges accrued but unpaid costs that pertain to wages, payroll taxes and workers compensation insurance, interest expense and ordinary operational expenses necessary to run the business to accrued expenses. Accrued expenses as of December 31, 2020 pertains to wages, payroll taxes and insurance of $219,067, $5,620 pertains to accrued interest and $167,756 pertains to ordinary operational expenses. As of December 31, 2019, $93,842 pertains to wages and payroll taxes and $151,972 pertains to ordinary operational expenses.

Pending Investment

Pending investment totaled $0 and $23,000 as of December 31, 2020 and December 31, 2019, respectively. A prospective investor purchased the Company's stock and deposited funds on December 17, 2019 and as of December 31, 2019 had not completed the compliance stage. Deposited funds are shown on the balance sheet as a pending investment. The investor completed the compliance stage of the stock purchase on January 29, 2020.

Note Payable

Fair Value of Financial Instruments

See Independent Auditor's Report
10

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended

Earnings per Share

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet commenced its planned full-scale principal operations, has incurred net losses of $8,111,769 and $6,227,590 for the years ended December 31, 2020 and 2019, respectively, has not yet been able to generate sufficient cash from operating activities to fund ongoing operations, has current liabilities exceeding current assets by $7,417,090 as of December 31, 2020 and has limited liquid assets with $35,710 of cash available as of December 31, 2020. While cultivation, production and sale of marijuana is legal in California under California law, marijuana remains illegal at the federal law level and in many other states. The Company may be deemed to be directly engaged in illegal activity which may be subject to law enforcement actions by law enforcement authorities. In addition, the Company may have difficulty accessing the services of banks and obtaining various insurance products. The volatility of agricultural commodities and uncertainty surrounding federal taxation for cannabis related businesses may negatively impact the Company's revenues and profits. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

The Company's future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities. There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support operations. The Company will be required to raise additional funds through public or private financing, additional collaborative relationships, or other arrangements until revenues increase to a point of positive cash flow.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

See Independent Auditor's Report
15

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended

NOTE 4: EQUITY

Capital Structure

As of December 31, 2018, the Company had one member that owned 100% of the membership interests in the Company. Profit or loss for year ended 2018 and from the period of January 1, 2019 and up to date of conversion of June 20, 2019 is allocated 100% to the member on account of its 100% ownership interest. The debts, obligations, and liabilities of the Company whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

Upon the June 20, 2019 conversion to a corporation, the Company authorized 35,001,500 shares of common stock, designated to two classes: Class A Common Stock (1,500 shares) and Class B Common Stock (35,000,000 shares), all with a par value of $0.00001 per share. Class B common stock does not carry voting rights. The Company has 1,000 shares of Class A common stock and 26,723,430 shares of Class B common stock issued and outstanding as of December 31, 2020. The Company has 1,000 shares of Class A common stock and 26,012,750 shares of Class B common stock issued and outstanding as of December 31, 2019.

See Independent Auditor's Report
16

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended

The Company also added new categories of officers and added a supermajority vote requirements to some Board of Directors decisions.

Common Stock

On June 20, 2019, the membership interests in Golden Seed, LLC were converted into 1,000 shares of Class A common stock and 24,999,000 shares of Class B common stock of Golden Seed, Inc.

In the year ended December 31, 2019, the Company issued 970,000 shares of Class B common stock at $2.00 per share for gross proceeds of $1,940,000 and issued 38,750 shares of Class B common stock at $4.00 per share for gross proceeds of $155,000 during 2019.

In the year ended December 31, 2019, the Company issued 5,000 shares of Class B common stock in exchange for $10,000 of services valued using the price per share from cash stock issuances at the time of the issuance, which was determined to be the current fair value of the Company.

During the year ended December 31, 2020 the Company issued 365,000 shares of Class B common stock at $2.00 per share for gross proceeds of $730,000 and issued 26,000 shares of Class B common stock at $4.00 per share for gross proceeds of $104,000.

On January 6, 2020, the Company initiated a Regulation A stock offering of up to $10,000,000 of its Class B Common Stock. As of December 31, 2020, the Company has issued 307,180 shares at $10 per share, providing gross proceeds of $3,071,800 through the Regulation A offering.

The Company's broker dealer in the Regulation A stock offering in 2020 is entitled to 9,214 of cashless warrants equal to 3% of gross shares raised in the 2020 offering. The fair value of the warrants was estimated to be $92,154 based on $10 per share pricing in the Regulation A offering and cashless exercise provision. The Company recorded $92,154 of additional paid-in capital for offering costs with an offsetting entry to additional paid-in capital for a $0 impact to equity. These warrants are recorded when earned in 2020 but were not formally issued until 2021 and are included in Note 9 – Subsequent Events.

In February of 2020, the Company entered into a restricted stock award agreement containing a future share commitment which effectively operates as an option and as such is recorded and valued as an option. The holder of the option agreement may purchase up to 300,000 shares of Class B common stock for cash investments of $600,000. The Company recorded $2,404,800 in sales and marketing expense in the statement of operations for the year ended December 31, 2020 as the estimated fair value of the options issued. The options expire on February 21, 2022 and no options have been exercised as of the date of this report. The options vested in 2020 based on achievement of the vesting milestones.

The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of stock options granted in February 2020:

See Independent Auditor's Report
17

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended

	Year Ended December 31, 2020
Shares	300,000
Fair market value of stock	$10
Exercise price	$2
Risk-free interest rate	1.56%
Expected term (in years)	6 months
Expected volatility	50%
Exercise period	1/10/21 to 1/10/22
Black-Scholes fair value per share	$8.02
Grant-date fair market value of options	$2,404,800

Equity Incentive Plan

On June 20, 2019, the Company also adopted its Equity Incentive Plan (the "Plan") and reserved 1,250,000 shares of Class B common stock for issuance under the Plan. There are 1,232,500 shares of Class B common stock available for issuance under the Plan as of December 31, 2020.

The Company granted restricted stock award shares of Class B common stock from its equity incentive program of 12,500 shares and 5,000 shares in 2020 and 2019 respectively. The awards were in exchange for $125,000 and $10,000 of sales and marketing expenses in the statements of operations for the years ended December 31, 2020 and 2019, respectively.

NOTE 5: CANNABIS PERMIT

From late 2015 to mid-2017, California established a legislative framework for the comprehensive regulation of commercial cannabis in the State. Pursuant to this legislation, and taking final form in January 2019, California rolled out a comprehensive regulatory structure for the cultivation, manufacturing, testing, distribution, and retail sales of cannabis and cannabis products.

In January 2018, California's cannabis licensing system came online, offering the possibility of applying for temporary or annual licenses. Because it was more fast-tracked, and because the State anticipated taking much longer to issue annual licenses, most applicants sought a temporary license, and subsequent extensions thereof. Throughout 2018-2020 Golden Seed (Company) operated compliantly and were eligible for, and received, all of the necessary extensions of temporary licenses in order to maintain operations in a forward-moving way.

See Independent Auditor's Report
18

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended

Given the slowness with which the State was proceeding in the issuance of annual licenses, in September 2018, Governor Brown signed a bill authorizing the issuance of provisional licenses as a bridge to annual licensing. A provisional license operates identical to that of an annual license, including requiring the applicant's submission of an annual license application, except that unlike an annual license, the provisional expires after a year with no renewal.

Since applying for its annual licenses, the Company has received a provisional license for each activity for which a license is required for current operations (Cultivation, Nursery, and Distribution). While there is no guarantee that the State will convert these provisional licenses to regular annual licenses, The Company believes that it will receive annual licenses from the State in a timely fashion. In the meantime, except as stated, the provisional licenses provide the Company with a full panoply of licensee to licensee rights and obligations that would otherwise be conferred upon and imposed upon an annual licensee. As with any annual or provisional, there is always a risk that the annual or provisional will be denied, and any such denial may have a negative effect on the Company's business and results of operations. However, assuming that we continue in good faith to complete all information requested by the State, the Company believes it will remain properly licensed to operate its business as planned.

A provisional license operates identical to that of an annual license, including requiring the applicant's submission of an annual license application. The State cannabis agencies are processing the conversion of provisional licenses to annual licenses at a rate that has been impacted by the COVID-19 situation. They have renewed provisional licenses to allow for additional processing time.

NOTE 6: RELATED PARTY TRANSACTIONS

Red M Holdings, LLC owns 100% of Golden Seed, LLC as of December 31, 2018 and 93.[illegible]% and 98.66% of Golden Seed, Inc. as of December 31, 2020 and 2019, respectively. Red M Holdings, LLC owns 100% of LoLow Wave Holdings, LLC as of December 31, 2020 and 2019. The advances from these entities described below carry no interest rate nor maturity date. Management intends to repay these entities when cash flow from operations is sufficient to do so and believes this will occur within the next 18 to 24 months.

Calypso Ventures, LLC owns 55% (50% voting interest) of Red M Holdings, LLC. The advance to this entity does not carry an interest rate nor maturity date, and management intends to collect from this related party within the next 18 months. Coastal Nursery, LLC and Yellow Dirt Road, LLC are owned 100% by Monterey Bay Ornamental Farms, LLC. Calypso Ventures, LLC owns 50% of Monterey Bay Ornamental Farms, LLC. Orinda Gateway, LLC is owned 100% by Brookside Land Company, LLC, an entity owned 100% by Lucas, Austin and Alexander, LLC.

The individual owners of Lucas, Austin and Alexander, LLC own an interest in Calypso Ventures, LLC collectively of 56%. The advances from these entities carry no interest rate nor maturity date. Management intends to repay these entities when cash flow from operations is sufficient to do so and believes this will occur within the next 18 to 24 months.

See Independent Auditor's Report
19

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended

See Note 7- Leases and Note 9 - Subsequent events for other related party transactions.

	12/31/2020	12/31/2019
Red M Holdings, LLC	$ 4,878,419	$ 3,553,792
Hollow Wave Holdings, LLC	1,574,190	1,605,601
Coastal Nursery, LLC	119,080	119,080
Lucas, Austin & Alexander, LLC	670,880	101,450
Orinda Gateway, LLC	473,924	-
Total Intercompany Payables	$ 7,716,493	$ 5,379,923
Calypso Ventures, LLC	55,000	55,000
Yellow Dirt Road, LLC	40,708	49,186
Total Intercompany Receivables	$ 95,708	$ 104,186
	$ 7,620,785	$ 5,275,737

NOTE 7: COMMITMENTS AND CONTINGENCIES

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2020 and December 31, 2019, there were pending legal actions as noted below. However, none required an accrual for contingent liability.

See Independent Auditor's Report
20

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended

---

Vehicle Financing

On February 22, 2019, the Company purchased a cannabis compliant delivery van and financed it with Ally Financial Lease Trust. The financing is for $39,200 over five years, with interest at 2.1% annually, and requiring monthly payments of $672. The loan is collateralized by the van, which is carried at a net book value of $29,879 as of December 31, 2020. The balance due as of December 31, 2020 and December 31, 2019 was $24,468 and $32,055, respectively.

Leases

The Company leases land for its cannabis and hemp operations from four landowners and one sub-tenant. One of the landowners is a related party, Hollow Wave Holdings, LLC. Hollow Wave Holdings, LLC is owned 100% by Red M Holdings, LLC. The terms of the lease indicate annual lease payments of $1,200 until such time that the Company's cash flow is positive and stabilized, when the lease will then convert to a market rate. The market rate is currently estimated at $2,200 per acre, as conveyed in the table below. Rent expense totaled $668,436 and $178,919 for the years ended December 31, 2020 and 2019, respectively.

Long Term Leases

		Lease period		
Location	Type	Beg	End	Mo. Payment
Buena Vista facility	Lease	1/1/2018	12/1/2022	$ 100
La Selva Beach facility	Lease	6/12/2019	12/31/2022	$ 4,015

Future minimum expected lease payments are as follows:

See Independent Auditor's Report
21

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended

Year Ending December 31	Discounted Rate	Market Rate
2021	$ 49,380	$ 91,080
2022	49,380	91,080
Total Future Minimum Lease Payments	$ 98,760	$ 182,160

Land Lease with Option to Purchase

On September 20, 2019, Ohlone Coast Farms, LLC signed a land lease for 16.2 acres in Monterey, California. The lease term was September 20, 2019 to May 12, 2020 at $100,000 per month, with an option to purchase the land at an agreed upon price. The option terms consist of three payments of $250,000 each due on September 20, 2019, December 16, 2019, and March 16, 2020. All payments are non-refundable. The Company made one deposit payment in September 2019. The Company decided not to make the December 16, 2019 option payment, nullifying the option agreement. The deposit payment made in September of 2019 was written off as loss on forfeited deposit.

NOTE 8: RECENT ACCOUNTING PRONOUNCEMENTS

FASB ASU No. 2016-02 (Topic 842), "Leases" – Issued in February 2016, ASU No. 2016-02 established ASC Topic 842, Leases, as amended by subsequent ASUs on the topic, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to apply a two-method approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase. Lessees are required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. Lessees will recognize expense based on the effective interest method for finance leases or on a straight-line basis for operating leases. The accounting applied by the lessor is largely unchanged from that applied under the existing lease standard. We will be required to record a right-of-use asset and lease liability equal to the present value of the remaining minimum lease payments and will continue to recognize expense on a straight-line basis upon adoption of this standard. ASU 2016-02 is effective for reporting periods beginning after December 15, 2021, with early adoption permitted. In July 2018, the FASB issued an update ASU 2018-11 Leases: Targeted Improvements, which provides companies with an additional transition option that would permit the application of ASU 2016-02 as of the adoption date rather than to all periods presented. We plan to utilize this transition option when we adopt this standard on January 1, 2022 and plan to elect to use the transition practical expedients package available to us under this new standard. As a result of adoption of this standard, the Company will record a right-of-use asset and lease liability on January 1, 2022.

FASB ASU No. 2014-09 (Topic 606), "Revenue from Contracts with Customers" –In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers". The FASB also issued subsequent

See Independent Auditor's Report
22

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended amendments to ASU 2014-09 to provide clarification on the guidance. ASU 2014-09 will be effective for annual periods beginning after December 15, 2018, which for us will be in the period beginning January 1, 2019. We have performed our detailed evaluation, using a five-step model specified in the guidance, to assess the impacts of the new standard. The Company does not believe the adoption of this standard had a material impact on its consolidated financial statements and related disclosures.

FASB ASU No. 2018-13 (Topic 820), "Fair Value Measurement" – Issued in August 2018, ASU 2018-13 modifies, removes and adds certain disclosure requirements on fair value measurements based on the FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements. ASU 2018-13 is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted. The Company does not believe the adoption of this standard will have an effect on its consolidated financial statements and related disclosures.

FASB ASU No. 2018-07 (Topic 718), "Compensation—Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting" – Issued in June 2018, ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606. The new standard was adopted effective for the Company on January 1, 2019. Adoption of this guidance will not have a material impact on the Company's financial condition or results of operations.

FASB ASU 2017-04 (Topic 350), "Intangibles - Goodwill and Others" – Issued in January 2017, ASU 2017-04 simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit's goodwill with the carrying amount of that goodwill. ASU 2017-04 is effective for annual periods beginning after December 15, 2019 including interim periods within those periods. The Company does not expect the standard to have a material impact on our consolidated financial statements and related disclosures. Management does not believe that any recently other issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

See Independent Auditor's Report
23

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended

NOTE 9: SUBSEQUENT EVENTS

Intercompany Financing

From December 31, 2020 to May 31, 2021, the Company received additional advances from related parties to cover operational cash deficiencies in the net amount of $1,971,338. Due to the nature of the cannabis industry it is difficult for the Company to open a bank account. Net proceeds from the Regulation A stock offering are received by Red M Holdings, LLC, a related party, and then advanced to the Company.

The intercompany debt balances will accrue interest at 12% per annum beginning January 1, 2021.

The Company has not paid agreed upon payments under the negotiated lease termination agreement it signed on June 26, 2020. The agreement required monthly payments of $75,000 from January through May of 2021 with the balance due in June 2021 of $150,000. As of the date of the report the Company has not made the monthly payments for January thru April of 2021 and is negotiating a revised repayment plan. No new legal action filed as of the date of this report.

Common Stock Issuances

The Company continues to offer Regulation A stock offering of up to $10,000,000 of its Class B Common Stock. From January 1, 2021 to April 30, 2021 the Company has issued 67,061 shares at $10 per share, providing gross proceeds of $670,610 through the Regulation A offering.

Warrants

The Company issued warrants for 11,227 shares of Class B Common Stock issued to broker-dealer and their assigns from a previous Regulation A offering. The warrants are exercisable at no cost for five years from the qualification date of the prior Regulation A offering. Any such shares if the warrants are exercised, will be restricted shares under applicable securities laws and will not be free trading shares. The exercise price is $0. The warrants expire on the earliest of (a) the close of business on the five year anniversary of the qualification date of the Company's Regulation A offering or (b) the consummation of a sale, merger or the like of the Company or an initial public offering of the Company. The warrants are subject to adjustment provisions for (a) dividends in stock or other securities or property (b) reclassification, reorganization or merger and (c) stock splits and reverse stock splits. The warrants were officially issued in 2021 but were earned in 2020 and therefore the associated expenses were recorded to 2020. See Note 4 – Equity - Common Stock for further details.

See Independent Auditor's Report
24

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2020 and 2019 and for the years then ended

Management's Evaluation

Management has evaluated subsequent events through June 10, 2021, the date the consolidated financial statements were available to be issued. No additional material subsequent events were identified.

See Independent Auditor's Report
25

Golden Seed, Inc. and subsidiary
(f/k/a Golden Seed, LLC)
Delaware Corporation

Interim Financial Statements (Unaudited)

GOLDEN SEED, INC.
TABLE OF CONTENTS

	Page
INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2021 (Unaudited) AND DECEMBER 31, 2020 (Audited) AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2021 AND 2020 (Unaudited):	
Consolidated Balance Sheets	3
Consolidated Statements of Operations	4
Consolidated Statements of Changes in Equity/(Deficit)	5
Consolidated Statements of Cash Flows	6
Notes to Consolidated Financial Statements	7–25

GOLDEN SEED, INC.
CONSOLIDATED BALANCE SHEETS
As of June 30, 2021 (Unaudited) and December 31, 2020 (Audited)

	6/30/2021	12/31/2020
ASSETS		
Current Assets:		
Cash and cash equivalents	$ 10,281	$ 35,710
Accounts receivable, net	22,766	19,637
Prepaid expense	50,196	33,513
Inventory	2,269,557	977,910
Advance to related parties	95,708	95,708
Deposits	-	-
Total Current Assets	2,448,508	1,162,477
Non-Current Assets:		
Property and equipment, net	459,829	263,037
Total Non-Current Assets	459,829	263,037
TOTAL ASSETS	$ 2,908,337	$ 1,425,515
LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)		
Liabilities		
Current Liabilities:		
Accounts payable	$ 958,840	$ 299,631
Accrued expenses	404,571	386,823
Accrued interest	16,719	5,620
Finance agreements	-	21,000
Note payable	150,000	150,000
Advance from related parties	9,316,466	7,716,493
Total Current Liabilities	10,846,596	8,579,567
Non-Current Liabilities:		
Equipment financing	20,552	24,468
Total Non-Current Liabilities	20,552	24,468
Total Liabilities	10,867,148	8,604,035
STOCKHOLDERS' EQUITY/(DEFICIT):		
Common Stock Par Value $0.00001:		
Class A Shares: 1,500 Shares Authorized; 1,000 Shares Issued and Outstanding as of June 30, 2021 and December 31, 2020.	-	-
Class B Shares: 35,000,000 Shares Authorized; 26,791,215 and 26,723,430 Shares Issued and Outstanding as of June 30, 2021 and December 31, 2020, respectively.	268	267
Additional Paid-In Capital	8,471,688	7,876,139
Accumulated Deficit	(16,430,767)	(15,054,926)
Total Stockholders' Equity/(Deficit)	(7,958,811)	(7,178,520)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$ 2,908,337	$ 1,425,515

See accompanying notes, which are an integral part of these consolidated financial statements.

GOLDEN SEED, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2020
Net revenues	$ 222,119	$ 66,855
Cost of goods sold	(189,498)	(583,774)
Gross profit/(loss)	32,621	(516,919)
Operating Expenses:		
Sales & marketing	389,773	363,634
General & administrative	1,003,481	909,585
Loss on investment	-	50,000
Total Operating Expenses	1,393,254	1,323,219
Loss from operations	(1,360,633)	(1,840,138)
Other Income/(Expense):		
Interest expense	(15,208)	(24,845)
Total Other Income/(Expense)	(15,208)	(24,845)
Net loss	$ (1,375,841)	$ (1,864,983)
Weighted average common shares outstanding		
- Basic and Diluted	26,777,146	26,533,764
Net loss per common share		
- Basic and Diluted	$ (0.05)	$ (0.07)

See accompanying notes, which are an integral part of these consolidated financial statements.

GOLDEN SEED, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
For the six-month period ended June 30, 2021 (Unaudited) and year ended December 31, 2020 (Audited)

	Stockholders' Equity						
	Class A Common Stock		Class B Common Stock				
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity/ (Deficit)
Balance at December 31, 2019	1,000	$ -	26,012,750	$ 260	$ 1,945,840	$ (6,943,157)	$ (4,997,057)
Issuance of common stock for cash	-	-	698,180	7	3,905,793	-	3,905,800
Issuance of common stock for services	-	-	12,500	-	125,000	-	125,000
Stock option expense	-	-	-	-	2,404,800	-	2,404,800
Issuance of warrants	-	-	-	-	92,154	-	92,154
Offering costs	-	-	-	-	(597,449)	-	(597,449)
Net loss	-	-	-	-	-	(8,111,769)	(8,111,769)
Balance at December 31, 2020	1,000	$ -	26,723,430	$ 267	$ 7,876,139	$ (15,054,926)	$ (7,178,520)
Issuance of common stock for cash	-	-	67,061	1	670,609	-	670,610
Issuance of common stock for services	-	-	724	-	7,240	-	7,240
Stock option expense	-	-	-	-	-	-	-
Issuance of warrants	-	-	-	-	20,140	-	20,140
Offering costs	-	-	-	-	(102,441)	-	(102,441)
Net loss	-	-	-	-	-	(1,375,841)	(1,375,841)
Balance at June 30, 2021	1,000	$ -	26,791,215	$ 268	$ 8,471,688	$ (16,430,767)	$ (7,958,811)

See accompanying notes, which are an integral part of these consolidated financial statements.

GOLDEN SEED, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

		For the Six Months Ended June 30, 2021		For the Six Months Ended June 30, 2020
Cash Flows From Operating Activities				
Net loss	$	(1,375,841)	$	(1,864,983)
Adjustments to reconcile net loss to net cash used in operating activities:				
Issuance of common stock for services		7,240		-
Depreciation		13,972		10,856
Changes in operating assets and liabilities:				
(Increase)/Decrease in trade receivables		(3,129)		10,228
(Increase)/Decrease in other receivables		-		(1,500)
(Increase)/Decrease in prepaid expense		(16,683)		42,985
(Increase)/Decrease in inventory		(1,291,647)		(1,257,505)
(Increase)/Decrease in deposits		-		54,537
Increase/(Decrease) in accounts payable and accrued payables		688,056		409,337
Increase/(Decrease) in pending investment		-		(23,000)
Net Cash Used In Operating Activities		(1,978,031)		(2,619,045)
Cash Flows From Investing Activities				
Purchase of property and equipment		(210,764)		(41,128)
Net Cash Used In Investing Activities		(210,764)		(41,128)
Cash Flows From Financing Activities				
Proceeds from financing agreements		-		-
Repayments to financing agreements		(24,916)		(18,871)
Proceeds from note payable		-		150,000
Proceeds from related party advances, net		1,599,973		645,534
Proceeds from issuance of common stock		670,610		2,124,141
Stock issuance costs		(82,301)		(247,357)
Net Cash Provided By Financing Activities		2,163,366		2,653,447
Net Change In Cash		(25,428)		(6,726)
Cash at Beginning of Period		35,710		18,303
Cash at End of Period	$	10,281	$	11,577
Supplemental Disclosure of Cash Flow Information				
Cash paid for interest expense	$	1,263	$	2,073
Cash paid for income taxes	$	3,700	$	1,416
Supplemental Disclosure of Non-Cash Financing Activities				
Broker compensation paid in warrants	$	20,140	$	-

See accompanying notes, which are an integral part of these consolidated financial statements.

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

NOTE 1: NATURE OF OPERATIONS

Golden Seed, Inc, (the "Company"), was initially formed as a limited liability company under the name Golden Seed, LLC and organized on November 8, 2017 under the laws of Delaware. The Company was formed to cultivate and distribute cannabis and cannabis related products in California in accordance with state and local government licenses and permits. The Company is majority owned by Red M Holdings, LLC (a Delaware limited liability company).

Red M Holdings, LLC also owns 100% of Hollow Wave Holdings, LLC, (a Delaware limited liability company) ("HWH"). The Company leases land from HWH and accepted an advance from HWH to pay for tenant improvements on the property it leases from HWH.

On May 23, 2019, the Company amended and restated the operating agreement to add a new member. As of such date, 98.5% was owned by Red M Holdings, LLC and 1.5% by an individual.

On June 20, 2019, Golden Seed LLC filed a certificate of conversion with the state of Delaware, converting the Delaware limited liability company into a Delaware corporation and accordingly renaming the Company from Golden Seed, LLC to Golden Seed, Inc. Golden Seed, Inc. authorized 35,001,500 shares of common stock, designated to two classes: Class A Common Stock (1,500 shares) and Class B Common Stock (35,000,000 shares), all with a par value of $0.00001 per share. Class B common stock does not carry voting rights. Commensurate with the conversion, 100% of the membership interests in Golden Seed, LLC were converted into 1,000 shares of Class A common stock and 24,999,000 shares of Class B common stock. The Company also adopted its Equity Incentive Plan (the "Plan") and reserved 1,250,000 shares of Class B common stock for issuance under the Plan.

In May 2019, the Company formed a limited liability company under the name Ohlone Coast Farms, LLC ("OCF"). OCF was formed to cultivate and distribute hemp and hemp related products in California in accordance with state and local government licenses and permits. As of June 30, 2021 and December 31, 2020, the Company owned 100% of OCF.

The Company commenced operations in January 2018 and its activities since inception have consisted of formation activities, staffing and recruitment, greenhouse improvements and propagation of cannabis clones and seeds. The Company is dependent upon additional capital resources for the commencement of its planned full-scale principal operations and is subject to significant risks and uncertainties; including failing to secure funding to execute the Company's planned operations or failing to profitably operate the business.

Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in the Company's inability to proceed with its business plan, especially in respect of its marijuana cultivation, production and dispensaries. In

7

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

addition, its assets, including real property, cash, equipment and other goods, could be subject to asset forfeiture because marijuana is still federally illegal.

In March 2020, the World Health Organization declared the outbreak of novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States. The Company is dependent on fundraising activities to support operations until the Company is able to generate profits sufficient to support operations. Stay at home orders and other regulations could affect the Company's ability to operate, though the impact of such has been minimal to date.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Basis for Consolidation

Interim Unaudited Financial Information

Use of Estimates

Cash Equivalents and Concentration of Cash Balance

8

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

As of June 30, 2021 and December 31, 2020, property and equipment consisted of the following:

	6/30/2021	12/31/2020
Building improvements	$ 94,068	$ 36,572
Tenant improvements	177,173	50,480
Equipment & Vehicles	176,237	149,661
Work in process	58,619	58,619
Property and equipment, at cost	506,096	295,332
Less: Accumulated depreciation	(46,267)	(32,295)
Property and equipment, net	$ 459,829	$ 263,037

Work in process of $58,619 as of December 31, 2020 pertains to upgrades to greenhouse ventilation and were completed in early 2021. Depreciation expense totaled $13,972 and $10,856 for the six-month periods ended June 30, 2021 and 2020, respectively.

Accrued Expenses

Note Payable

10

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

Earnings per Share

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet commenced its planned full-scale principal operations, has incurred net losses of $1,375,841 and $1,864,983 for the six-month periods ended June 30, 2021 and 2020, respectively, has not yet been able to generate sufficient cash from operating activities to fund ongoing operations, has current liabilities exceeding current assets by $8,398,088 as June 30, 2021 and has limited liquid assets with $10,281 of cash available as of June 30, 2021. While cultivation, production and sale of marijuana is legal in California under California law, marijuana remains illegal at the federal law level and in many other states. The Company may be deemed to be directly engaged in illegal activity which may be subject to law enforcement actions by law enforcement authorities. In addition, the Company may have difficulty accessing the services of banks and obtaining various insurance products. The volatility of agricultural commodities and uncertainty surrounding federal taxation for cannabis related businesses may negatively impact the Company's revenues and profits. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

The Company's future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities. There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support operations. The Company will be required

15

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

to raise additional funds through public or private financing, additional collaborative relationships, or other arrangements until revenues increase to a point of positive cash flow.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: EQUITY

Capital Structure

As of December 31, 2018, the Company had one member that owned 100% of the membership interests in the Company. Profit or loss for year ended 2018 and from the period of January 1, 2019 and up to date of conversion of June 20, 2019 is allocated 100% to the member on account of its 100% ownership interest. The debts, obligations, and liabilities of the Company whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

Upon the June 20, 2019 conversion to a corporation, the Company authorized 35,001,500 shares of common stock, designated to two classes: Class A Common Stock (1,500 shares) and Class B Common Stock (35,000,000 shares), all with a par value of $0.00001 per share. Class B common stock does not carry voting rights. The Company has 1,000 shares of Class A common stock and 26,723,430 shares of Class B common stock issued and outstanding as of December 31, 2020

16

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

The Company also added new categories of officers and added a supermajority vote requirements to some Board of Directors decisions.

Common Stock

On June 20, 2019, the membership interests in Golden Seed, LLC were converted into 1,000 shares of Class A common stock and 24,999,000 shares of Class B common stock of Golden Seed, Inc.

In the year ended December 31, 2019, the Company issued 970,000 shares of Class B common stock at $2.00 per share for gross proceeds of $1,940,000 and issued 38,750 shares of Class B common stock at $4.00 per share for gross proceeds of $155,000 during 2019.

In the year ended December 31, 2019, the Company issued 5,000 shares of Class B common stock in exchange for $10,000 of services valued using the price per share from cash stock issuances at the time of the issuance, which was determined to be the current fair value of the Company.

During the year ended December 31, 2020 the Company issued 365,000 shares of Class B common stock at $2.00 per share for gross proceeds of $730,000 and issued 26,000 shares of Class B common stock at $4.00 per share for gross proceeds of $104,000.

On January 6, 2020, the Company initiated a Regulation A stock offering of up to $10,000,000 of its Class B Common Stock. As of December 31, 2020, the Company has issued 307,180 shares at $10 per share, providing gross proceeds of $3,071,800 through the Regulation A offering.

During the six-month period ended June 30, 2021, the Company has issued 67,061 shares of $10 per share, providing gross proceeds of $670,610 through the Regulation A offering.

The Company's broker dealer in the Regulation A stock offering in 2020 is entitled to 9,214 of cashless warrants equal to 3% of gross shares raised in the 2020 offering. The fair value of the warrants was estimated to be $92,154 based on $10 per share pricing in the Regulation A offering and cashless exercise provision. The Company recorded $92,154 of additional paid-in capital for offering costs with an offsetting entry to additional paid-in capital for a $0 impact to equity. These warrants are recorded when earned in 2020 but were not formally issued until 2021. During the six-month period ended June 30, 2021 the Company issued an additional 2,014 of cashless warrants as part of the 2020 offering. The fair value of the warrants was estimated to be $20,140. As of June 30, 2021, warrants for 11,228 shares of Class B Common Stock were issued and outstanding.

17

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

securities laws and will not be free trading shares. The exercise price is $0. The warrants expire on the earliest of (a) the close of business on the five year anniversary of the qualification date of the Company's Regulation A offering or (b) the consummation of a sale, merger or the like of the Company or an initial public offering of the Company. The warrants are subject to adjustment provisions for (a) dividends in stock or other securities or property, (b) reclassification, reorganization or merger and (c) stock splits and reverse stock splits.

In February of 2020, the Company entered into a restricted stock award agreement containing a future share commitment which effectively operates as an option and as such is recorded and valued as an option. The holder of the option agreement may purchase up to 300,000 shares of Class B common stock for cash investments of $600,000. The Company recorded $2,404,800 in sales and marketing expense in the statement of operations for the year ended December 31, 2020 as the estimated fair value of the options issued. The options expire on February 21, 2022 and no options have been exercised as of the date of this report. The options vested in 2020 based on achievement of the vesting milestones.

The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of stock options granted in February 2020:

	Year Ended December 31, 2020
Shares	300,000
Fair market value of stock	$10
Exercise price	$2
Risk-free interest rate	1.56%
Expected term (in years)	6 months
Expected volatility	50%
Exercise period	1/10/21 to 1/10/22
Black-Scholes fair value per share	$8.02
Grant-date fair market value of options	$2,404,800

Equity Incentive Plan

On June 20, 2019, the Company also adopted its Equity Incentive Plan (the "Plan") and reserved 1,250,000 shares of Class B common stock for issuance under the Plan. There are 1,231,776 shares of Class B common stock available for issuance under the Plan as of June 30, 2021.

The Company granted restricted stock award shares of Class B common stock from its equity incentive program of 724 shares for the six-month period ended June 30, 2021 and 12,500 shares for the year ended December 31, 2020. The awards were in exchange for $7,240 and $125,000 of sales

18

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

and marketing expenses in the statements of operations for the six-month period ended June 30, 2021 and the year ended December 31, 2020, respectively.

NOTE 5: CANNABIS PERMIT

From late 2015 to mid-2017, California established a legislative framework for the comprehensive regulation of commercial cannabis in the State. Pursuant to this legislation, and taking final form in January 2019, California rolled out a comprehensive regulatory structure for the cultivation, manufacturing, testing, distribution, and retail sales of cannabis and cannabis products.

In January 2018, California's cannabis licensing system came online, offering the possibility of applying for temporary or annual licenses. Because it was more fast-tracked, and because the State anticipated taking much longer to issue annual licenses, most applicants sought a temporary license, and subsequent extensions thereof. Throughout 2019 and 2018 Golden Seed (Company) operated compliantly and were eligible for, and received, all of the necessary extensions of temporary licenses in order to maintain operations in a forward-moving way.

Given the slowness with which the State was proceeding in the issuance of annual licenses, in September 2018, Governor Brown signed a bill authorizing the issuance of provisional licenses as a bridge to annual licensing. A provisional license operates identical to that of an annual license, including requiring the applicant's submission of an annual license application, except that unlike an annual license, the provisional expires after a year with no renewal.

Since applying for its annual licenses, the Company has received a provisional license for each activity for which a license is required for current operations (Cultivation, Nursery, and Distribution). While there is no guarantee that the State will convert these provisional licenses to regular annual licenses, The Company believes that it will receive annual licenses from the State in a timely fashion. In the meantime, except as stated, the provisional licenses provide the Company with a full panoply of licensee to licensee rights and obligations that would otherwise be conferred upon and imposed upon an annual licensee. As with any annual or provisional, there is always a risk that the annual or provisional will be denied, and any such denial may have a negative effect on the Company's business and results of operations. However, assuming that we continue in good faith to complete all information requested by the State, the Company believes it will remain properly licensed to operate its business as planned.

A provisional license operates identical to that of an annual license, including requiring the applicant's submission of an annual license application. The State cannabis agencies are processing the conversion of provisional licenses to annual licenses at a rate that has been impacted by the COVID-19 situation. They have renewed provisional licenses to allow for additional processing time.

19

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

NOTE 6: RELATED PARTY TRANSACTIONS

Red M Holdings, LLC owns 91.9% of Golden Seed, Inc. as of June 30, 2021 and 91.1% of Golden Seed, Inc. as of December 31, 2020. Red M owns 100% of Hollow Wave Holdings, LLC as of June 30, 2021 and December 31, 2020. The advances from these entities described below carry no interest rate nor maturity date. Management intends to repay these entities when cash flow from operations is sufficient to do so and believes this will occur within the next 18 to 24 months.

Calypso Ventures, LLC owns 55% (50% voting interest) of Red M Holdings, LLC. The advance to this entity does not carry an interest rate nor maturity date, and management intends to collect from this related party within the next 18 months. Coastal Nursery, LLC and Yellow Dirt Road, LLC are owned 100% by Monterey Bay Ornamental Farms, LLC. Calypso Ventures, LLC owns 50% of Monterey Bay Ornamental Farms, LLC. Orinda Gateway, LLC is owned 100% by Brookside Land Company, LLC, an entity owned 100% by Lucas, Austin and Alexander, LLC.

The individual owners of Lucas, Austin and Alexander, LLC own an interest in Calypso Ventures, LLC collectively of 56%. The advances from these entities carry no interest rate nor maturity date. Management intends to repay these entities when cash flow from operations is sufficient to do so and believes this will occur within the next 18 to 24 months.

As disclosed in the December 31, 2020 audited financial statements under Subsequent Events, the Company announced that intercompany debt balances will accrue interest at 12% per annum beginning January 1, 2021. The Company decided to postpone accruing interest on intercompany debt until January 1, 2022. There is $0 of interest expense for intercompany debt charged for the other related party transactions. six-month period ended June 30, 2021.

See Note 7- Leases and Note 9 - Subsequent events for other related party transactions.

20

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

	6/30/2021	12/31/2020
Red M Holdings, LLC	$ 6,295,336	$ 4,878,419
Hollow Wave Holdings, LLC	1,574,190	1,574,190
Coastal Nursery, LLC	119,080	119,080
Lucas, Austin & Alexander, LLC	853,936	670,880
Orinda Gateway, LLC	473,924	473,924
Total Intercompany Payables	$ 9,316,466	$ 7,716,493
Calypso Ventures, LLC	55,000	55,000
Yellow Dirt Road, LLC	40,708	40,708
Total Intercompany Receivables	$ 95,708	$ 95,708
	$ 9,220,758	$ 7,620,785

NOTE 7: COMMITMENTS AND CONTINGENCIES

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of June 30, 2021 and December 31, 2020, there were pending legal actions as noted below. However, none required an accrual for contingent liability.

21

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

Vehicle Financing

On February 22, 2019, the Company purchased a cannabis compliant delivery van and financed it with Ally Financial Lease Trust. The financing is for $39,200 over five years, with interest at 2.1% annually, and requiring monthly payments of $672. The loan is collateralized by the van, which is carried at a net book value of $27,423 as of June 30, 2021 and $29,879 as of December 31, 2020. The balance due as of June 30, 2021 and December 31, 2020 was $20,552 and $24,468, respectively.

Leases

The Company leases land for its cannabis and hemp operations from four landowners and one sub-tenant. One of the landowners is a related party, Hollow Wave Holdings, LLC. Hollow Wave Holdings, LLC is owned 100% by Red M Holdings, LLC. The terms of the lease indicate annual lease payments of $1,200 until such time that the Company's cash flow is positive and stabilized, when the lease will then convert to a market rate. The market rate is currently estimated at $2,200 per acre, as conveyed in the table below. Rent expense totaled $24,690 and $557,140 for the six-month periods ended June 30, 2021 and 2020, respectively.

Long Term Leases

		Lease period		
Location	Type	Beg	End	Mo. Payment
Buena Vista facility	Lease	1/1/2018	12/1/2022	$ 100
La Selva Beach facility	Lease	6/12/2019	12/31/2022	$ 4,015

Future minimum expected lease payments are as follows:

22

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

Year Ending December 31		Discounted Rate		Market Rate
2021	$	49,380	$	91,080
2022		49,380		91,080
Total Future Minimum Lease Payments	$	98,760	$	182,160

Land Lease with Option to Purchase

On September 20, 2019, Ohlone Coast Farms, LLC signed a land lease for 16.2 acres in Monterey, California. The lease term was September 20, 2019 to May 12, 2020 at $100,000 per month, with an option to purchase the land at an agreed upon price. The option terms consist of three payments of $250,000 each due on September 20, 2019, December 16, 2019, and March 16, 2020. All payments are non-refundable. The Company made one deposit payment in September 2019. The Company decided not to make the December 16, 2019 option payment, nullifying the option agreement. The deposit payment made in September of 2019 was written off as loss on forfeited deposit.

NOTE 8: RECENT ACCOUNTING PRONOUNCEMENTS

FASB ASU No. 2016-02 (Topic 842), "Leases" – Issued in February 2016, ASU No. 2016-02 established ASC Topic 842, Leases, as amended by subsequent ASUs on the topic, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to apply a two-method approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase. Lessees are required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. Lessees will recognize expense based on the effective interest method for finance leases or on a straight-line basis for operating leases. The accounting applied by the lessor is largely unchanged from that applied under the existing lease standard. We will be required to record a right-of-use asset and lease liability equal to the present value of the remaining minimum lease payments and will continue to recognize expense on a straight-line basis upon adoption of this standard. ASU 2016-02 is effective for reporting periods beginning after December 15, 2021, with early adoption permitted. In July 2018, the FASB issued an update ASU 2018-11 Leases: Targeted Improvements, which provides companies with an additional transition option that would permit the application of ASU 2016-02 as of the adoption date rather than to all periods presented. We plan to utilize this transition option when we adopt this standard on January 1, 2022 and plan to elect to use the transition practical expedients package available to us under this new standard. As a result of adoption of this standard, the Company will record a right-of-use asset and lease liability on January 1, 2022.

FASB ASU No. 2014-09 (Topic 606), "Revenue from Contracts with Customers" – In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers". The FASB also issued subsequent

23

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

---

amendments to ASU 2014-09 to provide clarification on the guidance. ASU 2014-09 will be effective for annual periods beginning after December 15, 2018, which for us will be in the period beginning January 1, 2019. We have performed our detailed evaluation, using a five-step model specified in the guidance, to assess the impacts of the new standard. The Company does not believe the adoption of this standard had a material impact on its consolidated financial statements and related disclosures.

FASB ASU No. 2018-13 (Topic 820), "Fair Value Measurement" – Issued in August 2018, ASU 2018-13 modifies, removes and adds certain disclosure requirements on fair value measurements based on the FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements. ASU 2018-13 is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted. The Company does not believe the adoption of this standard will have an effect on its consolidated financial statements and related disclosures.

FASB ASU No. 2018-07 (Topic 718), "Compensation—Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting" – Issued in June 2018, ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606. The new standard was adopted effective for the Company on January 1, 2019. Adoption of this guidance will not have a material impact on the Company's financial condition or results of operations.

FASB ASU 2017-04 (Topic 350), "Intangibles - Goodwill and Others" – Issued in January 2017, ASU 2017-04 simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit's goodwill with the carrying amount of that goodwill. ASU 2017-04 is effective for annual periods beginning after December 15, 2019 including interim periods within those periods. The Company does not expect the standard to have a material impact on our consolidated financial statements and related disclosures. Management does not believe that any recently other issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 9: SUBSEQUENT EVENTS

Intercompany Financing

24

GOLDEN SEED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the six-month periods ended June 30, 2021 and 2020 (unaudited)

From June 30, 2021 to August 31, 2021 the Company received additional advances from related parties to cover operational cash deficiencies in the net amount of $1,427,242. Due to the nature of the cannabis industry it is difficult for the Company to open a bank account. Net proceeds from the Regulation A stock offering are received by Red M Holdings, LLC, a related party, and then advanced to the Company.

Lease Agreement

The Company has not paid agreed upon payments under the negotiated lease termination agreement it signed on June 26, 2020. The agreement required monthly payments of $75,000 from January through May of 2021 with the balance due in June 2021 of $150,000. As of the date of the report the Company has not made the monthly payments for January thru April of 2021 and is negotiating a revised repayment plan. No new legal action filed as of the date of this report.

Common Stock Issuances

On July 28, 2021, the Company granted restricted stock award shares of Class B common stock from its equity incentive program of 10,000 shares in exchange for $100,000 in executive management services.

On September 17, 2021, the Company issued 5,000 shares of Class B common stock at $10.00 per share for gross proceeds of $50,000.

Management's Evaluation

Management has evaluated subsequent events through September 27, 2021, the date the consolidated financial statements were available to be issued. No additional material subsequent events were identified.

25

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Beach, State of California, on October 20, 2021.

By:  /s/ Neil Brandom

Neil Brandom

Executive Officer Of Business Operations (principal executive officer) Chief Financial Officer (principal financial officer and principal accounting officer) and Director

October 20, 2021

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Neil Brandom

Neil Brandom

Executive Officer Of Business Operations (principal executive officer) Chief Financial Officer (principal financial officer and principal accounting officer) and Director

October 20, 2021

By:  /s/ Christopher Yelich

Christopher Yelich

President and Director

October 20, 2021

By:  /s/ Michael Mohler

Michael Mohler

Chairman of the Board of Directors

October 20, 2021

By:  /s/ Angelo Mazzone

Angelo Mazzone

Director

October 20, 2021

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:  /s/ Neil Brandom

Neil Brandom

Executive Officer Of Business Operations (principal executive officer) Chief Financial Officer (principal financial officer and principal accounting officer) and Director

October 20, 2021

By:  /s/ Christopher Yelich

Christopher Yelich

President and Director

October 20, 2021

By:  /s/ Michael Mohler

Michael Mohler

Chairman of the Board of Directors

October 20, 2021

By:  /s/ Angelo Mazzone

Angelo Mazzone

Director

October 20, 2021

III: EXHIBITS

Index to Attached Exhibits

Description                         Item              Exhibit

Broker-Dealer Services Agreement with Dalmore Group, LLC	Item 17.1	1A-1
Form of Subscription Agreement	Item 17.4	1A-4

Index to Linked Exhibits

Charters (including amendments)	Item 17.2	1A-2A
Second Amended and Restated Bylaws	Item 17.2	1A-2B
Material Contracts	Item 17.6	1A-6
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion of Kendall Almerico, Kendall A. Almerico P.A.	Item 17.12	1A-12
Testing The Waters	Item 17.13	1A-13